                                                                    EXHIBIT 10.1


                      EXHIBIT 10.1 to MGM GRAND, INC. 8-K

                                   EXECUTION



                                LOAN AGREEMENT



                          Dated as of March 31, 1999



                                     among



                          MGM GRAND DETROIT II, LLC,
                                  as Borrower


      The Lenders, Syndication Agent and Documentation Agent herein named


                                      and


            BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION
                            as Administrative Agent


                    NATIONSBANC MONTGOMERY SECURITIES, LLC,
                      Lead Arranger and Sole Book Manager

                               TABLE OF CONTENTS
                               -----------------

                                                                           Page
Article 1 DEFINITIONS AND ACCOUNTING TERMS..............................     1
     1.1  Defined Terms.................................................     1
     1.2  Use of Defined Terms..........................................    29
     1.3  Accounting Terms - Fiscal Periods.............................    29
     1.4  Rounding......................................................    30
     1.5  Exhibits and Schedules........................................    30
     1.6  Miscellaneous Terms...........................................    30

Article 2 LOANS AND LETTERS OF CREDIT...................................    31
     2.1  Loans-General.................................................    31
     2.2  Base Rate Loans...............................................    32
     2.3  Eurodollar Rate Loans.........................................    32
     2.4  Letters of Credit.............................................    33
     2.5  Voluntary Reduction of Commitment.............................    37
     2.6  Scheduled Reductions of Commitment............................    37
     2.7  Optional Increases to the Commitment..........................    37
     2.8  Optional Termination of Commitment............................    39
     2.9  Administrative Agent's Right to Assume Funds Available for
          Advances......................................................    39
     2.10 Collateral and Guaranty.......................................    40

Article 3 PAYMENTS AND FEES.............................................    41
     3.1  Principal and Interest........................................    41
     3.2  Arranger's Fees...............................................    42
     3.3  Upfront Fees..................................................    42
     3.4  Commitment Fees...............................................    42
     3.5  Letter of Credit Fees.........................................    43
     3.6  Agency Fees...................................................    43
     3.7  Increased Commitment Costs....................................    43
     3.8  Eurodollar Costs and Related Matters..........................    44
     3.9  Late Payments.................................................    48
     3.10 Computation of Interest and Fees..............................    49
     3.11 Non-Business Days.............................................    49
     3.12 Manner and Treatment of Payments..............................    49
     3.13 Funding Sources...............................................    50
     3.14 Failure to Charge Not Subsequent Waiver.......................    51
     3.15 Administrative Agent's Right to Assume Payments Will be Made
          by Borrower...................................................    51
     3.16 Fee Determination Detail......................................    51
     3.17 Survivability.................................................    51

Article 4 REPRESENTATIONS AND WARRANTIES................................    52
     4.1  Existence and Qualification; Power; Compliance With Laws......    52
     4.2  Authority; Compliance With Other Agreements and Instruments
               and Government Regulations...............................    52
     4.3  No Governmental Approvals Required............................    53
     4.4  Subsidiaries..................................................    53
     4.5  Company Financials; Borrower's Opening Balance Sheet..........    53
     4.6  No Other Liabilities..........................................    53
     4.7  Title to Property.............................................    53
     4.8  Intangible Assets.............................................    54
     4.9  Public Utility Holding Company Act............................    54
     4.10 Litigation....................................................    54
     4.11 Binding Obligations...........................................    54
     4.12 No Default....................................................    55
     4.13 ERISA.........................................................    55
     4.14 Regulations T, U and X; Investment Company Act................    55
     4.15 Disclosure....................................................    55
     4.16 Tax Liability.................................................    56
     4.17 Projections...................................................    56
     4.18 Hazardous Materials...........................................    56
     4.19 Security Interests............................................    56
     4.20 Year 2000.....................................................    57

Article 5 AFFIRMATIVE COVENANTS (OTHER THAN INFORMATION AND
     REPORTING REQUIREMENTS)............................................    58
     5.1  Payment of Taxes and Other Potential Liens....................    58
     5.2  Preservation of Existence.....................................    58
     5.3  Maintenance of Properties.....................................    58
     5.4  Maintenance of Insurance......................................    59
     5.5  Compliance With Laws..........................................    59
     5.6  Inspection Rights.............................................    59
     5.7  Keeping of Records and Books of Account.......................    59
     5.8  Compliance With Agreements....................................    59
     5.9  Use of Proceeds...............................................    59
     5.10 Hazardous Materials Laws......................................    60
     5.11 Change of Name................................................    60
     5.12 Additional Collateral; the Temporary Project..................    60
     5.13 Completion Certificates.......................................    62
     5.14 New Subsidiaries..............................................    62
     5.15 Year 2000.....................................................    62

Article 6 NEGATIVE COVENANTS............................................    63

     6.1   Payment of Subordinated Obligations..........................    63
     6.2   Disposition of Property......................................    63
     6.3   Mergers......................................................    63
     6.4   Hostile Acquisitions.........................................    63
     6.5   Distributions................................................    63
     6.6   ERISA........................................................    64
     6.7   Change in Nature of Business.................................    64
     6.8   Liens and Negative Pledges...................................    64
     6.9   Indebtedness and Guaranty Obligations........................    65
     6.10  Transactions with Affiliates.................................    66
     6.11  Fixed Charge Coverage Ratio..................................    66
     6.12  Capital Expenditures.........................................    66
     6.13  Investments and Acquisitions.................................    67
     6.14  Subsidiary Indebtedness and Guaranty Obligations.............    67
     6.15  The Lease and Sublease.......................................    67

Article 7 INFORMATION AND REPORTING REQUIREMENTS........................    68
     7.1   Financial and Business Information...........................    68
     7.2   Compliance Certificates......................................    71

Article 8 CONDITIONS....................................................    72
     8.1   Initial Advances on the Closing Date.........................    72
     8.2   Any Advance..................................................    74

Article 9 EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT..........    76
     9.1   Events of Default............................................    76
     9.2   Remedies Upon Event of Default...............................    79

Article 10 THE ADMINISTRATIVE AGENT.....................................    83
     10.1  Appointment and Authorization................................    83
     10.2  Administrative Agent and Affiliates..........................    83
     10.3  Proportionate Interest in any Collateral.....................    83
     10.4  Lenders' Credit Decisions....................................    84
     10.5  Action by Administrative Agent...............................    84
     10.6  Liability of Administrative Agent............................    85
     10.7  Indemnification..............................................    86
     10.8  Successor Administrative Agent...............................    87
     10.9  Foreclosure on Collateral....................................    87
     10.10 Attornment Agreements........................................    88
     10.11 No Obligations of Borrower...................................    88

Article 11 MISCELLANEOUS................................................    89

     11.1  Cumulative Remedies; No Waiver...............................    89
     11.2  Amendments; Consents.........................................    89
     11.3  Costs, Expenses and Taxes....................................    90
     11.4  Nature of Lenders' Obligations...............................    91
     11.5  Survival of Representations and Warranties...................    92
     11.6  Notices......................................................    92
     11.7  Execution of Loan Documents..................................    92
     11.8  Binding Effect; Assignment...................................    92
     11.9  Right of Setoff..............................................    96
     11.10 Sharing of Setoffs...........................................    96
     11.11 Indemnity by Borrower........................................    97
     11.12 Nonliability of the Lenders..................................    98
     11.13 No Third Parties Benefited...................................    99
     11.14 Confidentiality..............................................    99
     11.15 Further Assurances...........................................   100
     11.16 Integration..................................................   100
     11.17 Governing Law................................................   100
     11.18 Severability of Provisions...................................   100
     11.19 Headings.....................................................   100
     11.20 Time of the Essence..........................................   101
     11.21 Foreign Lenders and Participants.............................   101
     11.22 Hazardous Material Indemnity.................................   101
     11.23 Gaming Boards................................................   102
     11.24 Lien Releases................................................   102
     11.25 Termination; Release of Liens................................   103
     11.26 Removal of a Lender..........................................   103
     11.27 No Liability of Tracinda.....................................   104
     11.28 WAIVER OF RIGHT TO TRIAL BY JURY.............................   104
     11.29 PURPORTED ORAL AMENDMENTS....................................   104

Exhibits
--------

A - Assignment Agreement
B - Compliance Certificate
C - Note
D - Pricing Certificate
E - Request for Letter of Credit
F - Request for Loan
G - Trademark Security Interest Assignment
H - Fee Property

Schedules
---------

1.1   Lender Commitments
1.2   Permanent Casino Site
4.3   Governmental Approvals
4.7   Existing Liens, Negative Pledges and Rights of Others
4.8   Trademarks and Trade Names
4.10  Material Litigation
4.17  Projections
4.18  Environmental Matters
6.9   Existing Indebtedness and Guaranty Obligations
6.15  Existing Investments

                                 LOAN AGREEMENT
                                 --------------

                           Dated as of March 31, 1999

          This Loan Agreement ("Agreement") is entered into by and among MGM Grand Detroit II, LLC, a Delaware limited liability company ("Borrower"), each Lender (as defined below), Comerica Bank, as Documentation Agent, The First National Bank of Chicago, as Syndication Agent, and Bank of America National Trust and Savings Association, as Administrative Agent.

          In consideration of the mutual covenants and agreements herein contained, Borrower, the Administrative Agent, the Documentation Agent, the Syndication Agent and the Lenders, covenant and agree as follows:

                                   Article 1
                        DEFINITIONS AND ACCOUNTING TERMS
                        --------------------------------

           1.1  Defined Terms.  As used in this Agreement, the following terms
                -------------
shall have the meanings set forth below:

           "Acquisition" means any transaction, or any series of related
            -----------
     transactions, by which Borrower or its Subsidiaries directly or indirectly
     (i) acquire any going business or all or substantially all of the assets of any Person, or any division thereof, whether through purchase of assets, merger or otherwise, or (ii) acquire (in one transaction or as the most recent transaction in a series of transactions) control of at least a majority in ordinary voting power of the securities of a corporation which have ordinary voting power for the election of directors, or (iii) acquire control of a 50% or more ownership interest in any partnership, joint venture, limited liability company or any other Person; provided, however,
                                                             --------  -------
     that the transfer by the Licensee to Borrower of Property held by the Licensee on the Closing Date and used or to be used in connection with the Temporary Project shall not constitute an "Acquisition" as defined herein.

          "Administrative Agent" means Bank of America, when acting in its
           --------------------
     capacity as the Administrative Agent under any of the Loan Documents, or any successor Administrative Agent.

          "Administrative Agent's Office" means the Administrative Agent's
           -----------------------------
     address as set forth on the signature pages of this Agreement, or such other address as the Administrative Agent hereafter may designate by written notice to Borrower and the Lenders.

          "Advance" means any advance made or to be made by any Lender to
           -------
     Borrower as provided in Article 2 as a ratable part of a Loan pursuant to such Lender's Pro Rata Share of the Commitment, and includes each Base Rate
                                                         --------
     Advance and Eurodollar Rate Advance.

          "Affiliate" means, as to any Person, any other Person which directly
           ---------
     or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (and the correlative terms, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided that, in any event, any Person that owns, directly or
                 --------
     indirectly, 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation that has more than 100 record holders of such securities, or 10% or more of the partnership or other ownership interests of any other Person that has more than 100 record holders of such interests, will be presumed (subject to rebuttal by a preponderance of the evidence) to control such corporation, partnership or other Person.

          "Aggregate Effective Amount" means, as of any date of determination
           --------------------------
     and with respect to all Letters of Credit then outstanding, the sum of (a)
                                                                     ---
     the aggregate effective face amounts of all such Letters of Credit not then paid by the Issuing Lender plus (b) the aggregate amounts paid by the
                                ----
     Issuing Lender under such Letters of Credit not then reimbursed to the Issuing Lender by Borrower pursuant to Section 2.4(d) and not the subject of Advances made pursuant to Section 2.4(e).

          "Arranger" means NationsBanc Montgomery Securities, LLC.
           --------

          "Assignment Agreement" means an Assignment Agreement substantially in
           --------------------
     the form of Exhibit A.

          "Assignment and Assumption Agreement" means the Assignment and
           -----------------------------------
     Assumption Agreement dated as of March 31, 1999 among Borrower, the Licensee and the Landlord.

          "Australia Companies" means, collectively, (a) MGM Grand Diamond,
           -------------------
     Inc., a Nevada corporation, (b) its wholly owned Subsidiary, MGM Grand Australia Pty., Ltd., a corporation organized under the laws of the Northern Territory of Australia, and (c) each Subsidiary of MGM Grand Australia Pty., Ltd., their successors and permitted assigns which is not incorporated under the Laws of the United States or its subdivisions and which does not own material Property in the United States.

          "Bank of America" means Bank of America National Trust and Savings
           ---------------
     Association, its successors and assigns.

          "Base Rate" means, as of any date of determination, the rate per annum
           ---------
     (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the higher of (a) the Reference Rate in effect on such date and (b) the Federal
     ---------
     Funds Rate in effect on such date plus 1/2 of 1% (50 basis points).

          "Base Rate Advance" means an Advance made hereunder and specified to
           -----------------
     be a Base Rate Advance in accordance with Article 2.

          "Base Rate Loan" means a Loan made hereunder and specified to be a
           --------------
     Base Rate Loan in accordance with Article 2.

          "Base Rate Margin" means, as of each date of determination, the
           ----------------
     applicable percentage set forth opposite the effective Company Rating in the Pricing Matrix.

          "Borrower" means MGM Grand Detroit II, LLC, a Delaware limited
           --------
     liability company, its successors and permitted assigns.

          "Borrower EBITDAM" means, for any fiscal period, EBITDA of Borrower
           ----------------
     and its Subsidiaries plus Management Fee and Guarantee Fees paid during
                          ----
     that period in each case as determined in accordance with Generally Accepted Accounting Principles.

          "Business Day" means any Monday, Tuesday, Wednesday, Thursday or
           ------------
     Friday, other than a day on which banks are authorized or required to be
             ----------
     closed in Michigan, California, Nevada or New York.

          "Capital Expenditure" means any expenditure for or related to fixed
           -------------------
     assets or purchased intangibles that is treated as a capital expenditure under Generally Accepted Accounting Principles, including any amount which
                                                     ---------
     is required to be treated as an asset subject to a Capital Lease
     Obligation.

          "Capital Lease Obligations" means all monetary obligations of a Person
           -------------------------
     under any leasing or similar arrangement which, in accordance with Generally Accepted Accounting Principles, is classified as a capital lease.

          "Cash" means, when used in connection with any Person, all monetary
           ----
     and non-monetary items owned by that Person that are treated as cash in accordance with Generally Accepted Accounting Principles, consistently applied.

          "Cash Equivalents" means, when used in connection with any Person,
           ----------------
     that Person's Investments in:

               (a) Government Securities due within one year after the date of the making of the Investment;

               (b) readily marketable direct obligations of any State of the United States of America or any political subdivision of any such State or any public agency or instrumentality thereof given on the date of such Investment a credit rating of at least Aa by Moody's or AA by S&P in each case due within one year from the making of the Investment;

               (c) certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by any Lender or by any bank incorporated under the Laws of the United States of America, any State thereof or the District of Columbia and having on the date of such Investment combined capital, surplus and undivided profits of at least $250,000,000, or total assets of at least $5,000,000,000, in each case due within one year after the date of the making of the Investment;

               (d) certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by any branch or office located in the United States of America of a bank incorporated under the Laws of any jurisdiction outside the United States of America having on the date of such Investment combined capital, surplus and undivided profits of at least $500,000,000, or total assets of at least $15,000,000,000, in each case due within one year after the date of the making of the Investment;

               (e) repurchase agreements covering Government Securities executed by a broker or dealer registered under Section 15(b) of the Securities Exchange Act of 1934, as amended, having on the date of the Investment capital of at least $50,000,000, due within 90 days after the date of the making of the Investment; provided that the maker of the
                                        --------
          Investment receives written confirmation of the transfer to it of record ownership of the Government Securities on the books of a "primary dealer" in such Government Securities or on the books of such registered broker or dealer, as soon as practicable after the making of the Investment;

               (f) readily marketable commercial paper or other debt securities issued by corporations doing business in and incorporated under the Laws of the United States of America or any State thereof or of any corporation that is the holding company for a bank described in clause
          (c) or (d) above given on the date of such Investment a credit rating of at least P-1 by Moody's or A-1 by S&P, in each case due within one year after the date of the making of the Investment;

               (g) "money market preferred stock" issued by a corporation incorporated under the Laws of the United States of America or any State thereof (i) given on the date of such Investment a credit rating of at least Aa by Moody's Investors Service, Inc. and AA by S&P, in each case having an investment period not exceeding 50 days or (ii) to the extent that investors therein have the benefit of a standby letter of credit issued by a Lender or a bank described in clauses (c) or (d) above;

               (h) a readily redeemable "money market mutual fund" sponsored by a bank described in clause (c) or (d) hereof, or a registered broker or dealer described in clause (e) hereof, that has and maintains an investment policy limiting its investments primarily to instruments of the types described in clauses (a) through (g) hereof and given on the date of such Investment a cr edit rating of at least Aa by Moody's and AA by S&P; and

               (i) corporate notes or bonds having an original term to maturity of not more than one year issued by a corporation incorporated under the Laws of the United States of America or any State thereof, or a participation interest therein; provided that any commercial paper
                                          --------
          issued by such corporation is given on the date of such Investment a credit rating of at least Aa by Moody's and AA by S&P.

          "Certificate of Responsible Official" means a certificate signed by a
           -----------------------------------
     Responsible Official of the Person providing the certificate.

          "Change in Control" means (a) any transaction or series of related
           -----------------
     transactions in which any Unrelated Person or two or more Unrelated Persons acting in concert acquire beneficial ownership (within the meaning of Rule 13d-3(a)(1) under the Securities Exchange Act of 1934, as amended), directly or indirectly, of 25% or more of the outstanding common stock of the Company or (b) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new or replacement directors whose election by the board of directors, or whose nomination for election, was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for reelection was previously so approved) cease for any reason to constitute a majority of the directors then in office, or (c) the Company fails for any reason to own, directly or indirectly, at least 75% of the outstanding voting power of the Licensee, or (d) the Licensee fails for any reason to own, directly or indirectly, 100% of the outstanding membership interests in Borrower, provided, however, that no Change in Control shall exist under either
     --------
     subsection (a) or (b) of this definition for so long as Tracinda Corporation, a Nevada corporation, and its Affiliates continue to be the beneficial owner of 25% or more of the common stock of the Company and no other Person is the owner of more of the common stock of the Company than Tracinda Corporation and its Affiliates.

          "Closing Date" means the time and Business Day on which the conditions
           ------------
     set forth in Section 8.1 are satisfied or waived. The Administrative Agent shall notify Borrower and the Lenders of the date that is the Closing Date.

          "Code" means the Internal Revenue Code of 1986, as amended or replaced
           ----
     and as in effect from time to time.

          "Collateral" means all of the collateral covered by the Collateral
           ----------
     Documents.

          "Collateral Documents" means, collectively, the Security Agreement,
           --------------------
     the Mortgage and any other security agreement, pledge agreement, deed of trust, mortgage or other collateral security agreement (including without limitation any Trademark Security Interest Assignment) hereafter executed and delivered by Borrower or any of its Subsidiaries to secure the Obligations.

          "Commercial Letter of Credit" means each Letter of Credit issued to
           ---------------------------
     support the purchase of goods by Borrower which is determined to be a commercial letter of credit by the Issuing Lender.

          "Commitment" means, subject to any increase or decrease in the amount
           ----------
     thereof pursuant to Sections 2.5, 2.6, 2.7 and 2.8, $230,000,000. As of the Closing Date, the respective Pro Rata Shares of the Lenders with respect to the Commitment are set forth in Schedule 1.1.

          "Commitment Fee Rate" means, as of each date of determination in any
           -------------------
     Pricing Period, the applicable percentage set forth opposite the effective Company Rating in the Pricing Matrix.

          "Company" means MGM Grand, Inc., a Delaware corporation, its
           -------
     successors and permitted assigns.

          "Company Annualized Cash Flow" means, as of the last day of any Fiscal
           ----------------------------
     Quarter, and without duplication, (a) EBITDA of the Company and its Restricted Subsidiaries for the four Fiscal Quarters ended on that date (exclusive of the Unrestricted Subsidiaries), plus (b) Pre-Opening Expenses
                                                   ----
     for the same period, plus (c) EBITDA of the Australia Companies for the
                          ----
     same period (to the extent that the same are then directly or indirectly owned by the Company), plus (d) New York Available EBITDA for the same
                            ----
     period (in each case, as defined in the Company Loan Agreement, or, if the Company Loan Agreement is terminated, as in effect on the date of this Agreement), in each case, determined in accordance with Generally Accepted Accounting Principles.

          "Company Average Quarterly Funded Debt" means, as of the last day of
           -------------------------------------
     each Fiscal Quarter, the average of the principal amount of Company Funded Debt outstanding on the last day of each of the three calendar months comprising such Fiscal Quarter.

          "Company Funded Debt" means, as of any date of determination, the sum
           -------------------                                              ---
     (without duplication) of (a) all principal Indebtedness of the Company and its Restricted Subsidiaries for borrowed money (including debt securities
                                                     ---------
     issued by the Company or any of its Subsidiaries) outstanding on that date (other than any such Indebtedness to the extent it has been legally or
      ----- ----
     contractually defeased or is the subject of a deposit in Cash or Cash Equivalents for the purpose of defeasing the same in accordance with its terms), plus (b) the aggregate amount of all Capital Lease Obligations of
             ----
     the Company and its Restricted Subsidiaries on that date, plus (c)
                                                               ----
     obligations in respect of letters of credit or other similar instruments which support Indebtedness of the type described in clause (a) and Capital Lease Obligations, to the extent of the amount drawable under such letters of credit or similar instruments (in each case excluding the Unrestricted Subsidiaries), provided that no Guaranty Obligation by the Company or its
                    --------
     Restricted Subsidiaries of the Indebtedness of another Person shall be deemed to be Company Funded Debt except to the extent that Generally Accepted Accounting Principles require that Guaranty Obligation to be set forth on the Company's consolidated balance sheet (and not merely as a footnote) as the exposure of the Company and its Subsidiaries with respect thereto.

          "Company Loan Agreement" means that certain Amended and Restated Loan
           ----------------------
     Agreement dated as of July 17, 1997 among the Company, as borrower, MGM Grand Atlantic City, Inc., a New Jersey corporation, as a Co-Borrower, MGM Grand Detroit, LLC, a Delaware limited liability company, as a Co-Borrower, the Banks, Managing Agents and Co-Agent named therein, and Bank of America, as Administrative Agent, as amended and as the same may from time to time be further supplemented, modified, amended, renewed, extended, supplanted or replaced.

          "Company Leverage Ratio" means, as of the last day of each Fiscal
           ----------------------
     Quarter, the ratio of (a) Company Total Debt as of that date to (b) Company
                  ----- --                                        --
     Annualized Cash Flow as of that date.

          "Company Rating" means, as of each date of determination, (i) the
           --------------
     higher of the credit ratings assigned by Moody's or S&P to the credit facilities provided under the Company Loan Agreement whether senior secured or senior unsecured or (ii) in the event that the Company Loan Agreement has been terminated, the higher of the credit ratings assigned by Moody's or S&P to Company's senior unsecured debt, provided however in the case of
                                                -------- -------
     both (i) and (ii) above, that (a) each change in either such credit rating shall be deemed to be effective five days following the announcement by Moody's or S&P of the change, and (b) in the event of a double split rating (or more) the highest intermediate rating shall apply.

          "Company Total Debt" means, as of each date of determination, the sum
           ------------------                                               ---
     without duplication, as of such date, of (a) Company Average Quarterly Funded Debt as of that date plus (b) Quantified New York Exposure as of
                                 ----
     that date.

          "Compliance Certificate" means a certificate substantially in the form
           ----------------------
     of Exhibit B, properly completed and signed by a Senior Officer of the Licensee on behalf of Borrower.

          "Contractual Obligation" means, as to any Person, any provision of any
           ----------------------
     outstanding security issued by that Person or of any material agreement, instrument or undertaking to which that Person is a party or by which it or any of its Property is bound.

          "Creditors" means, collectively, the Administrative Agent, the Issuing
           ---------
     Lender, each Lender and, where the context requires, any one or more of them.

          "CSG" means a construction services consultant designated by the
           ---
     Administrative Agent and reasonably acceptable to Borrower.

          "Debtor Relief Laws" means the Bankruptcy Code of the United States of
           ------------------
     America, as amended from time to time, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws from time to time in effect affecting the rights of creditors generally.

          "Default" means any event that, with the giving of any applicable
           -------
     notice or passage of time specified in Section 9.1, or both, would be an Event of Default.

          "Default Rate" means the interest rate prescribed in Section 3.9.
           ------------

          "Deposit Account" means account no. 6856286361   ABA Number 072000805
           ---------------
     maintained by Borrower with Michigan National Bank at 625 Shelby, Detroit Michigan 48226.

          "Designated Eurodollar Market" means, with respect to any Eurodollar
           ----------------------------
     Rate Loan, (a) the London Eurodollar Market, (b) if prime banks in the London Eurodollar Market are at the relevant time not accepting deposits of Dollars or if the Administrative Agent determines in good faith that the London Eurodollar Market does not represent at the relevant time the effective pricing to the Lenders for deposits of Dollars in the London Eurodollar Market, the Cayman Islands Eurodollar Market or (c) if prime banks in the Cayman Islands Eurodollar Market are at the relevant time not accepting deposits of Dollars or if the Administrative Agent determines in good faith that the Cayman Islands Eurodollar Market does not represent at the relevant time the effective pricing to the Lenders for deposits of Dollars in the Cayman Islands Eurodollar Market, such other Eurodollar Market as may from time to time be selected by the Administrative Agent with the approval of Borrower and the Requisite Lenders. The Administrative Agent will endeavor to provide prompt notice to Borrower of any change in the location of the Designated Eurodollar Market.

          "Disposition" means the voluntary sale, transfer or other disposition
           -----------
     of any asset of Borrower or any of its Subsidiaries other than the
                                                         ----- ----
     voluntary sale, transfer or other disposition of (a) Cash, Cash Equivalents, Investments, inventory or other assets sold, leased or otherwise disposed of in the ordinary course of business of Borrower or any of its Subsidiaries, (b) equipment sold or otherwise disposed of where substantially similar equipment in replacement thereof has theretofore been acquired, or thereafter within 90 days is acquired, by Borrower or any of its Subsidiaries, or where Borrower or the Subsidiary of Borrower determines in good faith that the failure to replace such equipment will not be detrimental in any material respect to the business of Borrower or any of its Subsidiaries, or (c) Property to Borrower or any of its Subsidiaries.

          "Disqualification" means, with respect to any Lender or any holder of
           ----------------
     Subordinated Obligations:

               (a) the failure of that Person timely to file pursuant to applicable Gaming Laws (i) any application requested of that Person by any Gaming Board in connection with any licensing required of that Person as a lender to Borrower or (ii) any required application or other papers in connection with determination of the suitability of that Person as a lender to Borrower;

               (b)  the withdrawal by that Person (except where requested or
                                                   ------
          permitted by the Gaming Board) of any such application or other required papers; or

               (c) any final determination by a Gaming Board pursuant to applicable Gaming Laws (i) that such Person is "unsuitable" as a lender to Borrower, (ii) that such Person shall be "disqualified" as a lender to Borrower or (iii) denying the issuance to that Person of any license required under applicable Gaming Laws to be held by all lenders to Borrower.

          "Distribution" means, with respect to any shares of capital stock or
           ------------
     any warrant or option to purchase an equity security or other equity security issued by a Person, (a) the retirement, redemption, purchase or other acquisition for Cash or for Property (other than capital stock, or any warrants or options to purchase an equity security or other security of such Person) by such Person of any such security, (b) the declaration or (without duplication) payment by such Person of any dividend in Cash or in Prop erty (other than capital stock, or any warrants or options to purchase an equity security or other security of such Person) on or with respect to any such security, (c) any Investment by such Person in the holder of 5% or more of any such security if a purpose of such Investment is to avoid characterization of the transaction as a Distribution and (d) any other payment in Cash or Property (other than capital stock, or any warrants or options to purchase an equity security or other security of such Person) by such Person constituting a distribution under applicable Laws with respect to such security.

          "Dollars" or "$" means United States dollars.
           -------      -

          "EBITDA" means, with respect to any fiscal period and with respect to
           ------
     any Person, the sum of (a) Net Income of such Person for that period, plus
                     --- --                                                ----
     (b) any extraordinary loss reflected in such Net Income, minus (c) any
                                                              -----
     extraordinary gain reflected in such Net Income, plus (d) Interest Charges
                                                      ----
     of such Person for that period, plus (e) the aggregate amount of federal,
                                     ----
     state and local taxes on or measured by income of such Person for that period (whether or not payable during that period) to the extent deducted in arriving at that Person's Net Income, plus (f) depreciation,
                                              ----
     amortization and all other non-cash expenses for that period, plus (g)
                                                                   ----
     expenses classified as "pre-opening expenses" on the applicable financial statements of that Person for that fiscal period, in each case as determined in accordance with Generally Accepted Accounting Principles.

          "Eligible Assignee" means (a) another Lender, (b) with respect to any
           -----------------
     Lender, any Affiliate of that Lender, (c) any commercial bank having a combined capital and surplus of $100,000,000 or more (or, in the case of any such institution headquartered within the State of Michigan, $25,000,000), (d) any (i) savings bank, savings and loan association or similar financial institution or (ii) insurance company engaged in the business of writing insurance which, in either case (A) has a net worth of $200,000,000 or more, (B) is engaged in the business of lending money and extending credit under credit facilities substantially similar to those extended under this Agreement and (C) is operationally and procedurally able to meet the obligations of a Lender hereunder to the same degree as a commercial bank and (e) any other financial institution (including a mutual fund or other fund) having total assets of $250,000,000
      ---------
     or more which meets the requirements set forth in subclauses (B) and (C) of clause (d) above; provided that (I) each Eligible Assignee must either (a)
                       --------
     be organized under the Laws of the United States of America, any State thereof or the District of Columbia or (b) be organized under the Laws of the Cayman Islands or any country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of such a country, and (i) act hereunder through a branch, agency or funding office located in the United States of America and (ii) be exempt from withholding of tax on interest and deliver the documents related thereto pursuant to
     Section 11.21 and (II) to the extent required under applicable Gaming Laws, each Eligible Assignee must not be the subject of a Disqualification.

          "Enhanced Eurodollar Margin" means, for any period, the sum of (i) the
           --------------------------                             ---
     Eurodollar Margin then in effect plus (ii) such interest rate margin as the
                                      ----
     Requisite Lenders specify is necessary to adjust the Eurodollar Rate to a rate which represents the effective pricing to such Lenders for deposits of Dollars in the Designated Eurodollar Market in the relevant amount for the applicable Eurodollar Period and which adequately and fairly reflects the cost to such Lenders of making the applicable Eurodollar Rate Advances.

          "ERISA" means the Employee Retirement Income Security Act of 1974, and
           -----
     any regulations issued pursuant thereto, as amended or replaced and as in effect from time to time.

          "ERISA Affiliate" means, with respect to any Person, any other Person
           ---------------
     (or any trade or business, whether or not incorporated) that is under common control with that Person within the meaning of Section 414 of the Code.

          "Eurodollar Business Day" means any Business Day on which dealings in
           -----------------------
     Dollar deposits are conducted by and among banks in the Designated Eurodollar Market.

          "Eurodollar Lending Office" means, as to each Lender, its office or
           -------------------------
     branch so designated by written notice to Borrower and the Administrative Agent as its Euro-dollar Lending Office. If no Eurodollar Lending Office is designated by a Lender, its Eurodollar Lending Office shall be its office at its address for purposes of notices hereunder.

          "Eurodollar Margin" means as of each date of determination, the
           -----------------
     applicable percentage set forth opposite the effective Company Rating in the Pricing Matrix.

          "Eurodollar Market" means a regular established market located outside
           -----------------
     the United States of America by and among banks for the solicitation, offer and acceptance of Dollar deposits in such banks.

          "Eurodollar Obligations" means eurocurrency liabilities, as defined in
           ----------------------
     Regulation D or any comparable regulation of any Governmental Agency having jurisdiction over any Lender.

          "Eurodollar Period" means, as to each Eurodollar Rate Loan, the period
           -----------------
     commencing on the date specified by Borrower pursuant to Section 2.1(b) and ending 1, 2, 3 or 6 months (or, with the written consent of all of the Lenders, any other period) thereafter, as specified by Borrower in the applicable Request for Loan; provided that:
                                  --------

               (a) The first day of any Eurodollar Period shall be a Eurodollar Business Day;

               (b) Any Eurodollar Period that would otherwise end on a day that is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Eurodollar Period shall end on the next preceding Eurodollar Business Day;

               (c) Borrower may not specify a Eurodollar Period that extends beyond any Reduction Date unless the sum of (i) the aggregate
                                               ---
          principal amount of the Eurodollar Loans having a Eurodollar Period ending after such Reduction Date plus (ii) the aggregate maximum
                                           ----
          amount available for drawing under Letters of Credit for which the expiry date is after such Reduction Date, does not exceed the Commitment (after giving effect to any reduction thereto scheduled to be made on such Reduction Date pursuant to Section 2.6); and

               (d)  No Eurodollar Period shall extend beyond the Maturity Date.

          "Eurodollar Rate" means, with respect to any Eurodollar Rate Loan, the
           ---------------
     interest rate per annum (rounded upward, if necessary, to the next 1/100 of 1%) at which deposits in Dollars are offered by Bank of America to prime banks in the

     Designated Eurodollar Market at or about 11:00 a.m. local time in the Designated Eurodollar Market, two (2) Eurodollar Business Days before the first day of the applicable Eurodollar Period in an aggregate amount approximately equal to the amount of the Advance made by Bank of America with respect to such Eurodollar Rate Loan and for a period of time comparable to the number of days in the applicable Eurodollar Period.

          "Eurodollar Rate Advance" means an Advance made hereunder and
           -----------------------
     specified to be a Eurodollar Rate Advance in accordance with Article 2.

          "Eurodollar Rate Loan" means a Loan made hereunder and specified to be
           --------------------
     a Eurodollar Rate Loan in accordance with Article 2.

          "Event of Default" shall have the meaning provided in Section 9.1.
           ----------------

          "Federal Funds Rate" means, as of any date of determination, the rate
           ------------------
     set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such date opposite the caption "Federal Funds (Effective)". If for any relevant date such rate is not yet published in H.15(519), the rate for such date will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotation") for such date under the caption "Federal Funds Effective Rate". If on any relevant date the appropriate rate for such date is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such date will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that date by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent. For purposes of this Agreement, any change in the Base Rate due to a change in the Federal Funds Rate shall be effective as of the opening of business on the effective date of such change.

          "Fee Property" means the real property described as Parcel 2 on
           ------------
     Exhibit G attached hereto.

          "Fiscal Quarter" means the fiscal quarter of Borrower consisting,
           --------------
     subject to Section 1.3, of the three calendar month periods ending on each March 31, June 30, September 30 and December 31.

          "Fiscal Year" means the fiscal year of Borrower consisting, subject to
           -----------
     Section 1.3, of the twelve month period ending on each December 31.

          "Fixed Charge Coverage Ratio" means, as of the last day of each Fiscal
           ---------------------------
     Quarter, the ratio of (a) Borrower EBITDAM for the four Fiscal Quarter period ending on such date to (b) Fixed Charges for the same period.

          "Fixed Charges" means, for any fiscal period, the sum of (a) all
           -------------                                    ------
     Interest Charges of Borrower and its Subsidiaries during that fiscal period, plus (b) all required payments of principal paid or payable
             ----
     (without duplication) for that fiscal period by Borrower and its Subsidiaries to lenders in connection with borrowed money, plus (c) all
                                                                ----
     Maintenance Capital Expenditures incurred by Borrower and its Subsidiaries during that fiscal period with respect to the Temporary Project, plus (d)
                                                                      ----
     all Management Fees and Guarantee Fees paid during that fiscal period by Borrower and its Subsidiaries, plus (e) all Tax Distributions made during
                                    ----
     that fiscal period, plus (f) all Distributions made pursuant to Section
                         ----
     6.5(c) during that fiscal period.

          "Gaming Board" means, collectively, the Michigan Gaming Control Board
           ------------
     and any other Governmental Agency that holds regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by the Licensee or over the Temporary Project, Borrower or any Subsidiary of Borrower within its jurisdiction.

          "Gaming Laws" means the Michigan Gaming Control and Revenue Act, the
           -----------
     administrative rules promulgated thereunder, and all other Laws pursuant to which any Gaming Board possesses regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by Borrower and its Subsidiaries within its jurisdiction.

          "Generally Accepted Accounting Principles" means, as of any date of
           ----------------------------------------
     determination, accounting principles (a) set forth as generally accepted in then currently effective Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) set forth as generally accepted in then currently effective Statements of the Financial Accounting Standards Board or (c) that are then approved by such other entity as may be approved by a significant segment of the accounting profession in the United States of America. The term "consistently
                                                            ------------
     applied," as used in connection therewith, means that the accounting
     -------
     principles applied are consistent in all material respects with those applied at prior dates or for prior periods.

          "Government Securities" means readily marketable (a) direct full faith
           ---------------------
     and credit obligations of the United States of America or obligations guaranteed by the full faith and credit of the United States of America and
     (b) obligations of an agency or instrumentality of, or corporation owned, controlled or sponsored by, the United States of America that are generally considered in the securities industry to be implicit obligations of the United States of America.

          "Governmental Agency" means (a) any international, foreign, federal,
           -------------------
     state, county or municipal government, or political subdivision thereof,
     (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body or (c) any court or administrative tribunal of competent jurisdiction.

          "Guarantee Fee" means, for any Fiscal Quarter, fees payable by
           -------------
     Borrower to the Company on the last day of such Fiscal Quarter in an amount which is equal to 1% per annum of the principal amount of the Obligations as of such date pursuant to that certain Guarantee Fee Agreement between the Company and Borrower dated as of March 31, 1999.

          "Guaranty" means the continuing guaranty of the Obligations of the
           --------
     Borrower to be executed and delivered by the Company, as the same may from time to time be supplemented, modified, amended, extended or supplanted.

          "Guaranty Obligation" means, as to any Person (without duplication),
           -------------------
     any (a) guarantee by that Person of Indebtedness of, or other obligation performable by, any other Person or (b) assurance given by that Person to an obligee of any other Person with respect to the performance of an obligation by, or the financial condition of, such other Person, whether direct, indirect or contingent, including any purchase or repurchase
                                     ---------
     agreement covering such obligation or any collateral security therefor, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet or income statement item of such other Person or any "keep-well" or other arrangement of whatever nature given for the purpose of assuring or holding harmless such obligee against loss with respect to any obligation of such other Person; provided, however, that the
                                                     --------  -------
     term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation in respect of Indebtedness shall be deemed to be an amount equal to the stated or determinable amount of the related Indebtedness (unless the Guaranty Obligation is limited by its terms to a lesser amount, in which case to the extent of such amount) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Person in good faith. The amount of any other Guaranty Obligation shall be deemed to be zero unless and until the amount thereof has been (or in accordance with Financial Accounting Standards Board Statement No. 5 should be) quantified and reflected or disclosed in the consolidated financial statements (or notes thereto) of Borrower and its Subsidiaries.

          "Hazardous Materials" means substances defined as "hazardous
           -------------------
     substances" pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. (S) 9601 et seq., or as "hazardous", "toxic" or "pollutant" substances or as "solid waste" pursuant to the Hazardous Materials Transportation Act, 49 U.S.C. (S) 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901, et seq., or as "friable asbestos" pursuant to the Toxic Substances Control Act, 15 U.S.C. (S) 2601 et seq., in each case as such Laws are amended from time to time.

          "Hazardous Materials Laws" means all Laws governing the treatment,
           ------------------------
     transportation or disposal of Hazardous Materials applicable to any of the Real Property.

          "Indebtedness" means, as to any Person (without duplication), (a)
           ------------
     indebtedness of such Person for borrowed money or for the deferred purchase price of Property (excluding trade and other accounts payable in the ordinary course of business in accordance with ordinary trade terms), including any Guaranty Obligation for any such indebtedness, (b)
     ---------
     indebtedness of such Person of the nature described in clause (a) that is non-recourse to the credit of such Person but is secured by assets of such Person, to the extent of the value of such assets, (c) Capital Lease Obligations of such Person, (d) indebtedness of such Person arising under bankers' acceptance facilities or under facilities for the discount of accounts receivable of such Person, (e) any direct or contingent obligations of such Person under letters of credit issued for the account of such Person and (f) any net obligations of such Person under Swap Agreements.

          "Intangible Assets" means assets that are considered intangible assets
           -----------------
     under Generally Accepted Accounting Principles, including customer lists,
                                                     ---------
     goodwill, computer software, copyrights, trade names, trademarks and patents.

          "Interest Charges" means, for any Person, as of the last day of any
           ----------------
     fiscal period, the sum of (a) all interest, fees, charges and related
                        ------
     expenses paid or payable (without duplication) for that fiscal period by that Person to a lender in connection with borrowed money (including any
                                                                ---------
     obligations for fees, charges and related expenses payable to the issuer of any letter of credit) or the deferred purchase price of assets that are considered "interest expense" under Generally Accepted Accounting Principles, plus (b) the portion of rent paid or payable (without
                 ----
     duplication) for that fiscal period by that Person under Capital Lease Obligations that should be treated as interest in accordance with Financial Accounting Standards Board Statement No. 13.

          "Interest Differential" means, with respect to any prepayment of a
           ---------------------
     Eurodollar Rate Loan on a day other than the last day of the applicable Eurodollar Period and with respect to any failure to borrow a Eurodollar Rate Loan on the date or in the amount specified in any Request for Loan,
     (a) the Eurodollar Rate payable (or, with respect to a failure to borrow, the Eurodollar Rate which would have been payable) with respect to the Eurodollar Rate Loan minus (b) the Eurodollar Rate on, or as near
                          -----
     as practicable to, the date of the prepayment or failure to borrow for a Eurodollar Rate Loan with an Eurodollar Period commencing on such date and ending on the last day of the Eurodollar Period of the Eurodollar Rate Loan so prepaid or which would have been borrowed on such date.

          "Investment" means, when used in connection with any Person, any
           ----------
     investment by or of that Person, whether by means of purchase or other acquisition of stock or other securities of any other Person or by means of a loan, advance creating a debt, capital contribution, guaranty or other debt or equity participation or interest in any other Person, including any
                                                                   ---------
     partnership and joint venture interests of such Person. The amount of any Investment shall be the amount actually invested (minus any return of
                                                       -----
     capital with respect to such Investment which has actually been received in Cash or Cash Equivalents or has been converted into Cash or Cash Equivalents), without adjustment for subsequent increases or decreases in the value of such Investment.

          "Issuing Lender" means Bank of America National Trust and Savings
           --------------
     Association.

          "Landlord" means Lodge/Abbott Associates L.L.C., a Michigan limited
           --------
     liability company, and its successors and assigns.

          "Landlord Consent" means the Landlord Consent executed by the Landlord
           ----------------
     in favor of the Administrative Agent with respect to the Lease.

          "Laws" means, collectively, all international, foreign, federal, state
           ----
     and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents.

          "Lease" means the Lease and Building Lease dated as of May 1, 1998
           -----
     between the Licensee and the Landlord, which Lease has been assigned to Borrower pursuant to the Assignment and Assumption Agreement, as amended as of the Closing Date.

          "Lender" means each lender whose name is set forth in the signature
           ------
     pages of this Agreement and each lender which may hereafter become a party to this Agreement pursuant to Section 11.8 (and to the extent a party to a Secured Swap Agreement, any Affiliate of a Lender).

          "Letters of Credit" means any of the Standby Letters of Credit or
           -----------------
     Commercial Letters of Credit issued by the Issuing Lender under the Commitment pursuant to Section 2.4, either as originally issued or as the same may be supplemented, modified, amended, renewed, extended or supplanted.

          "License Revocation" means the revocation, failure to renew or
           ------------------
     suspension of, or the appointment of a receiver, conservator, supervisor or similar official with respect to, any casino, gambling or gaming license issued by any Gaming Board to the Licensee, Borrower or any other Person with respect to the Temporary Project.

          "Licensee" means MGM Grand Detroit, LLC, a Delaware limited liability
           --------
     company, its successors and permitted assigns.

          "Lien" means any mortgage, deed of trust, pledge, hypothecation,
           ----
     assignment for security, security interest, encumbrance, lien or charge of any kind, whether volun tarily incurred or arising by operation of Law or otherwise, affecting any Property, including any agreement to grant any of
                                        ---------
     the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and/or the filing of or agreement to give any financing statement (other than a precautionary
                                                ----- ----
     financing statement with respect to a lease that is not in the nature of a security interest) under the Uniform Commercial Code or comparable Law of any jurisdiction with respect to any Property.

          "Loan" means the aggregate of the Advances made at any one time by the
           ----
     Lenders pursuant to Article 2.

          "Loan Documents" means, collectively, this Agreement, the Notes, the
           --------------
     Collateral Documents, the Guaranty, each Request for Loan, each Request for Letter of Credit, each Pricing Certificate, each Compliance Certificate, any Secured Swap Agreement and any other agreements of any type or nature hereafter executed and delivered by Borrower or any of its Subsidiaries to the Administrative Agent or to any Lender in any way relating to or in furtherance of this Agreement, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or supplanted.

          "Maintenance Capital Expenditure" means a Capital Expenditure for the
           -------------------------------
     maintenance, repair, restoration or refurbishment of tangible Property of Borrower or its Subsidiaries, but excluding any Capital Expenditure which
                                       ---------
     adds to or further improves any such Property.

          "Management Fees" means, for any Fiscal Quarter, fees payable to the
           ---------------
     Company by Borrower in an amount which is equal to 4% per annum of Borrower EBITDAM for the immediately preceding Fiscal Quarter pursuant to that certain Management Fee Agreement between the Company and Borrower dated as of March 31, 1999.

          "Margin Stock" means "margin stock" as such term is defined in
           ------------
     Regulation U.

          "Material Adverse Effect" means any set of circumstances or events
           -----------------------
     which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any Loan Document,
     (b) where the phrase modifies Borrower and its Subsidiaries, is or could reasonably be expected to be material and adverse to the business or condition (financial or otherwise) of Borrower and its Subsidiaries, taken as a whole and with a view to the totality of circumstances then existing,
     (c) where the phrase modifies the Company and its Subsidiaries, is or could reasonably be expected to be material and adverse to the business or condition (financial or otherwise) of Company and its Subsidiaries, taken as a whole and with a view to the totality of circumstances then existing, or (d) materially impairs or could reasonably be expected to materially impair the ability of Borrower and its Subsidiaries or the Company and its Subsidiaries (in each case taken as a whole) to perform their respective Obligations, provided that it is understood that clauses (b) and (c) shall
                  --------
     not be deemed to expand the obligations of the Company, Borrower or any other Party under any express covenants set forth herein, but is rather understood to describe a set of circumstances or events which, although not the subject of a specific covenant, are material and adverse in the manner described above.

          "Material Documents" means the Lease, the Assignment and Assumption
           ------------------
     Agreement, the Sublease and the Landlord Consent, the Management Fee Agreement referred to in the definition of Management Fees and the Guarantee Fee Agreement referred to in the definition of Guarantee Fees.

          "Maturity Date" means the earliest to occur of (i) June 30, 2004, (ii)
           -------------
     forty-five months after the Opening Date, and (iii) the date upon which the Permanent Project is first open for gaming customers.

          "Moody's" means Moody's Investors Service, Inc.
           -------

          "Mortgage" means the Mortgage executed by Borrower in favor of the
           --------
     Administrative Agent with respect to its interest as owner of the Fee Property and as tenant under the Lease and as sublessor under the Sublease.

          "Multiemployer Plan" means any employee benefit plan of the type
           ------------------
     described in Section 4001(a)(3) of ERISA to which Borrower or any of its ERISA Affiliates contribute or are obligated to contribute.

          "Negative Pledge" means a Contractual Obligation that contains a
           ---------------
     covenant binding on Borrower or any of its Subsidiaries that prohibits Liens on any of its or their Property, other than (a) any such covenant
                                            ----- ----
     contained in a Contractual Obligation granting a Lien permitted under
     Section 6.8 which affects only the Property that is the subject of such permitted Lien and (b) any such covenant that does not apply to Liens securing the Obligations or any indebtedness which is used, directly or indirectly, to refinance the Obligations.

          "Net Income" means, with respect to any fiscal period and with respect
           ----------
     to any Person, the consolidated net income of that Person from continuing operations for that period, determined in accordance with Generally Accepted Accounting Principles, consistently applied.

          "Note" means each promissory note made by Borrower to a Lender
           ----
     evidencing the Advances made by that Lender under its Pro Rata Share of the Commitment, substantially in the form of Exhibit C, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

          "Obligations" means all present and future obligations of every kind
           -----------
     or nature of Borrower or the Company at any time and from time to time owed to the Administrative Agent, the Issuing Lender or the Lenders or any one or more of them, under any one or more of the Loan Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including obligations of performance as well
                                  ---------
     as obligations of payment, and including interest that accrues after the
                                    ---------
     commencement of any proceeding under any Debtor Relief Law by or against Borrower or Affiliate of Borrower, whether or not allowed as a claim in such proceeding.

          "Opening Date" means the first date upon which the Temporary Project
           ------------
     is open for business to gaming patrons.

          "Opinions" means the favorable written legal opinions of (a)
           --------
     Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP, (b) Lionel, Sawyer & Collins, special Nevada counsel to Borrower, and (c) Dickinson Wright PLLC, Special Michigan counsel to Borrower, together with copies of all factual certificates and legal opinions upon which such counsel have relied.

          "Outstanding Obligations" means, as of each date of determination, and
           -----------------------
     giving effect to the making of any such credit accommodations requested on that date, the sum of (i) the aggregate principal amount of the outstanding
                    ---
     Loans, plus (ii) the Aggregate Effective Amount of all Letters of Credit.
            ----

          "Party" means any Person other than the Creditors and the Arranger
           -----
     which is now or hereafter is a party to any of the Loan Documents.

          "PBGC" means the Pension Benefit Guaranty Corporation or any successor
           ----
     thereof established under ERISA.

          "Pension Plan" means any "employee pension benefit plan" (as such term
           ------------
     is defined in Section 3(2) of ERISA), other than a Multiemployer Plan,
                                           ----------
     which is subject to Title IV of ERISA and is maintained by Borrower or any of its Subsidiaries or to which Borrower or any of its Subsidiaries contributes or has an obligation to contribute.

          "Permanent Project" means a permanent hotel and casino project the
           -----------------
     majority of which is owned, directly or indirectly by the Company, the Licensee or the Borrower, and located in the Detroit, Michigan area on the site described on Schedule 1.2.

          "Permitted Encumbrances" means:
           ----------------------

               (a) inchoate Liens incident to construction on or maintenance of Property; or Liens incident to construction on or maintenance of Property now or hereafter filed of record for which adequate reserves have been set aside (or deposits made pursuant to applicable Law) and which are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment
                                          --------
          of the obligations secured by such Liens, no such Property is subject to a material risk of loss or forfeiture;

               (b) Liens for taxes and assessments on Property which are not yet past due; or Liens for taxes and assessments on Property for which adequate reserves have been set aside and are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations secured by
          --------
          such Liens, no such Property is subject to a material risk of loss or forfeiture;

               (c) minor defects and irregularities in title to any Property which in the aggregate do not materially impair the fair market value or use of the Property for the purposes for which it is or may reasonably be expected to be held;

               (d) easements, exceptions, reservations, or other agreements for the purpose of pipelines, conduits, cables, wire communication lines, power lines and substations, streets, trails, walkways, drainage, irrigation, water, and sewerage purposes, dikes, canals, ditches, the removal of oil, gas, coal, or other minerals, and other like purposes affecting Property, facilities, or equipment which in the aggregate do not materially burden or impair the fair market value or use of such Property for the purposes for which it is or may reasonably be expected to be held;

               (e) easements, exceptions, reservations, or other agreements for the purpose of facilitating the joint or common use of Property in or adjacent to a shopping center or similar project affecting Property which in the aggregate do not materially burden or impair the fair market value or use of such Property for the purposes for which it is or may reasonably be expected to be held;

               (f) rights reserved to or vested in any Governmental Agency to control or regulate, or obligations or duties to any Governmental Agency with respect to, the use of any Property;

               (g) rights reserved to or vested in any Governmental Agency to control or regulate, or obligations or duties to any Governmental Agency with respect to, any right, power, franchise, grant, license, or permit;

               (h) present or future zoning laws and ordinances or other laws and ordinances restricting the occupancy, use, or enjoyment of Property;

               (i) statutory Liens, other than those described in clauses (a) or (b) above, arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith, provided that, if delinquent, adequate reserves have been set
                 --------
          aside with respect thereto and, by reason of nonpayment, no Property is subject to a material risk of loss or forfeiture;

               (j) covenants, conditions, and restrictions affecting the use of Property which in the aggregate do not materially impair the fair market value or use of the Property for the purposes for which it is or may reasonably be expected to be held;

               (k) rights of tenants under leases and rental agreements covering Property entered into in the ordinary course of business of the Person owning such Property;

               (l) Liens consisting of pledges or deposits to secure obligations under workers' compensation laws or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;

               (m) Liens consisting of pledges or deposits of Property to secure performance in connection with operating leases made in the ordinary course of business to which Borrower or a Subsidiary of Borrower is a party as lessee, provided the aggregate value of all such pledges and
                     --------
          deposits in connection with any such lease does not at any time exceed 20% of the annual fixed rentals payable under such lease;

               (n) Liens consisting of deposits of Property to secure bids made with respect to, or performance of, contracts (other than contracts
                                                         ----- ----
          creating or evidencing an extension of credit to the depositor);

               (o) Liens consisting of any right of offset, or statutory bankers' lien, on bank deposit accounts maintained in the ordinary course of business so long as such bank deposit accounts are not established or maintained for the purpose of providing such right of offset or bankers' lien;

               (p) Liens consisting of deposits of Property to secure statutory obligations of Borrower or a Subsidiary of Borrower;

               (q) Liens consisting of deposits of Property to secure (or in lieu of) surety, appeal or customs bonds in proceedings to which Borrower or a Subsidiary of Borrower is a party;

               (r) Liens created by or resulting from any litigation or legal proceeding involving Borrower or a Subsidiary of Borrower in the ordinary course of its business which is currently being contested in good faith by appropriate proceedings, provided that such Lien is
                                                 --------
          junior to the Lien of the Collateral Documents and, in any event, adequate reserves have been set aside and no material Property is subject to a material risk of loss or forfeiture; and

               (s) other non-consensual Liens incurred in the ordinary course of business but not in connection with an extension of credit, which do not in the aggregate, when taken together with all other Liens, materially impair the value or use of the Property of the Borrower and the Subsidiaries of Borrower, taken as a whole.

          "Permitted Right of Others" means a Right of Others consisting of (a)
           -------------------------
     an interest (other than a legal or equitable co-ownership interest, an option or right to acquire a legal or equitable co-ownership interest and any interest of a ground lessor under a ground lease), that does not materially impair the value or use of Property for the purposes for which it is or may reasonably be expected to be held, (b) an option or right to acquire a Lien that would be a Permitted Encumbrance, (c) the subordination of a lease or sublease in favor of a financing entity, (d) a lease, rental or similar agreement covering Property entered into in the ordinary course of business and (e) a license, or similar right, of or to Intangible Assets granted in the ordinary course of business.

          "Person" means any individual or entity, including a trustee,
           ------                                  ---------
     corporation, limited liability company, general partnership, limited partnership, joint stock company, trust, estate, unincorporated organization, business association, firm, joint venture, Governmental Agency, or other entity.

          "Plans and Budget" means the plans, specifications, construction
           ----------------
     budget, construction plan and timetable prepared by or for Borrower, as the same may be amended or supplemented from time to time, all of which plans and specifications describe the construction of the Temporary Project.

          "Pre-Opening Expenses" means, with respect to any fiscal period, the
           --------------------
     amount of expenses (other than Interest Charges) classified as "pre-opening
                         ----- ----
     expenses" on the applicable financial statements of the Borrower and the Company and its Restricted Subsidiaries for such period, prepared in accordance with Generally Accepted Accounting Principles consistently applied.

          "Pricing Certificate" means a certificate substantially in the form of
           -------------------
     Exhibit D, properly completed and signed by a Senior Officer of the Licensee on behalf of Borrower.

          "Pricing Matrix" means the following matrix, upon which interest rates
           --------------
     and certain fees hereunder shall be determined on the basis of the Company Rating (expressed below in basis points):

          Company            Eurodollar  Base Rate    Commitment   Letter of
          Rating             Spread      Spread          Fee       Credit Fees
          ------             ------      ------       ----------   -----------

          BBB+/Baa1          67.50         0.0          15.0           67.50
          BBB/Baa2           87.50         0.0         17.50           87.50
          BBB-/Baa3          100.0         0.0          20.0          100.00
          BB+/Ba1            125.0         0.0          22.5          125.00
          BB/Ba2 or lower    162.5       37.50          25.0          162.50;

     provided however that during each Pricing Period for which the Company
     -------- -------
     Leverage Ratio (determined as of the last day of the Fiscal Quarter ending approximately 45 days prior to the commencement of such Pricing Period) (a) is below 1.00, 10.0 basis points shall be deducted from the Eurodollar Spreads and Letter of Credit Fees set forth above, and (b) exceeds 3.50,
     10.0 basis points will be added to the Eurodollar Spreads and Letter of Credit Fees set forth above.

          "Pricing Period" means (a) the period commencing on the Closing Date
           --------------
     and ending on May 15, 1999, and (b) the subsequent concurrent quarterly periods of approximately 90 days each commencing on each November 16, February 16, May 16 and August 16.

          "Projections" means the financial projections for Borrower and its
           -----------
     Subsidiaries attached hereto as Schedule 4.17 prepared on behalf of Borrower and heretofore distributed to the Lenders.

          "Property" means any interest in any kind of property or asset,
           --------
     whether real, personal or mixed, or tangible or intangible.

          "Pro Rata Share" means, with respect to each Lender, the percentage of
           --------------
     the Commitment, the Loans and the Letters of Credit held by that Lender (or by an SPC (as defined in Section 11.8(g)) for which that Lender is the Granting Lender). As of the Closing Date, the Pro Rata Share of each Lender is set forth opposite the name of that Lender on Schedule 1.1. The percentage Pro Rata Share of each Lender (but without the consent of that Lender not the dollar amount thereof) is subject to adjustment as set forth in Section 2.7 or pursuant to any Assignment Agreement executed in accordance with Section 11.8.

          "Quantified New York Exposure" means, as of each date of
           ----------------------------
     determination, the amount required by Generally Accepted Accounting Principles to be set forth on the Company's consolidated balance sheet (and not merely as a footnote) as the exposure of the Company and its Subsidiaries with respect to the "New York Keep Well" or any other then effective "New York Contingent Obligation" (as such terms are defined in the Company Loan Agreement as of the date of this Agreement).

          "Quarterly Payment Date" means each September 30, December 31, March
           ----------------------
     31 and June 30.

          "Real Property" means, as of any date of determination, all real
           -------------
     Property then or theretofore owned, leased or occupied by Borrower or any of its Subsidiaries.

          "Reduction Amount" means, as to each Reduction Date, and subject to
           ----------------
     Section 2.5(b), an amount equal to the greater of (a) $19,200,000, or (b) 8
                                            -------
     1/3% of the sum of (i) principal amount of the Commitment in effect on the Closing Date plus (ii) the amount of any increases in the Commitment which
                  ----
     have occurred as of that Reduction Date pursuant to Section 2.7.

          "Reduction Date" means (a) the earlier of (i) March 31, 2001, and (ii)
           --------------
     the last day of the first calendar quarter ending one year or more after the Opening Date, and (b) each Quarterly Payment Date thereafter.

          "Reference Rate" means the rate of interest publicly announced from
           --------------
     time to time by Bank of America in San Francisco, California, as its "reference rate." It is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the Reference Rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

          "Regulations D, T, U and X" means Regulations D, T, U and X, as at any
           -------------------------
     time amended, of the Board of Governors of the Federal Reserve System, or any other regulations in substance substituted therefor.

          "Request for Letter of Credit" means a written request for a Letter of
           ----------------------------
     Credit substantially in the form of Exhibit E, signed by a Responsible Official of Borrower, on its behalf, and properly completed to provide all information required to be included therein.

          "Request for Loan" means a written request for a Loan substantially in
           ----------------
     the form of Exhibit F, signed by a Responsible Official of Borrower, on its behalf, and properly completed to provide all information required to be included therein.

          "Requirement of Law" means, as to any Person, the articles or
           ------------------
     certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any Law, or judgment, award, decree, writ or determination of a Governmental Agency, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

          "Requisite Lenders" means (a) as of any date of determination if the
           -----------------
     Commitment is then in effect, Lenders having Pro Rata Shares which are, in the aggregate, 51% or more of the Pro Rata Shares of the Commitment then in effect and (b) as of any date of determination if the Commitment has then been terminated and there are then any Obligations outstanding, Lenders or other creditors holding 51% or more of the Outstanding Obligations.

          "Responsible Official" means (a) when used with reference to the
           --------------------
     Borrower, the Sole Member, (b) when used with reference to a Person other than Borrower and other than an individual, any officer or manager of such Person, general partner of such Person, officer of a corporate or limited liability company general partner of such Person, officer of a corporate or limited liability company general partner of a partnership that is a general partner of such Person, or any other responsible official thereof duly acting on behalf thereof, and (c) when used with reference to a Person who is an individual, such Person. The Lenders shall be entitled to conclusively rely upon any document or certificate that is signed or executed by a Responsible Official of Borrower or any of its Subsidiaries as having been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of Borrower or such Subsidiary of Borrower.

          "Restricted Subsidiaries" has the meaning set forth in the Company
           -----------------------
     Loan Agreement from time to time.

          "Right of Others" means, as to any Property in which a Person has an
           ---------------
     interest, any legal or equitable right, title or interest (other than a
     Lien) held by any other Person in that Property, and any option or right held by any other Person to acquire any such right, title or interest in that Property, including any option or right to acquire a Lien; provided,
                    ---------                                        --------
     however, that (a) any covenant restricting the use or disposition of Property of such Person contained in any Contractual Obligation of such Person and (b) any provision contained in a contract creating a right of payment or performance in favor of a Person that conditions, limits, restricts, diminishes, transfers or terminates such right, shall not be deemed to constitute a Right of Others.

          "Secured Swap Agreement" means a Swap Agreement between Borrower and a
           ----------------------
     Lender or an Affiliate of a Lender (but, in the case of any such Affiliate, only to the extent that the same expressly relates to the Obligations).

          "Security Agreement" means the Security Agreement executed by Borrower
           ------------------
     as of the Closing Date, as the same may from time to time be supplemented, modified, amended, renewed, extended, supplanted or replaced.

          "Senior Officer" means the (a) chief executive officer or manager, (b)
           --------------
     president, (c) executive vice president, (d) senior vice president, (e) chief financial officer, (f) treasurer, (g) assistant treasurer, (h) secretary, or (i) assistant secretary of the Licensee.

          "Sole Member" means the Licensee, the only member of Borrower as of
           -----------
     the Closing Date.

          "Special Eurodollar Circumstance" means the application or adoption
           -------------------------------
     after the Closing Date of any Law or interpretation, or any change therein or thereof, or any change in the interpretation or administration thereof by any Governmental Agency, central bank or comparable authority charged with the interpretation or administration thereof, or compliance by any Lender or its Eurodollar Lending Office with any request or directive (whether or not having the force of Law) of any such Governmental Agency, central bank or comparable authority, or the existence or occurrence of circumstances affecting the Designated Eurodollar Market generally that are beyond the reasonable control of the Lenders.

          "Standby Letter of Credit" means each Letter of Credit that is not a
           ------------------------
     Commercial Letter of Credit.

          "Standby Letter of Credit Fee" means, as of each date of
           ----------------------------
     determination, the applicable percentage set forth opposite the effective Company Rating in the Pricing Matrix.

          "Sublease" means the Temporary Casino Sublease dated as of March 31,
           --------
     1999 between Borrower, as sublandlord, and the Licensee, as subtenant with respect to the Temporary Project Site.

          "Subordinated Obligations" means unsecured Indebtedness of Borrower
           ------------------------
     (but not Indebtedness of any Subsidiary of Borrower), which:

               (a)  does not require amortization prior to the Maturity Date;

               (b) is governed by agreements which contain no representations, warranties, covenants, defaults and other provisions which are more restrictive upon, or onerous to, Borrower and its Subsidiaries than the provisions of the Loan Documents; and

               (c) is subordinated in right of payment to the Obligations pursuant to subordination provisions which are acceptable to the Requisite Lenders in the exercise of their sole discretion.

          "Subsidiary" means, as of any date of determination and with respect
           ----------
     to any Person, any corporation, limited liability company or partnership (whether or not, in either case, characterized as such or as a "joint venture"), whether now existing or hereafter organized or acquired: (a) in the case of a corporation or limited liability company, of which a majority of the securities having ordinary voting power for the election of directors or other governing body (other than securities having such power only by reason of the happening of a contingency) are at the time beneficially owned by such Person and/or one or more Subsidiaries of such Person, or (b) in the case of a partnership, of which a majority of the partnership or other ownership interests are at the time beneficially owned by such Person and/or one or more of its Subsidiaries.

          "Swap Agreement" means a written agreement between Borrower and one or
           --------------
     more financial institutions providing for "swap", "cap", "collar" or other interest rate protection with respect to any Indebtedness.

          "S&P" means Standard & Poor's Ratings Group (a division of McGraw
           ---
     Hill, Inc.).

          "Tax Distributions" means, during any fiscal period, Distributions
           -----------------
     made by Borrower to the Licensee or the Company in an amount which is equal to the actual cash tax liability of such Persons (without duplication) arising by reason of the tax attributes of the Borrower.

          "Temporary Project" means the proposed design, development and
           -----------------
     construction by Borrower and its Subsidiaries of a temporary casino on the Fee Property and the premises subject to the Lease, together with all facilities incidental thereto.

          "to the best knowledge of" means, when modifying a representation,
           ------------------------
     warranty or other statement of any Person, that the fact or situation described therein is known by the Person (or, (i) in the case of Borrower, a Responsible Official of the Licensee, and (ii) in the case of any other Person other than a natural Person and other than Borrower, known by a Responsible Official of that Person) making the representation, warranty or other statement, or with the exercise of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable Person in similar circumstances would have done) would have been known by the Person (or, (i) in the case of Borrower, would have been known by a Responsible Official of the Licensee, and (ii) in the case of a Person other than a natural Person and other than Borrower, would have been known by a Responsible Official of that Person).

          "Total Assets" means, as of any date of determination, the
           ------------
     consolidated total assets of Borrower and its Subsidiaries on that date, determined in accordance with Generally Accepted Accounting Principles.

          "Trademark Security Interest Assignment" means the Trademark Security
           --------------------------------------
     Interest Assignment executed and delivered by Borrower substantially in the form of Exhibit G pursuant to Section 5.12, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

          "type", when used with respect to any Loan or Advance, means the
           ----
     designation of whether such Loan or Advance is a Base Rate Loan or Advance, or a Eurodollar Rate Loan or Advance.

          "Unrelated Person" means any Person other than (i) an employee stock
           ----------------                   ----- ----
     ownership plan or other employee benefit plan covering the employees of Borrower and its Subsidiaries or (ii) an Affiliate of any Person or group of related Persons which as of the date of this Agreement is the beneficial owner of 25% or more (in the aggregate) of the outstanding common stock of Borrower.

          "Unrestricted Subsidiaries" has the meaning set forth for that term in
           -------------------------
     the Company Loan Agreement from time to time.

          "Year 2000 Issue" means failure of computer software, hardware and
           ---------------
     firmware systems, and equipment containing embedded computer chips, to properly receive, transmit, process, manipulate, store, retrieve, re-transmit or in any other way utilize data and information due to the occurrence of the year 2000 or the inclusion of dates on or after January 1, 2000.

          1.2  Use of Defined Terms.  Any defined term used in the plural shall
               --------------------
refer to all members of the relevant class, and any defined term used in the singular shall refer to any one or more of the members of the relevant class.

          1.3  Accounting Terms - Fiscal Periods.  All accounting terms not
               ---------------------------------
specifically defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, Generally Accepted Accounting Principles applied on a consistent basis, except as otherwise specifically prescribed herein. In the
                    ------
event that Generally Accepted Accounting Principles or Borrower's Fiscal Year or Fiscal Quarters change during the term of this Agreement such that the cove nants contained in Sections 6.11 and 6.12 would then be calculated for different periods, in a different manner or with different components, (a) Borrower and the Lenders agree to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating Borrower's financial condition to substantially the same criteria as were effective prior to such change in Fiscal Year, Fiscal Quarters or in Generally Accepted Accounting Principles and (b) Borrower shall be deemed to be in compliance with the covenants contained in the aforesaid Sections if and to the extent that Borrower would have been in compliance therewith for the pre-existing fiscal periods and under Generally Accepted Accounting Principles as in effect immediately prior to such change, but shall have the obligation to deliver each of the materials described in Article 7 to the Creditors, on the dates therein specified, with financial data presented for its pre-existing fiscal periods and in a manner which conforms with Generally Accepted Accounting Principles as in effect immediately prior to such change.

          1.4  Rounding.  Any financial ratios required to be maintained by
               --------
Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

          1.5  Exhibits and Schedules.  All Exhibits and Schedules to this
               ----------------------
Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules.

          1.6  Miscellaneous Terms.  In the Loan Documents, the term "or" is
               -------------------
disjunctive; the term "and" is conjunctive. The term "shall" is mandatory; the term "may" is permissive. Masculine terms also apply to females; feminine terms also apply to males. The term "including" is by way of example and not limitation.

                                   Article 2
                          LOANS AND LETTERS OF CREDIT
                          ---------------------------


          2.1  Loans-General.
               -------------

               (a) Subject to the terms and conditions set forth in this Agreement, at any time and from time to time from the Closing Date through the Business Day immediately prior to the Maturity Date, each Lender shall, pro rata according to that Lender's Pro Rata Share of the then applicable Commitment, make Advances to Borrower under the Commitment in such amounts as Borrower may request that do not result in the Outstanding Obligations being in excess of the then effective Commitment. Subject to the limitations set forth herein, the Advances by each Lender under its Pro Rata Share of the Commitment may be prepaid without premium or penalty.

               (b) Subject to the next sentence, each Loan shall be made pursuant to a Request for Loan which shall specify the requested (i) date of such Loan, (ii) type of Loan, (iii) amount of such Loan, and (iv) in the case of a Eurodollar Rate Loan, the Eurodollar Period for such Loan.
     Unless the Administrative Agent, in its sole and absolute discretion, has notified Borrower to the contrary, a Loan may be requested by telephone by a Responsible Official of Borrower, in which case Borrower shall confirm such request by promptly delivering a Request for Loan in person or by telecopier conforming to the preceding sentence to the Administrative Agent. The Administrative Agent shall incur no liability whatsoever hereunder in acting upon any telephonic request purportedly made by a Responsible Official of Borrower, and Borrower hereby agrees to indemnify each Creditor from any loss, cost, expense or liability as a result of so acting.

               (c) Promptly following receipt of a Request for Loan, the Administrative Agent shall notify each Lender by telephone or telecopier (and if by telephone, promptly confirmed by telecopier) of the date and type of the Loan, any applicable Eurodollar Period, and that Lender's Pro Rata Share of the Loan. Not later than 11:00 a.m., California local time, on the date specified for any Loan (which must be a Business Day), each Lender shall make its Pro Rata Share of the Loan in immediately available funds available to the Administrative Agent at the Administ rative Agent's Office. Upon satisfaction or waiver of the applicable conditions set forth in Article 8, all Advances shall be transferred by wire transfer of immediately available funds to the Deposit Account.

               (d) Unless the Requisite Lenders otherwise consent, each Loan shall be in an integral multiple of $1,000,000 which is not less than $5,000,000.

               (e) The Advances made by each Lender shall be evidenced by that Lender's Note.

               (f) A Request for Loan shall be irrevocable upon the Administrative Agent's first notification thereof.

               (g) If no Request for Loan (or telephonic request for Loan referred to in the second sentence of Section 2.1(b), if applicable) has been made within the requisite notice periods set forth in Section 2.2 or
     2.3 prior to the end of the Eurodollar Period for any Eurodollar Rate Loan, then on the last day of such Eurodollar Period, such Eurodollar Rate Loan shall be automatically converted into a Base Rate Loan in the same amount.

               (h) If a Loan is to be made on the same date that another Loan is due and payable:

                   (i) the Lenders shall make available to the Administrative Agent (or the Administrative Agent shall make available to the Lenders) the net amount of funds giving effect to both such Loans and the effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect to each such Loan; and

                   (ii) in the case where the same Party is the primary borrower of both such Loans, Borrower shall make available to the Administrative Agent (or the Administrative Agent shall make available to such Party) the net amount of funds giving effect to both such Loans and the effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect to each such Loan.

          2.2  Base Rate Loans.  Each request by Borrower for a Base Rate Loan
               ---------------
shall be made pursuant to a Request for Loan (or telephonic or other request for loan referred to in the second sentence of Section 2.1(b), if applicable) received by the Administrative Agent, at the Administrative Agent's Office, not later than 9:00 a.m. California local time, on the date (which must be a Business Day) of the requested Base Rate Loan. All Loans shall constitute Base Rate Loans unless properly designated as a Eurodollar Rate Loan pursuant to
Section 2.3.

          2.3  Eurodollar Rate Loans.
               ---------------------

                    (a) Each request by Borrower for a Eurodollar Rate Loan shall be made pursuant to a Request for Loan (or telephonic or other request for Loan referred to in the second sentence of Section 2.1(b), if applicable) received by the Administrative Agent, at the Administrative Agent's Office, not later than 9:00 a.m., California local time, at least three Eurodollar Business Days before the first day of the applicable Eurodollar Period.

                    (b) On the date which is two Eurodollar Business Days before the first day of the applicable Eurodollar Period, the Administrative Agent shall confirm its determination of the applicable Eurodollar Rate (which determination shall be conclusive in the absence of manifest error) and promptly shall give notice of the same to Borrower and the Lenders by telephone or telecopier (and if by telephone, promptly confirmed by telecopier).

                    (c) Unless the Administrative Agent and the Requisite Lenders otherwise consent, no more than seven Eurodollar Rate Loans shall be outstanding at any one time.

                    (d) No Eurodollar Rate Loan may be requested during the continuation of a Default or Event of Default.

                    (e) Nothing contained herein shall require any Lender to fund any Eurodollar Rate Advance in the Designated Eurodollar Market.

          2.4  Letters of Credit.
               -----------------

                    (a) Subject to the terms and conditions hereof, at any time and from time to time from the Closing Date through the Business Day immediately prior to the Maturity Date, the Issuing Lender shall issue such Letters of Credit under the Commit ment as Borrower may request by a Request for Letter of Credit; provided that (i) giving effect to all such
                                   --------
     Letters of Credit, the Outstanding Obligations do not exceed the then applicable Commitment, and (ii) the Aggregate Effective Amount under all outstanding Letters of Credit shall not exceed $20,000,000. Each Letter of Credit shall be in a form reasonably acceptable to the Issuing Lender. Unless all the Lenders otherwise consent in a writing delivered to the Administrative Agent, the term of any Letter of Credit shall not exceed one year or extend beyond the Maturity Date.

                    (b) Each Request for Letter of Credit shall be submitted to the Issuing Lender, with a copy to the Administrative Agent, at least five Business Days prior to the date upon which the related Letter of Credit is proposed to be issued. The Administrative Agent shall promptly notify the Issuing Lender whether such Request for Letter of Credit, and the issuance of a Letter of Credit pursuant thereto, conforms to the requirements of this Agreement. Upon issuance of a Letter of Credit, the Issuing Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify the Lenders, of the amount and terms thereof.

                    (c) Upon the issuance of a Letter of Credit, each Lender shall be deemed to have purchased at par a pro rata participation in such Letter of Credit from the Issuing Lender in an amount equal to that Lender's Pro Rata Share. Without limiting the scope and nature of each Lender's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed by Borrower for any payment required to be made by the Issuing Lender under any Letter of Credit, each Lender shall, pro rata according to its Pro Rata Share, pay the purchase price for such participation to the Issuing Lender through the Administrative Agent promptly upon demand therefor. The obligation of each Lender to so pay the participation purchase price to the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event. Any such payment of the purchase price shall not relieve or otherwise impair the obligation of Borrower to reimburse the Issuing Lender for the amount of any payment made by the Issuing Lender under any Letter of Credit together with interest as hereinafter provided.

                    (d) Borrower agrees to pay to the Issuing Lender through the Administrative Agent an amount equal to any payment made by the Issuing Lender with respect to each Letter of Credit within one Business Day after written demand made by the Issuing Lender therefor, together with interest on such amount from the date of any payment made by the Issuing Lender at the rate applicable to Base Rate Loans for three Business Days and thereafter at the Default Rate. The principal amount of any such payment shall be used to reimburse the Issuing Lender for the payment made by it under the Letter of Credit and, to the extent that the Lenders have not reimbursed the Issuing Lender pursuant to Section 2.4(c), the interest amount of any such payment shall be for the account of the Issuing Lender. Each Lender that has paid the participation purchase price to the Issuing Lender pursuant to Section 2.4(c) shall thereupon acquire a pro rata participation, to the extent of such payment, in the claim of the Issuing Lender against Borrower for reimbursement of principal and interest under this Section 2.4(d) and shall share, in accordance with that pro rata participation, in any principal payment made by Borrower with respect to such claim and in any interest payment made by Borrower (but only with respect to periods subsequent to the date such Lender paid the participation purchase price to the Issuing Lender) with respect to such claim.

                    (e) Borrower may, pursuant to a Request for Loan, request that Advances be made pursuant to Section 2.1(a) to provide funds for the payment required by Section 2.4(d) and, for this purpose, the conditions precedent set forth in Article 8 shall not apply. The proceeds of such Advances shall be paid directly to the Issuing Lender to reimburse it for the payment made by it under the Letter of Credit.

                    (f) If Borrower fails to make the payment required by
     Section 2.4(d) on a timely basis then, in lieu of the payment of the participation purchase price to the Issuing Lender under Section 2.4(c), the Issuing Lender may (but is not required to), without notice to or the consent of Borrower, instruct the Administrative Agent to cause Advances to be made by the Lenders under their Pro Rata Shares of the Commitment in an aggregate amount equal to the amount paid by the Issuing Lender with respect to that Letter of Credit and, for this purpose, the conditions precedent set forth in Article 8 shall not apply. The proceeds of such Advances shall be paid directly to the Issuing Lender to reimburse it for the payment made by it under the Letter of Credit.

                    (g) The issuance of any supplement, modification, amendment, renewal, or extension to or of any Letter of Credit shall be treated in all respects the same as the issuance of a new Letter of Credit, except that the Issuing Lender's issuance fees shall be payable as set forth in the letter agreement referred to in Section 3.5.

                    (h) The obligation of Borrower to pay to the Issuing Lender the amount of any payment made by the Issuing Lender under any Letter of Credit shall be absolute, unconditional, and irrevocable, subject only to performance by the Issuing Lender of its obligations to Borrower under Uniform Commercial Code Section 5109. Without limiting the foregoing, the obligations of Borrower to the Issuing Lender shall not be affected by any of the following circumstances:

                         (i) any lack of validity or enforceability of the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

                         (ii) any amendment or waiver of or any consent to departure from the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto, with the consent of Borrower;

                         (iii) the existence of any claim, setoff, defense, or other rights which Borrower may have at any time against the Issuing Lender, the Administrative Agent or any Lender, any beneficiary of the Letter of Credit

          (or any persons or entities for whom any such beneficiary may be acting) or any other Person, whether in connection with the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto, or any unrelated transactions;

                         (iv) any demand, statement, or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever so long as any such document appeared to comply with the terms of the Letter of Credit;

                         (v) payment by the Issuing Lender in good faith under the Letter of Credit against presentation of a draft or any accompanying document which does not strictly comply with the terms of the Letter of Credit;

                         (vi) the existence, character, quality, quantity, condition, packing, value or delivery of any Property purported to be represented by documents presented in connection with any Letter of Credit or any difference between any such Property and the character, quality, quantity, condition, or value of such Property as described in such documents;

                         (vii) the time, place, manner, order or contents of shipments or deliveries of Property as described in documents presented in connection with any Letter of Credit or the existence, nature and extent of any insurance relative thereto;

                         (viii) the solvency or financial responsibility of any party issuing any documents in connection with a Letter of Credit;

                         (ix) any failure or delay in notice of shipments or arrival of any Property;

                         (x) any error in the transmission of any message relating to a Letter of Credit not caused by the Issuing Lender, or any delay or interruption in any such message;

                         (xi)   any error, neglect or default of any
          correspondent of the Issuing Lender in connection with a Letter of Credit (but without prejudice to any claim by Borrower against such correspondent);

                         (xii) any consequence arising from acts of God, war, insurrection, civil unrest, disturbances, labor disputes, emergency conditions or other causes beyond the control of the Issuing Lender;

                         (xiii) so long as the Issuing Lender in good faith determines that the contract or document appears to comply with the terms of the Letter of Credit, the form, accuracy, genuineness or legal effect of any contract or document referred to in any document submitted to the Issuing Lender in connection with a Letter of Credit; and

                         (xiv) where the Issuing Lender has acted in good faith and observed general banking usage, any other circumstances whatsoever.

                    (i) The Issuing Lender shall be entitled to the protection accorded to the Administrative Agent pursuant to Article 10, mutatis
                                                                  -------
     mutandis.
     --------

                    (j) The Uniform Customs and Practice for Documentary Credits, as published in its most current version by the International Chamber of Commerce, shall be deemed a part of this Section and shall apply to all Letters of Credit to the extent not inconsistent with applicable Law.

            2.5  Voluntary Reduction of Commitment.
                 ---------------------------------

                    (a) Borrower shall have the right, at any time and from time to time, without penalty or charge, upon at least three Business Days' prior written notice by a Responsible Official of Borrower to the Administrative Agent, voluntarily to reduce, permanently and irrevocably, in aggregate principal amounts in an integral multiple of $1,000,000 but not less than $5,000,000, or to terminate, all or a portion of the then undisbursed portion of the Commitment; provided that the Commitment may not
                                            --------
     be so reduced below an amount equal to the sum of (i) the aggregate
                                                --- --
     principal amount outstanding under the Notes, plus (ii) the Aggregate
                                                   ----
     Effective Amount of all outstanding Letters of Credit. The Administrative Agent shall promptly notify the Lenders of any reduction or termination of the Commitment under this Section.

                    (b) Any voluntary reduction of the Commitment under this Section shall be applied to reduce the Reduction Amount on such Reduction Dates as may be specified by Borrower or, if no such specification is made, to reduce the Reduction Amount for the most remote Reduction Date (to the extent of such reduction) and thereafter to earlier Reduction Dates (to the extent not previously applied) in the inverse order of their occurrence.

          2.6  Scheduled Reductions of Commitment.  Subject to Section 2.5, on
               ----------------------------------
each Reduction Date, the Commitment shall automatically be permanently reduced by the then applicable Reduction Amount.

          2.7  Optional Increases to the Commitment.
               ------------------------------------

          (a)  Provided that no Default or Event of Default then exists,
               --------
     Borrower may at any time subsequent to the Closing Date and prior to the first anniversary of the Closing Date request in writing that the then effective Commitment be increased to an amount which is not greater than $250,000,000 minus the amount of any reductions to the Commitment which
                  -----
     have then occurred pursuant to Sections 2.5 or 2.6, in accordance with the provisions of this Section. Any request under this Section shall be submitted by Borrower to the Lenders through the Administrative Agent not less than thirty days prior to the proposed increase, specify the proposed effective date and amount of such increase and be accompanied by (i) a Certificate of a Responsible Official, signed by a Senior Officer of the Licensee on behalf of Borrower, stating that no Default or Event of Default exists as of the date of the request or will result from the requested increase and (ii) a written consent to the increase in the amount of the Commitment executed by the Company. Borrower may also specify any fees offered to those Lenders which agree to an increase in the amount of their Pro Rata Share of the Commitment (which fees may be variable based upon the amount which any such Lender is willing to assume as an increase to the amount of its Pro Rata Share of the increased Commitment). The consent of the Lenders, as such, shall not be required for an increase in the amount of the Commitment pursuant to this Section.

          (b) Each Lender may approve or reject a request for an increase in the amount of the Commitment in its sole and absolute discretion and, absent an affirmative written response within fifteen days after receipt of such request, shall be deemed to have rejected the request. The rejection of such a request by any number of Lenders shall not affect Borrower's right to increase the Commitment pursuant to this Section. No Lender which rejects a request for an increase in the Commitment shall be subject to removal as a Lender.

          (c) In responding to a request under this Section, each Lender which is willing to increase the amount of its Pro Rata Share of the increased Commitment shall specify the amount of the proposed increase which it is willing to assume. Each consenting Lender shall be entitled to participate ratably (based on its Pro Rata Share of the Commitment before such increase) in any resulting increase in the Commitment, subject to the right of the Administrative Agent to adjust allocations of the increased Commitment so as to result in the amounts of the Pro Rata Shares of the Lenders being in integral multiples of $1,000,000.

          (d) If the aggregate principal amount offered to be assumed by the consenting Lenders is less than the amount requested, Borrower may (i) reject the proposed increase in its entirety, (ii) accept the offered amounts or (iii) designate new lenders who qualify as Eligible Assignees and which are reasonably acceptable to the Administrative Agent as additional Lenders hereunder in accordance with clause (e) of this Section (each, a "New Lender"), which New Lenders may assume the amount of the increase in the Commitment that has not been assumed by the consenting Lenders.

          (e) Each New Lender designated by Borrower and reasonably acceptable to the Administrative Agent shall become an additional party hereto as a New Lender concurrently with the effectiveness of the proposed increase in the Commitment upon its execution of an instrument of joinder to this Agreement which is in form and substance acceptable to the Administrative Agent and which, in any event, contains the representations, warranties, indemnities and other protections afforded to the Administrative Agent and the other Lenders which would be granted or made by an Eligible Assignee by means of the execution of a Commitment Assignment and Acceptance.

          (f) Subject to the foregoing, any increase to the Commitment requested under this Section shall be effective as of the date proposed by Borrower and shall be in the principal amount equal to (i) the amount which consenting Lenders are willing to assume as increases to the amount of their Pro Rata Share plus (ii) the amount offered by any New Lenders. Upon
                          ----
     the effectiveness of any such increase, Borrower shall issue replacement Notes to each affected Lender and new Notes to each New Lender, and the percentage Pro Rata Shares of each Lender will be adjusted to give effect to the increase in the Commitment and set forth in a new Schedule 1.1 issued by the Administrative Agent.

          2.8  Optional Termination of Commitment.  Following the occurrence of
               ----------------------------------
a Change in Control, the Requisite Lenders may in their sole and absolute discretion elect, during the thirty day period immediately subsequent to the later of (a) such occurrence or (b) the earlier of (i) receipt of written notice
--------                                -------
to the Administrative Agent of the Change in Control from Borrower, or (ii) if no such notice has been received by the Administrative Agent, the date upon which the Administrative Agent has actual knowledge thereof, to terminate the Commitment, in which case the Commitment shall be terminated effective on the date which is thirty days subsequent to written notice from the Administrative Agent to Borrower thereof.

          2.9  Administrative Agent's Right to Assume Funds Available for
               ----------------------------------------------------------
Advances. Unless the Administrative Agent shall have been notified by any Lender
--------
no later than 10:00 a.m. on the Business Day of the proposed funding by the Administrative Agent of any

Loan that such Lender does not intend to make available to the Administrative Agent such Lender's portion of the total amount of such Loan, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date of the Loan and the Administrative Agent may, in reliance upon such assumption, make available to Borrower a corresponding amount. If the Administrative Agent has made funds available to Borrower based on such assumption and such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent promptly shall notify Borrower who shall pay such corresponding amount to the Administrative Agent. The Administrative Agent also shall be entitled to recover from such Lender interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to the daily Federal Funds Rate. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its share of the Commitment or to prejudice any rights which the Administrative Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

          2.1  Collateral and Guaranty.  The Obligations of the Borrower under
               -----------------------
this Agreement and under the other Loan Documents shall be guaranteed by the Company and secured by the Collateral pursuant to the Collateral Documents.

                                   Article 3
                               PAYMENTS AND FEES
                               -----------------


          3.1  Principal and Interest.
               ----------------------

               (a) Interest shall be payable on the outstanding daily unpaid principal amount of each Advance from the date thereof until payment in full is made and shall accrue and be payable at the rates set forth or provided for herein before and after Default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law, with interest on overdue interest at the Default Rate to the fullest extent permitted by applicable Laws.

               (b) Interest accrued on each Base Rate Loan on the first Business Day of each calendar month shall be due and payable on that day. Except as
                                                                       ------
     otherwise provided in Section 3.9, the unpaid principal amount of any Base Rate Loan shall bear interest at a fluctuating rate per annum equal to the Base Rate plus the applicable Base Rate Margin. Each change in the
               ----
     interest rate under this Section 3.1(b) due to a change in the Base Rate shall take effect simultaneously with the corresponding change in the Base Rate.

               (c) Interest accrued on each Eurodollar Rate Loan which is for a term of three months or less shall be due and payable on the last day of the related Eurodollar Period. Interest accrued on each other Eurodollar Rate Loan shall be due and payable on the date which is three months after the date such Eurodollar Rate Loan was made (and, in the event that all of the Lenders have approved a Eurodollar Period of longer than six months, every three months thereafter through the last day of the Eurodollar Period) and on the last day of the related Eurodollar Period. Except as
                                                                    ------
     otherwise provided in Section 3.9, the unpaid principal amount of any Eurodollar Rate Loan shall bear interest at a rate per annum equal to the Eurodollar Rate for that Eurodollar Rate Loan plus the applicable
                                                   ----
     Eurodollar Margin.

               (d) If not sooner paid, the principal Indebtedness evidenced by the Notes shall be payable as follows:

                   (i) the amount, if any, by which the Outstanding Obligations at any time exceed the then applicable Commitment (as the same may reduced on any Reduction Date), shall be payable immediately; and

                   (ii) the principal Indebtedness evidenced by the Notes shall in any event be payable on the Maturity Date.

               (e) The Notes may, at any time and from time to time, voluntarily be paid or prepaid in whole or in part without premium or penalty, except
                                                                        ------
     that with respect to any voluntary prepayment under this Section (i) any partial prepayment shall be not less than $5,000,000, or in integral multiples of $1,000,000 which are in excess of $5,000,000, (ii) the Administrative Agent shall have received written notice of any prepayment by 9:00 a.m., California local time, on the Business Day prior to the date of prepayment (which must be a Business Day) in the case of a Base Rate Loan, and, in the case of a Eurodollar Rate Loan, three Business Days before the date of prepayment, which notice shall identify the date and amount of the prepayment and the Loan(s) being prepaid, (iii) each prepayment of principal on any Eurodollar Rate Loan shall be accompanied by payment of interest accrued to the date of payment on the amount of principal paid and (iv) any payment or prepayment of all or any part of any Eurodollar Rate Loan on a day other than the last day of the applicable Eurodollar Period shall be subject to Section 3.8(e). Promptly following receipt of a notice of prepayment under clause (ii) above, the Administrative Agent shall notify each Lender by telephone or telecopier (and if by telephone, promptly confirmed by telecopier) of the date and amount thereof.

               (f) Each payment of principal by Borrower hereunder shall be applied ratably to the Advances made to Borrower which are then due and payable, provided that if the Obligations are then accelerated or have been
              --------
     deemed to have been accelerated, each payment of principal hereunder shall be applied ratably to the outstanding Advances.

          3.2  Arranger's Fees.  On the Closing Date, Borrower shall pay to
               ---------------
Arranger through the Administrative Agent underwriting fees in the amount heretofore agreed upon by letter agreement between Borrower and the Arranger. These fees are for the services of the Arranger in arranging the credit facilities under this Agreement and are fully earned when paid and are nonrefundable.

          3.3  Upfront Fees.  On the Closing Date, Borrower shall pay to the
               ------------
Administrative Agent, for the account of each Lender, upfront fees in an amount equal to that Lender's allocated Pro Rata Share of the Commitment times a fee
                                                                  -----
percentage based upon the amount of the offered commitment of that Lender to the credit facilities described herein, as set forth in a writing delivered to that Lender by the Arranger, provided that the fee percentage for Bank of America
                         --------
shall be as set forth in a letter agreement with Bank of America. Such upfront fees are for the credit facilities committed by each Lender under this

Agreement and are fully earned when paid. The upfront fees paid to each Lender are solely for its own account and are nonrefundable.

          3.4  Commitment Fees.  From the Closing Date, Borrower shall pay to
               ---------------
the Administrative Agent, for the ratable accounts of the Lenders pro rata according to their Pro Rata Share, a commitment fee equal to the Commitment Fee Rate in effect from time to time times the average daily amount by which the
                                 -----
Commitment exceeds the sum of (a) the aggregate principal amount outstanding
                       ------
under the Notes plus (b) the Aggregate Effective Amount under all outstanding
                ----
Standby Letters of Credit. The commitment fee shall be pay able quarterly in arrears on each Quarterly Payment Date, on the Maturity Date, upon the date of any partial reduction or termination of the Commitment pursuant to Sections 2.5,
2.6 or 2.8 and upon any increase to the Commitment pursuant to Section 2.7.

          3.5  Letter of Credit Fees.  With respect to each Letter of Credit,
               ---------------------
Borrower shall pay the following fees:

               (a) concurrently with the issuance of each Standby Letter of Credit, a letter of credit issuance fee to the Issuing Lender for the sole account of the Issuing Lender, in an amount set forth in a letter agreement between Borrower and the Issuing Lender;

               (b) concurrently with the issuance of each Standby Letter of Credit, to the Administrative Agent for the ratable account of the Lenders in accordance with their Pro Rata Share, a standby letter of credit fee in an amount equal to the applicable Standby Letter of Credit Fee per annum as of the date of such issuance times the face amount of such Standby Letter
                                  -----
     of Credit through the termination or expiration of such Standby Letter of Credit, which the Administrative Agent shall promptly pay to the Lenders; and

               (c) concurrently with each issuance, negotiation, drawing or amendment of each Commercial Letter of Credit, to the Issuing Lender for the sole account of the Issuing Lender, issuance, negotiation, drawing and amendment fees in the amounts set forth from time to time as the Issuing Lender's published scheduled fees for such services.

Each of the fees payable with respect to Letters of Credit under this Section is earned when due and is nonrefundable.

          3.6  Agency Fees. On the Closing Date and annually thereafter,
               -----------
Borrower shall pay to the Administrative Agent an agency fee in such amounts as heretofore agreed upon by letter agreement between Borrower and Bank of America and the Arranger. The agency fee is for the services to be performed by the Administrative Agent in acting as Administrative Agent and is fully earned on the date paid. The agency fee paid to the Administrative Agent is solely for its own account and is nonrefundable.

          3.7  Increased Commitment Costs.  If any Lender shall determine in
               --------------------------
good faith that the introduction after the Closing Date of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein or any change in the interpretation or administration thereof by any central bank or other Governmental Agency charged with the interpretation or administration thereof, or compliance by such Lender (or its Eurodollar Lending Office) or any corporation controlling the Lender, with any request, guideline or directive regarding capital adequacy (whether or not having the force of Law) of any such central bank or other authority, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) determines in good faith that the amount of such capital is increased, or the rate of return on capital is reduced, as a consequence of its obligations under this Agreement, then, within ten Business Days after demand of such Lender, Borrower shall pay to such Lender, from time to time as specified in good faith by such Lender, additional amounts sufficient to compensate such Lender in light of such circumstances, to the extent reasonably allocable to such obligations under this Agreement, provided that
                                                               --------
Borrower shall not be obligated to pay any such amount which arose prior to the date which is ninety days preceding the date of such demand or is attributable to periods prior to the date which is ninety days preceding the date of such demand. Each Lender's determination of such amounts shall be conclusive in the absence of manifest error. Any request for compensation by a Lender under this Section shall set forth the basis upon which it has been determined that such an amount is due from Borrower, a calculation of the amount due, and a certification that the corresponding costs or diminished rate of return on capital have been incurred or sustained by the Lender. If Borrower becomes obligated to pay a material amount under this Section to any Lender, that Lender will be subject to removal in accordance with Section 11.26; provided that
                                                             --------
Borrower shall have paid such amount to that Lender and that Borrower, within the thirty day period following the date of such payment, shall have notified that Lender in writing of their intent to so remove the Lender.

          3.8  Eurodollar Costs and Related Matters.
               ------------------------------------

               (a) In the event that any Governmental Agency imposes on any Lender any reserve or comparable requirement (including any emergency,
                                                   ---------
     supplemental or other reserve) with respect to the Eurodollar Obligations of that Lender, Borrower shall pay that Lender within five Business Days after demand all amounts necessary to compensate such Lender (determined as though such Lender's

     Eurodollar Lending Office had funded 100% of its Eurodollar Rate Advance in the Designated Eurodollar Market) in respect of the imposition of such reserve requirements. The Lender's determination of such amount shall be conclusive in the absence of manifest error.

               (b) If, after the date hereof, the existence or occurrence of any Special Eurodollar Circumstance:

               (1) shall subject any Lender or its Eurodollar Lending Office to any tax, duty or other charge or cost with respect to any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Advances or its obligation to make Eurodollar Rate Advances, or shall change the basis of taxation of payments to any Lender attributable to the principal of or interest on any Eurodollar Rate Advance or any other amounts due under this Agreement in respect of any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Advances or its obligation to make Eurodollar Rate Advances, excluding (i) taxes
                                                       ---------
          imposed on or measured in whole or in part by its overall net income, gross income or gross receipts, (ii) franchise taxes imposed by (A) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or Eurodollar Lending Office or (B) any jurisdiction (or political subdivision thereof) in which it is "doing business," and (iii) any withholding taxes or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide Borrower with the appropriate form or forms required by Section 11.21, to the extent such forms are then available under applicable Laws;

               (2) shall impose, modify or deem applicable any reserve not applicable or deemed applicable on the date hereof (including any
                                                              ---------
          reserve imposed by the Board of Governors of the Federal Reserve System, special deposit, capital or similar requirements against assets of, deposits with or for the account of, or credit extended by, any Lender or its Eurodollar Lending Office); or

               (3) shall impose on any Lender or its Eurodollar Lending Office or the Designated Eurodollar Market any other condition affecting any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Advances, its obligation to make Eurodollar Rate Advances or this Agreement, or shall otherwise affect any of the same;

     and the result of any of the foregoing, as determined in good faith by such Lender, increases the cost to such Lender or its Eurodollar Lending Office of making or maintaining any Eurodollar Rate Advance or in respect of any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Advances or its obligation to make Eurodollar Rate Advances or reduces the amount of any sum received or receivable by such Lender or its Eurodollar Lending Office with respect to any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Advances or its obligation to make Eurodollar Rate Advances (assuming such Lender's Eurodollar Lending Office had funded 100% of its Eurodollar Rate Advance in the Designated Eurodollar Market), then, within five Business Days after demand by such Lender (with a copy to the Administrative Agent), Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction (determined as though such Lender's Eurodollar Lending Office had funded 100% of its Eurodollar Rate Advance in the Designated Eurodollar Market). A statement of any Lender claiming compensation under this subsection and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.

               (c) If, after the date hereof, the existence or occurrence of any Special Eurodollar Circumstance shall, in the good faith opinion of any Lender, make it unlawful or impossible for such Lender or its Eurodollar Lending Office to make, maintain or fund its portion of any Eurodollar Rate Advance or materially restrict the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the Designated Eurodollar Market, or to determine or charge interest rates based upon the Eurodollar Rate, and such Lender shall so notify the Administrative Agent, then such Lender's obligation to make Eurodollar Rate Advances shall be suspended for the duration of such illegality or impossibility and the Administrative Agent forthwith shall give notice thereof to the other Lenders and Borrower. Upon receipt of such notice, the outstanding principal amount of such Lender's Eurodollar Rate Advances, together with accrued interest thereon, automatically shall be converted to Base Rate Advances on either
     (1) the last day of the Eurodollar Period(s) applicable to such Eurodollar Rate Advances if such Lender may lawfully continue to maintain and fund such Eurodollar Rate Advances to such day(s) or (2) immediately if such Lender may not lawfully continue to fund and maintain such Eurodollar Rate Advances to such day(s), provided that in such event the conversion shall
                              --------
     not be subject to payment of a prepayment fee under clause (e) of this Section. Each Lender agrees to endeavor promptly to notify Borrower of any event of which it has actual knowledge, occurring after the Closing Date, which will cause that Lender to notify the Administrative Agent under this Section, and agrees to designate a different Eurodollar Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender. In the event that any Lender is unable, for the reasons set forth above, to make, maintain or fund its portion of any Eurodollar Rate Loan or Advance, such

     Lender shall fund such amount as a Base Rate Advance for the same period of time, and such amount shall be treated in all respects as a Base Rate Advance. Any Lender whose obligation to make Eurodollar Rate Advances has been suspended under this Section shall promptly notify the Administrative Agent and Borrower of the cessation of the Special Eurodollar Circumstance which gave rise to such suspension.

               (d) If, with respect to any proposed Eurodollar Rate Loan:

               (1) the Administrative Agent reasonably determines that, by reason of circumstances affecting the Designated Eurodollar Market generally that are beyond the reasonable control of the Lenders, deposits in Dollars (in the applicable amounts) are not being offered to any Lender in the Designated Eurodollar Market for the applicable Eurodollar Period; or

               (2) the Requisite Lenders advise the Administrative Agent that the Eurodollar Rate as determined by the Administrative Agent (i) does not represent the effective pricing to such Lenders for deposits in Dollars in the Designated Eurodollar Market in the relevant amount for the applicable Eurodollar Period, or (ii) will not adequately and fairly reflect the cost to such Lenders of making the applicable Eurodollar Rate Advances;

     then the Administrative Agent forthwith shall give notice thereof to Borrower and the Lenders, whereupon until the Administrative Agent notifies Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of the Lenders to make any future Eurodollar Rate Advances shall be suspended unless (but only if clause (2) above is the
                                 ------
     basis for such suspension) Borrower notifies the Administrative Agent in writing that Borrower elects to pay the Enhanced Eurodollar Margin with respect to all Eurodollar Rate Loans made during such period.

               (e) Upon payment or prepayment of any Eurodollar Rate Advance (other than as the result of a conversion required under clause (c) of this
      ----- ----
     Section) on a day other than the last day in the applicable Eurodollar Period (whether voluntarily, involuntarily, by reason of acceleration, or otherwise), or upon the failure of Borrower (for a reason other than the failure of a Lender to make an Advance) to borrow on the date or in the amount specified for a Eurodollar Rate Advance in any Request for Loan or Request for Competitive Bids, or upon the failure of Borrower to prepay a Eurodollar Rate Loan or Advance on the date specified in a notice of prepayment delivered to the Administrative Agent pursuant to Section 3.1(d), Borrower shall pay to the appropriate Lender within ten Business Days after demand a prepayment fee, failure to borrow fee or failure to prepay fee, as the case may be (determined as though

     100% of that Lender's Eurodollar Rate Advance had been funded in the Designated Eurodollar Market), equal to the sum of:
                                                 --- --

               (1) the principal amount of the Eurodollar Rate Advance prepaid or not borrowed or prepaid, as the case may be, times [the number of
                                                          -----
          days from and including the date of prepayment or failure to borrow or prepay, as applicable, to but excluding the last day in the applicable Eurodollar Period], divided by 360, times the applicable Interest
                              ----------      -----
          Differential (provided that the product of the foregoing formula must
                        --------
          be a positive number); plus
                                 ----

               (2) all out-of-pocket expenses incurred by the Lender reasonably attributable to such payment, prepayment or failure to borrow.

     Each Lender's determination of the amount of any prepayment fee, failure to borrow fee or failure to prepay fee payable under this Section shall be conclusive in the absence of manifest error.

               (f) Each Lender agrees to endeavor promptly to notify Borrower of any event of which it has actual knowledge, occurring after the Closing Date, which will entitle such Lender to compensation pursuant to clause (a) or clause (b) of this Section, and agrees to designate a different Eurodollar Lending Office if such designation will avoid the need for or reduce the amount of such compensation and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender. Any request for compensation by a Lender under this Section shall set forth the basis upon which it has been determined that such an amount is due from Borrower, a calculation of the amount due, and a certification that the corresponding costs have been incurred by the Lender.

               (g) If any Lender claims compensation or is excused from making or continuing Eurodollar Rate Loans or Advances under this Section:

                    (i) Borrower may at any time, upon at least four (4) Eurodollar Business Days' prior notice to the Administrative Agent and such Lender and upon payment in full of the amounts provided for in this Section through the date of such payment plus any prepayment fee
                                                        ----
          (subject to clause (c) of this Section) required by clause (e) of this Section, pay in full the affected Eurodollar Rate Advances of such Lender or request that such Eurodollar Rate Advances be converted to Base Rate Advances; and

                    (ii) In the case where Borrower becomes obligated to pay a material amount under this Section to any Lender, that Lender will be subject to removal in accordance with Section 11.26; provided that
                                                               --------
          Borrower shall have paid such amount to that Lender and that Borrower, within the thirty day period following the date of such payment, shall have notified that Lender in writing of Borrower's intent to so remove the Lender.

          3.9   Late Payments.  If any installment of principal or interest or
                -------------
any fee or cost or other amount payable under any Loan Document to the Administrative Agent, the Issuing Bank or any Lender is not paid when due, it shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the sum of the then applicable interest rate as to such amount
                   ---
(including the Base Rate Margin or Eurodollar Spread, as applicable) plus 3%, to
                                                                     ----
the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be compounded
                  ---------
monthly, on the last day of each calendar month, to the fullest extent permitted by applicable Laws.

          3.10  Computation of Interest and Fees.  Computation of interest on
                --------------------------------
Base Rate Loans shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed; computation of interest on Eurodollar Rate Loans and all fees under this Agreement shall be calculated on the basis of a year of 360 days and the actual number of days elapsed. Borrower acknowledges that such latter calculation method will result in a higher yield to the Lenders than a method based on a year of 365 or 366 days. Interest shall accrue on each Loan for the day on which the Loan is made; interest shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid. Any Loan that is repaid on the same day on which it is made shall bear interest for one day. Notwithstanding anything in this Agreement to the contrary, interest in excess of the maximum amount permitted by applicable Laws shall not accrue or be payable hereunder or under the Notes, and any amount paid as interest hereunder or under the Notes which would otherwise be in excess of such maximum permitted amount shall instead be treated as a payment of principal.

          3.11  Non-Business Days.  If any payment to be made by Borrower or any
                -----------------
other Party under any Loan Document shall come due on a day other than a Business Day, payment shall instead be considered due on the next succeeding Business Day and the extension of time shall be reflected in computing interest and fees.

          3.12  Manner and Treatment of Payments.
                --------------------------------

               (a) Each payment hereunder (except payments pursuant to Sections
                                           ------
     3.7, 3.8, 11.3, 11.11 and 11.22) or on the Notes or under any other Loan Document shall be made without setoff, counterclaim or deduction of any kind to the Administrative Agent, at the Administrative Agent's Office, for the account of each of the Lenders or the Administrative Agent, as the case may be, in immediately available funds not later than 11:00 a.m., California local time, on the day of payment (which must be a Business Day). All payments received after such time, on any Business Day, shall be deemed received on the next succeeding Business Day. The amount of all payments received by the Administrative Agent for the account of each Lender shall be immediately paid by the Administrative Agent to the applicable Lender in immediately available funds and, if such payment was received by the Administrative Agent by 11:00 a.m., California local time, on a Business Day and not so made avail-able to the account of a Lender on that Business Day, the Administrative Agent shall reimburse that Lender for the cost to such Lender of funding the amount of such payment at the Federal Funds Rate. All payments shall be made in lawful money of the United States of America.

               (b) Each payment or prepayment on account of any Loan shall be applied pro rata according to the outstanding Advances made by each Lender comprising such Loan.

               (c) Each Lender shall use its best efforts to keep a record (which may be in tangible or electronic or other intangible form) of Advances made by it and payments received by it with respect to each of its Notes and, subject to Section 10.6(g), such record shall, as against Borrower, be presumptive evidence of the amounts owing. Notwithstanding the foregoing sentence, the failure by any Lender to keep such a record shall not affect Borrower's obligations to pay the Obligations.

               (d) Each payment of any amount payable by Borrower or any other Party under this Agreement or any other Loan Document shall be made free and clear of, and without reduction by reason of, any taxes, assessments or other charges imposed by any Governmental Agency, central bank or comparable authority, excluding (i) taxes imposed on or measured in whole
                           ---------
     or in part by overall net income, gross income or gross receipts, (ii) franchise taxes imposed on any Lender by (A) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or Eurodollar Lending Office or (B) any jurisdiction (or political subdivision thereof) in which it is "doing business", (iii) any withholding taxes or other taxes based on gross income imposed by the United States of America that are not attributable to any change in any Law or the interpretation or administration of any Law by any Governmental Agency and
     (iv) any withholding tax or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide Borrower with the appropriate form or forms required by
     Section 11.21, to the extent such forms are then available under applicable Laws (all such non-excluded taxes, assessments or other charges being hereinafter referred to as "Taxes"). To the extent that Borrower or any other Party is obligated by applicable Laws to make any deduction or withholding on account of Taxes from any amount payable to any Lender under this Agreement, they shall (i) make such deduction or withholding and pay the same to the relevant Governmental Agency and (ii) pay such additional amount to that Lender as is necessary to result in that Lender's receiving a net after-Tax amount equal to the amount to which that Lender would have been entitled under this Agreement absent such deduction or withholding. If and when receipt of such payment results in an excess payment or credit to that Lender on account of such Taxes, that Lender shall promptly refund such excess to Borrower or the relevant Party. If Borrower or any such Party becomes obligated to pay a material amount under this Section to any Lender, that Lender will be subject to removal in accordance with Section 11.26; provided that Borrower or the relevant Party shall have paid such amount
     --------
     to that Lender and that Borrower, within the thirty day period following the date of such payment, shall have notified that Lender in writing of Borrower's intent to so remove the Lender.

          3.13 Funding Sources.  Nothing in this Agreement shall be deemed to
               ---------------
obligate any Lender to obtain the funds for any Loan or Advance in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan or Advance in any particular place or manner, provided that each Lender severally represents and
                            --------
warrants that it has obtained the funds for its Advances in compliance with applicable Laws and that the making of its Advances will not constitute "prohibited transactions" as such term is defined in ERISA.

          3.14 Failure to Charge Not Subsequent Waiver.  Any decision by the
               ---------------------------------------
Administrative Agent or any Lender not to require payment of any interest (including interest at the Default Rate), fee, cost or other amount payable
 ---------
under any Loan Document, or to calculate any amount payable by a particular method, on any occasion shall in no way limit or be deemed a waiver of the Administrative Agent's or such Lender's right to require full payment of any interest (including interest at the Default Rate), fee, cost or other amount
          ---------
payable under any Loan Document, or to calculate an amount payable by another method that is not inconsistent with this Agreement, on any other or subsequent occasion.

          3.15 Administrative Agent's Right to Assume Payments Will be Made by
               ---------------------------------------------------------------
Borrower.  Unless the Administrative Agent shall have been notified by Borrower
--------
prior to the date on which any payment to be made by Borrower hereunder is due that Borrower does not intend to remit such payment, the Administrative Agent may, in its discretion, assume that Borrower has remitted such payment when so due and the Administrative Agent may, in its discretion and in reliance upon such assumption, make available to each Lender on such payment date an amount equal to such Lender's share of such assumed payment. If Borrower has not in fact remitted such payment to the Administrative Agent, each Lender shall forthwith on demand repay to the Administrative Agent the amount of such assumed payment made available to such Lender, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent at the Federal Funds Rate.

          3.16 Fee Determination Detail.  The Administrative Agent and any
               ------------------------
Lender shall provide reasonable detail to Borrower regarding the manner in which the amount of any payment to the Creditors, or that Lender, under Article 3 has been determined, concurrently with demand for such payment.

          3.17 Survivability.  All of Borrower's obligations under Sections 3.7
               -------------
and 3.8 shall survive for ninety days following the date on which the Commitment is terminated, all Obligations hereunder are fully paid and all Letters of Credit have expired.

                                   Article 4
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------


          Borrower represents and warrants to the Lenders that:

          4.1  Existence and Qualification; Power; Compliance With Laws.
               --------------------------------------------------------
Borrower is a limited liability company duly formed, validly existing and in good standing under the Laws of Delaware. The Company is a corporation duly formed, validly existing and in good standing under the Laws of Delaware. Borrower and the Company are duly qualified or registered to transact business and are in good standing in each other jurisdiction in which the conduct of their business or the ownership or leasing of their Properties makes such qualification or registration necessary, except where the failure so to qualify
                                         ------
or register and to be in good standing would not constitute a Material Adverse Effect. Borrower and the Company have all requisite company, corporate or other organizational power and authority to conduct their business, to own and lease their Properties and to execute and deliver each Loan Document to which each is a Party and to perform the Obligations. All outstanding shares of the capital stock of Borrower are duly authorized, validly issued, fully paid and non-assessable, and no holder thereof has any enforceable right of rescission under any applicable state or federal securities Laws. Borrower is in compliance with all Requirements of Law applicable to its business as at present conducted, has obtained all authorizations, consents, approvals, orders, licenses and permits from, and has accomplished all filings, registrations and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business as at present conducted, except where the failure so to comply, file, register, qualify or obtain
------
exemptions does not constitute a Material Adverse Effect.

          4.2  Authority; Compliance With Other Agreements and Instruments and
               ---------------------------------------------------------------
Government Regulations.  The execution, delivery and performance by Borrower and
----------------------
the Company of the Loan Documents to which it is a Party have been duly authorized by all necessary corporate or other organizational action, and do not and will not:

               (a) Require any consent or approval not heretofore obtained of any member, partner, director, stockholder, security holder or creditor of such Party;

               (b) Violate or conflict with any provision of such Party's operating agreement, charter, articles of incorporation, operating agreement or bylaws, as applicable;

               (c) Result in or require the creation or imposition of any Lien or Right of Others upon or with respect to any Property now owned or leased or hereafter acquired by such Party;

               (d) Violate any Requirement of Law applicable to such Party, subject to obtaining the authorizations from, or filings with, the Governmental Agencies described in Schedule 4.3;

               (e) Result in a breach of or constitute a default under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement or any other Contractual Obligation to which such Party is a party or by which such Party or any of its Property is bound or affected;

and neither Borrower nor the Company is in violation of, or default under, any Requirement of Law or Contractual Obligation, or any indenture, loan or credit agreement described in Section 4.2(e), in any respect that constitutes a Material Adverse Effect.

          4.3  No Governmental Approvals Required.  Except as set forth in
               ----------------------------------   ------
Schedule 4.3 or previously obtained or made, no authorization, consent, approval, order, license or permit from, or filing, registration or qualification with, any Governmental Agency is or will be required to authorize or permit under applicable Laws the execution, delivery and performance by Borrower and its Subsidiaries of the Loan Documents to which it is a Party. Except as set forth in Schedule 4.3, all authorizations from, or filings with,
------
any Governmental Agency described in Schedule 4.3 will be accomplished as of the Closing Date.

          4.4  Subsidiaries.  Borrower does not own any capital stock, equity
               ------------
interest or debt security which is convertible, or exchangeable, for capital stock or equity interests in any Person, other than Subsidiaries of Borrower as to which Borrower has complied with Section 5.14.

          4.5  Company Financials; Borrower's Opening Balance Sheet.  As of the
               ----------------------------------------------------
Closing Date, no Material Adverse Effect has occurred with respect to the Company since December 31, 1998. Borrower has furnished to the Lenders its pro forma opening balance sheet, which fairly presents in all material respects the financial condition, results of operations and changes in financial position of Borrower as of the date of this Agreement.

          4.6  No Other Liabilities.  Borrower does not have any material
               --------------------
liability or material contingent liability required under Generally Accepted Accounting Principles to be reflected or disclosed and not reflected or disclosed in the pro forma opening balance sheet described in Section 4.5.

          4.7  Title to Property.  Borrower and its Subsidiaries have valid
               -----------------
title to the Property reflected in the opening balance sheet described in
Section 4.5, other than immaterial items of Property and Property subsequently sold or disposed of in the ordinary course of business, free and clear of all Liens and Rights of Others, other than Permitted Encumbrances, Permitted Rights
                            ----------
of Others and Liens or Rights of Others described in Schedule 4.7 or permitted by Section 6.8.

          4.8  Intangible Assets.  Borrower and its Subsidiaries own, or possess
               -----------------
the right to use to the extent necessary in their businesses, all material trademarks, trade names, copyrights, patents, patent rights, computer software, licenses and other Intangible Assets that are used in the conduct of their businesses, and no such Intangible Asset, to the best knowledge of Borrower, conflicts with the valid trademark, trade name, copyright, patent, patent right or Intangible Asset of any other Person to the extent that such conflict constitutes a Material Adverse Effect. Schedule 4.8 sets forth all material patents, trademarks, tradenames, trade styles and copyrights owned by Borrower and its Subsidiaries. Neither Borrower nor any of its Subsidiaries owns any trademarks, trade names or trade styles, other than trademarks, trade names and trade styles as to which Borrower and its Subsidiaries have complied with
Section 5.12.

          4.9  Public Utility Holding Company Act.  Neither Borrower nor any of
               ----------------------------------
its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          4.10 Litigation.  Except for (a) any matter fully covered as to
               ----------   ------
subject matter and amount (subject to applicable deductibles and retentions) by insurance as to which the insurance carrier has been notified and has not asserted lack of subject matter coverage or reserved its right to do so, (b) any matter, or series of related matters, involving a claim against Borrower or any of its Subsidiaries of less than $1,000,000, (c) matters of an administrative nature not involving a claim or charge against Borrower or any of its Subsid-iaries and (d) matters set forth in Schedule 4.10, there are no actions, suits, proceedings or investigations pending as to which Borrower or any of its Subsidiaries have been served or have received notice or, to the best knowledge of Borrower, threatened against or affecting Borrower or any of its Subsidiaries or any Property of any of them before any Governmental Agency.

          4.11 Binding Obligations.  The Lease, the Sublease and the Landlord
               -------------------
Consent constitute the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms, except as
                                                                      ------
enforcement may be limited by Debtor Relief Laws, Gaming Laws or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion. Each of the Loan

Documents to which Borrower or any of its Subsidiaries is a Party will, when executed and delivered by such Party, constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as enforcement may be limited by Debtor Relief Laws, Gaming Laws
       ------
or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.

          4.12 No Default.  No event has occurred and is continuing that is a
               ----------
Default or Event of Default.

          4.13 ERISA.
               -----

               (a) With respect to each Pension Plan:

                       (i) such Pension Plan complies in all material respects with ERISA and any other applicable Laws to the extent that noncompliance could reasonably be expected to have a Material Adverse Effect;

                       (ii) such Pension Plan has not incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA) that could reasonably be expected to have a Material Adverse Effect;

                       (iii) no "reportable event" (as defined in Section 4043 of ERISA) has occurred that could reasonably be expected to have a Material Adverse Effect; and

                       (iv) neither Borrower nor any of its Subsidiaries has engaged in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code) that could reasonably be expected to have a Material Adverse Effect.

               (b) Neither Borrower nor any of its Subsidiaries has incurred or expects to incur any withdrawal liability to any Multiemployer Plan that could reasonably be expected to have a Material Adverse Effect.

          4.14 Regulations T, U and X; Investment Company Act.  The sum of (a)
               ----------------------------------------------
the fair market value of the portion of the Collateral which is not Margin Stock plus (b) one-half of the value of the Collateral which does consist of Margin
----
Stock is and at all times following the Closing Date shall be in excess of the Outstanding Obligations. No part of the proceeds of any Loan hereunder will be used to purchase or carry, or to extend credit to others for the purpose of purchasing or carrying, any Margin Stock in violation of Regulations T, U and X.

Neither Borrower nor any of its Subsidiaries is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

          4.15 Disclosure.  No written statement made by a Senior Officer of the
               ----------
Licensee on behalf of Borrower or the Company to the Administrative Agent or any Lender in connection with this Agreement, or in connection with any Loan, as of the date thereof contained any untrue statement of a material fact or omitted a material fact necessary to make the statement made not misleading in light of all the circumstances existing at the date the statement was made.

          4.16 Tax Liability.  Borrower and its Subsidiaries have filed all tax
               -------------
returns which are required to be filed, and have paid, or made provision for the payment of, all taxes with respect to the periods, Property or transactions covered by said returns, or pursuant to any assessment received by Borrower or its Subsidiaries, except (a) such taxes, if any, as are being contested in good
                  ------
faith by appropriate proceedings and as to which adequate reserves have been established and maintained and (b) immaterial taxes so long as no material Property of Borrower or any of its Subsidiaries is in jeopardy of being seized, levied upon or forfeited.

          4.17 Projections.  As of the Closing Date, to the best knowledge of
               -----------
Borrower, the assumptions set forth in the Projections are reasonable and consistent with each other and with all facts known to Borrower and its Subsidiaries, and the Projections are reasonably based on such assumptions. Nothing in this Section shall be construed as a representation or covenant that the Projections in fact will be achieved. The Creditors acknowledge that the Projections are forward-looking statements and that actual financial results for Borrower and its Subsidiaries could differ materially from those set forth in the Projections.

          4.18 Hazardous Materials.  Except as described in Schedule 4.18, (a)
               -------------------
neither Borrower nor any of its Subsidiaries at any time has disposed of, discharged, released or threatened the release of any Hazardous Materials on, from or under the Real Property in violation of any Hazardous Materials Law that would individually or in the aggregate constitute a Material Adverse Effect, (b) to the best knowledge of Borrower, no condition exists that violates any Hazardous Material Law affecting any Real Property except for such violations that would not individually or in the aggregate have a Material Adverse Effect,
(c) no Real Property or any portion thereof is or has been utilized by Borrower or any of its Subsidiaries as a site for the manufacture of any Hazardous Materials and (d) to the extent that any Hazardous Materials are used, generated or stored by Borrower or any of its Subsidiaries on any Real Property, or transported to or from such Real Property by Borrower or any of its Subsidiaries, such use, generation, storage and transportation are in compliance in all material respects with all Hazardous Materials Laws.

          4.19 Security Interests.  The Security Agreement creates valid and
               ------------------
perfected first priority security interests in the Collateral described therein securing the Obligations (subject only to Permitted Encumbrances, Permitted Rights of Others, purchase money liens permitted under Section 6.8(e) and to such qualifications and exceptions as are contained in the Uniform Commercial Code with respect to the priority of security interests perfected by means other than the filing of a financing statement or with respect to the creation of security interests in Property to which Article 9 of the Uniform Commercial Code does not apply) and all actions necessary to perfect the security interest so created have been taken and completed. The Trademark Security Interest Assignment (if then in effect) creates a valid first priority collateral assignment of the Collateral described therein securing the Obligations and all action necessary to perfect the collateral assignment so created, other than the filing thereof with the United States Patent and Trademark Office will have been taken and completed. The Mortgage creates a valid Lien in the Collateral described therein securing the Obligations, other than those arising under
                                            ----- ----
Sections 4.18, 5.10 and 11.22, (and is of first priority subject only to Permitted Encumbrances, Permitted Rights of Others), and all action necessary to perfect the Lien so created, other than recordation or filing thereof with the
                             ----- ----
appropriate Governmental Agencies, has been taken and completed.

          4.20 Year 2000.  Borrower and its Subsidiaries have reviewed the
               ---------
effect of the Year 2000 Issue on the computer software, hardware and firmware systems and equipment containing embedded microchips owned or operated by or for Borrower and its Subsidiaries. The costs to Borrower and its Subsidiaries of any reprogramming required as a result of the Year 2000 Issue to permit the proper functioning of such systems and equipment and the proper processing of data, and the testing of such reprogramming, and of required systems changes are not reasonably expected to result in a Default or to have a material adverse effect on the business, financial position, results of operations or prospects of Borrower and its Subsidiaries, considered as a whole.

                                   Article 5
                             AFFIRMATIVE COVENANTS
                             ---------------------
                          (OTHER THAN INFORMATION AND
                           --------------------------
                            REPORTING REQUIREMENTS)
                            ----------------------


          So long as any Advance remains unpaid, or any Letter of Credit remains outstanding or any other Obligation remains unpaid, or any portion of the Commitment remains in force, Borrower shall, and shall cause each of its Subsidiaries to, unless the Administrative Agent (with the written approval of the Requisite Lenders) otherwise consents:

          5.1  Payment of Taxes and Other Potential Liens.  Pay and discharge
               ------------------------------------------
promptly all taxes, assessments and governmental charges or levies imposed upon any of them, upon their respective Property or any part thereof and upon their respective income or profits or any part thereof, except that Borrower and its
                                                  ------
Subsidiaries shall not be required to pay or cause to be paid (a) any tax, assessment, charge or levy that is not yet past due, or is being contested in good faith by appropriate proceedings so long as the relevant entity has established and maintains adequate reserves for the payment of the same or (b) any immaterial tax so long as no material Property of Borrower or any of its Subsidiaries is in jeopardy of being seized, levied upon or forfeited.

          5.2  Preservation of Existence.  Preserve and maintain their
               -------------------------
respective existences in the jurisdiction of their formation and all material authorizations, rights, franchises, privileges, consents, approvals, orders, licenses, permits, or registrations from any Governmental Agency that are necessary for the transaction of their respective business except (a) where the
                                                           ------
failure to so preserve and maintain the existence of any Subsidiary of Borrower and such authorizations, rights, franchises, privileges, consents, approvals, orders, licenses, permits, or registrations would not constitute a Material Adverse Effect and (b) that a merger permitted by Section 6.3 shall not constitute a violation of this covenant; and qualify and remain qualified to transact business in each jurisdiction in which such qualification is necessary in view of their respective business or the ownership or leasing of their respective Properties except where the failure to so qualify or remain qualified
                      ------
would not constitute a Material Adverse Effect.

          5.3  Maintenance of Properties.  Maintain, preserve and protect all of
               -------------------------
their respective Properties in good order and condition, subject to wear and tear in the ordinary course of business, and not permit any waste of their respective Properties, except that the failure to maintain, preserve and protect
                       ------
a particular item of Property that is not of significant value, either intrinsically or to the operations of Borrower and its Subsidiaries, taken as a whole, shall not constitute a violation of this covenant.

          5.4 Maintenance of Insurance. Maintain liability, casualty and other
              ------------------------
insurance (subject to customary deductibles and retentions) with responsible insurance companies in such amounts and against such risks as is carried by responsible companies engaged in similar businesses and owning similar assets in the general areas in which Borrower and its Subsidiaries operate and, in any event, such insurance as is required under the Mortgage.

          5.5 Compliance With Laws. Comply, within the time period, if any,
              --------------------
given for such compliance by the relevant Governmental Agency with enforcement authority, with all Requirements of Law noncompliance with which constitutes a Material Adverse Effect, except that Borrower and its Subsidiaries need not comply with a Requirement of Law then being contested by any of them in good faith by appropriate proceedings.

          5.6 Inspection Rights. Upon reasonable notice, at any time during
              -----------------
regular business hours and as often as reasonably requested (but not so as to materially interfere with the business of Borrower or any of its Subsidiaries) permit the Administrative Agent or any Lender, or any authorized employee, agent or representative thereof, to examine, audit and make copies and abstracts from the records and books of account of, and to visit and inspect the Properties of, Borrower and its Subsidiaries and to discuss the affairs, finances and accounts of Borrower and its Subsidiaries with any of their officers, managers, key employees or accountants and, upon request, furnish promptly to the Administrative Agent or any Lender true copies of all financial information made available to the board of directors or audit committee of the board of directors of Borrower.

          5.7 Keeping of Records and Books of Account. Keep adequate records and
              ---------------------------------------
books of account reflecting all financial transactions in conformity with Generally Accepted Accounting Principles, consistently applied, and in material conformity with all applicable requirements of any Governmental Agency having regulatory jurisdiction over Borrower or any of its Subsidiaries.

          5.8 Compliance With Agreements. Promptly and fully comply with all
              --------------------------
Contractual Obligations under all material agreements, indentures, leases and/or instruments to which any one or more of them is a party, whether such material agreements, indentures, leases or instruments are with a Lender or another Person, except for any such Contractual Obligations (a) the performance of which
        ------
would cause a Default or (b) then being contested by any of them in good faith by appropriate proceedings or if the failure to comply with such agreements, indentures, leases or instruments does not constitute a Material Adverse Effect.

          5.9 Use of Proceeds. Use the proceeds of Loans (a) on the Closing
              ---------------
Date, to refinance funds invested prior to the Closing Date by the Company and the Licensee in the Temporary Project, (b) to finance expenses associated with the transactions contemplated herein, (c) to finance design, development and construction expenses associated with the

Temporary Project, including without limitation obligations incurred by the Licensee prior to the date hereof and assumed by the Borrower, (d) to finance other Capital Expenditures, Acquisitions and Investments permitted under Article 6 hereof, (e) for other general corporate purposes associated with the Temporary Project, and (f) in the event that the Company elects to construct the Permanent Project through the Borrower, for the initial development and construction costs for the Permanent Project in an amount not to exceed $50,000,000.

          5.10 Hazardous Materials Laws. Keep and maintain all Real Property and
               ------------------------
each portion thereof in compliance in all material respects with all applicable Hazardous Materials Laws and promptly notify the Administrative Agent in writing (attaching a copy of any pertinent written material) of (a) any and all material enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened in writing by a Governmental Agency pursuant to any applicable Hazardous Materials Laws, (b) any and all material claims made or threatened in writing by any Person against Borrower or its Subsidiaries relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials and (c) discovery by any Senior Officer of the Licensee of any material occurrence or condition on Property adjoining or in the vicinity of such Real Property that could reasonably be expected to cause such Real Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such Real Property under any applicable Hazardous Materials Laws.

          5.11 Change of Name. Notify the Administrative Agent in writing of any
               --------------
change of the name of Borrower or any of its Subsidiaries within five Business Days of such change, and promptly (and in any event within ten Business Days of request) execute such amendments to any of the Collateral Documents and take such other actions as may be requested by the Administrative Agent to reflect such change of its name.

           5.12 Additional Collateral; the Temporary Project.
                --------------------------------------------

                (a) Concurrently with the acquisition by Borrower or any Subsidiary of Borrower of any fee or leasehold interest in Real Property, Borrower or the relevant Subsidiary shall execute and deliver to the Administrative Agent, a first mortgage with respect thereto (in a form reasonably acceptable to the Administrative Agent and in any event providing substantive remedies no less favorable to the Creditors than the Mortgage), together with the following, in each case at Borrower's sole expense:

                (i) at Borrower's option, either (A) any endorsements to the ALTA policy of lenders title insurance referred to in Section 8.1 as may be reasonably requested by the Administrative Agent, or (B) a new ALTA policy of lenders title insurance concerning such interest in Real Property;

               (ii) a "Phase I" environmental report with respect to the underlying Real Property prepared by a qualified independent environmental expert reasonably acceptable to the Administrative Agent and having results reasonably satisfactory to the Administrative Agent and the Requisite Lenders; and

               (iii) such other assurances, insurance certificates, opinions and the like as the Administrative Agent may reasonably request;

               (b) Concurrently with the acquisition by Borrower or any Subsidiary of Borrower of any trademark, trade name or trade style, Borrower or the relevant Subsidiary shall execute and deliver to the Administrative Agent the Trademark Security Interest Assignment or a joinder thereto, as applicable.

               (c)   Until the Opening Date Borrower and its Subsidiaries shall:

               (i) comply in all material respects with all existing Laws and requirements of all Governmental Agencies having jurisdiction over the Company, the Licensee, Borrower, its Subsidiaries and the Temporary Project, and Borrower and its Subsidiaries shall comply, as of the date when compliance is required, with all future Laws and requirements that become applicable to the Temporary Project;

               (ii) Permit CSG to monitor the construction of the Temporary Project and, subject to Section 11.14, provide CSG with such information and access to the Temporary Project and individuals employed by Borrower and its relevant Subsidiaries, and the architect and contractor for the Temporary Project as CSG or the Administrative Agent it may reasonably request for that purpose;

               (iii) Permit the Administrative Agent, or any Lender, at any reasonable time to enter and visit the Temporary Project for the purposes of performing an appraisal, observing the work of construction and examining all materials, plans, specifications, working drawings and other matters relating to the construction and\or redevelopment thereof, and maintain at Borrower's sole cost all insurance required by the Landlord to permit such entry, visitation and other work; and

               (iv) Promptly pay when due (subject to applicable retentions) or otherwise discharge all claims and Liens for labor done and materials and services furnished in connection with the Temporary Project's construction or redevelopment, except for claims contested in good faith by
                         ------
          appropriate proceedings to the extent that the same constitute Permitted Encumbrances, provided that any such claims are covered by
                                  --------
          such payment bonds or title insurance policy endorsements as may be reasonably requested by the Administrative Agent.

          5.13 Completion Certificates. As promptly as practicable following the
               -----------------------
Opening Date for the Temporary Project, promptly provide the Administrative Agent with:

          (a) a written certificate executed by the primary architect, engineer and contractor and reasonably acceptable to the Administrative Agent certifying that the Temporary Project has been completed in all material respects in accordance with the plans therefor and complies in all material respects with all applicable zoning, building and land use Laws and that the Temporary Project is ready to be opened for business; and

          (b)  Any endorsements to the title insurance policy referred to in
     Section 8.1(a) as are requested by the Administrative Agent, at the sole expense of Borrower.

          5.14 New Subsidiaries. Concurrently with the formation or acquisition
               ----------------
of any Subsidiary, cause such Subsidiary to execute and deliver to the Administrative Agent a guarantee of the Obligations of Borrower hereunder and under the other Loan Documents and Collateral Documents granting a first priority perfected Lien in the Property of such Subsidiary (subject only to Permitted Encumbrances), in each case which are in form and substance reasonably acceptable to the Administrative Agent.

          5.15 Year 2000. Borrower shall make, and shall cause each of its
               ---------
Subsidiaries to make, all required systems changes by December 31, 1999, in computer software, hardware and firmware systems and equipment containing embedded microchips owned or operated by or for Borrower and its Subsidiaries required as a result of the Year 2000 Issue to permit the proper functioning of such computer systems and other equipment, except to the extent that the failure to take any such action could not reasonably be expected to result in a Default or to have a material adverse effect on the business, financial position, results of operations or prospects of Borrower and its Subsidiaries, considered as a whole. At the request of any Lender, Borrower shall provide, and shall cause each of its Subsidiaries to provide, to such Lender reasonable assurance of its compliance with the preceding sentence.

                                   Article 6
                              NEGATIVE COVENANTS
                              ------------------


          So long as any Advance remains unpaid, or any Letter of Credit remains outstanding or any other Obligation remains unpaid, or any portion of the Commitment remains in force, Borrower shall not, and shall not permit any of its Subsidiaries to, unless the Administrative Agent (with the written approval of the Requisite Lenders or, if required by Section 11.2, of all of the Lenders) otherwise consents:

          6.1 Payment of Subordinated Obligations. Pay any principal (including
              -----------------------------------                     ---------
sinking fund payments) or any other amount (other than scheduled interest
                                            ----------
payments) with respect to any Subordinated Obligation, or purchase or redeem (or offer to purchase or redeem) any Subordinated Obligation, or deposit any monies, securities or other Property with any trustee or other Person to provide assurance that the principal or any portion thereof of any Subordinated Obligation will be paid when due or otherwise to provide for the defeasance of any Subordinated Obligation provided that so long as no Default or Event of
                            -------------
Default then exists or would result therefrom, (a) Borrower may make payments of scheduled interest on any Subordinated Obligation, and (b) Borrower may redeem Subordinated Obligations held by Persons which are subject to a Disqualification in an aggregate amount which does not exceed $5,000,000 during the term of this Agreement.

          6.2 Disposition of Property. Make any Disposition of its Property,
              -----------------------
whether now owned or hereafter acquired, other than (i) pursuant to the
                                         ----------
Sublease, (ii) other Dispositions of Property not necessary to the conduct of the business of the Temporary Facility in an aggregate amount not to exceed $10,000,000 during the term of this Agreement, and (iii) provided that all Obligations of Borrower under this Agreement are concurrently paid in full, Dispositions of temporary casino facilities associated with the Temporary Project after their use has terminated.

          6.3 Mergers. Merge or consolidate with or into any Person, except
              -------
mergers and consolidations of a Subsidiary of Borrower into Borrower or another Subsidiary of Borrower.

          6.4 Hostile Acquisitions. Directly or indirectly use the proceeds of
              --------------------
any Loan in connection with the acquisition of part or all of a voting interest of five percent (5%) or more in any corporation or other business entity if such acquisition is opposed by the board of directors or management of such corporation or business entity.

          6.5 Distributions. Make any Distribution, whether from capital, income
              -------------
or otherwise, and whether in Cash or other Property, except:
                                                     ------

          (a) Distributions by a Subsidiary of Borrower to Borrower or to a Subsidiary of Borrower;

          (b) Tax Distributions made when no Default or Event of Default exists; and

          (c) other Distributions of Cash, Cash Equivalents or other securities paid to members of Borrower after the Opening Date in an aggregate amount which does not exceed, during any Fiscal Quarter, EBITDAM for the immediately preceding Fiscal Quarter, provided that (i) no Default or Event
                                           -------- ----
     of Default then exists or would result therefrom, and (ii) after giving effect to the making of such Distribution as of the last day of such immediately preceding Fiscal Quarter, Borrower was in pro forma compliance with the covenant set forth in Section 6.11;

          6.6 ERISA. (a) At any time, permit any Pension Plan to (i) engage in
              -----
any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code), (ii) fail to comply with ERISA or any other applicable Laws, (iii) incur any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), or (iv) terminate in any manner, which, with respect to each event listed above, could reasonably be expected to result in a Material Adverse Effect, or (b) withdraw, completely or partially, from any Multiemployer Plan if to do so could reasonably be expected to result in a Material Adverse Effect.

          6.7 Change in Nature of Business. Make any material change in the
              ----------------------------
nature of the business of Borrower and its Subsidiaries, taken as a whole.

          6.8 Liens and Negative Pledges. Create, incur, assume or suffer to
              --------------------------
exist any Lien or Negative Pledge of any nature upon or with respect to any of its Properties, or engage in any sale and leaseback transaction with respect to any of its Properties, whether now owned or hereafter acquired, except:
                                                                ------

               (a) Permitted Encumbrances;

               (b) Liens and Negative Pledges under the Loan Documents;

               (c) Liens and Negative Pledges existing on the Closing Date and disclosed in Schedule 4.7 and any renewals/extensions or amendments thereof, provided that the obligations secured or benefited thereby are not
              --------
     increased;

               (d) Liens on Property acquired by Borrower or any of its Subsidiaries after the Closing Date that are in existence at the time of such acquisition and are not created in contemplation of such acquisition;

               (e) Liens securing Indebtedness permitted by Section 6.9(d) on and limited to the capital assets acquired, constructed or financed with the proceeds of such Indebtedness or with the proceeds of any Indebtedness directly or indirectly refinanced by such Indebtedness, provided that the
                                                             --------
     obligations secured or benefitted thereby are not increased;

               (f) any Lien or Negative Pledge created by an agreement or instrument entered into by Borrower or a Subsidiary of Borrower in the ordinary course of its business which consists of a restriction on the assignability, transfer or hypothecation of such agreement or instrument; and

               (g) to the extent that the same may be construed to be a Lien or Negative Pledge, the Sublease.

          6.9  Indebtedness and Guaranty Obligations. Create, incur or assume
               -------------------------------------
any Indebtedness or Guaranty Obligation except, subject to Section 6.14:
                                        ------

               (a) Indebtedness and Guaranty Obligations existing on the Closing Date and disclosed in Schedule 6.9 (and other Indebtedness and Guaranty Obligations existing on the Closing Date but unintentionally omitted from that Schedule, but only to the extent that the aggregate amount of such Indebtedness and the amount so guaranteed does not exceed $500,000), and refinancings, renewals, extensions or amendments thereto by the same obligors that do not increase the amount thereof;

               (b) Indebtedness and Guaranty Obligations under the Loan
     Documents;

               (c) Indebtedness and Guaranty Obligations owed to Borrower or a Subsidiary by Borrower or a Subsidiary of Borrower;

               (d) Indebtedness consisting of Capital Lease Obligations, or otherwise incurred to finance the purchase or construction of capital assets (which shall be deemed to exist if the Indebtedness is incurred at or within 90 days before or after the purchase or construction of the capital asset), or to refinance any such Indebtedness, provided that the
                                                            --------
     aggregate principal amount of such Indebtedness outstanding at any time does not exceed $25,000,000;

               (e) Indebtedness consisting of one or more Swap Agreements; provided, that the aggregate notional amount of Indebtedness covered by all
     --------
     Secured Swap Agreements shall not exceed the amount of the Commitment;

               (f) Subordinated Obligations incurred when no Default or Event of Default exists;

               (g) Guaranty Obligations in support of contracts reasonably related to the business of Borrower and its Subsidiaries issued to creditors of contractors, vendors and tenants of Borrower and its Subsidiaries, to the extent issued in the ordinary course of business; and

               (h) Guaranty Obligations in support of the obligations of a Subsidiary of Borrower.

          6.10 Transactions with Affiliates. Enter into any transaction of any
               ----------------------------
kind with any Affiliate of Borrower other than (a) salary, bonus, employee stock
                                    ----------
option and other compensation arrangements with directors, officers or managers in the ordinary course of business, (b) transactions that are fully disclosed to the member(s) and manager(s) of Borrower and expressly authorized by a resolution of the member(s) (if Borrower is managed by its members) or manager(s) (if Borrower is managed by its managers) of Borrower which is approved by a majority of the member(s) or manager(s), if and as applicable, not having an interest in the transaction, (c) transactions between or among Borrower and its Subsidiaries, (d) Acquisition(s) of assets of the Licensee, to the extent that such Acquisition(s) occur on the Closing Date, (e) the Sublease,
(f) refinancing of investments made by the Company and described in Section 5.9(a), to the extent that such refinancing occurs on the Closing Date, (g) transactions entered into when no Default or Event of Default has occurred and remains continuing and which are disclosed to the Administrative Agent in writing and in advance in an aggregate amount not to exceed $1,000,000 in any Fiscal Year, and (h) transactions on overall terms at least as favorable to Borrower or its Subsidiaries as would be the case in an arm's-length transaction between unrelated parties of equal bargaining power.

          6.11 Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage
               ---------------------------
Ratio (a) as of the last day of the first Fiscal Quarter ending following the Opening Date, to be less than 1.10 to 1.00, and (b) as of the last day of each subsequent Fiscal Quarter, to be less than 1.25 to 1.00.

          6.12 Capital Expenditures.  Make, or become legally obligated to make,
               --------------------
any Capital Expenditure except for Capital Expenditures (including Maintenance Capital Expenditures) for (i) development and construction of the Temporary Project in a manner which is consistent with the Plans and Budget, construction, maintenance, repair, restoration or refurbishment of the Temporary Project, and
(ii) provided that no Default or Event of Default has occurred and is continuing, in the event that the Company elects to pursue development of the Permanent Project through the Borrower, then, following the opening of the Temporary Project, development and construction of the Permanent Project in an aggregate amount not to exceed $50,000,000.

          6.1  Investments and Acquisitions. Make any Acquisition or enter into
               ----------------------------
any agreement to make any Acquisition, or suffer to exist any Investment, other
                                                                          -----
than:
----

               (a) Investments in existence on the Closing Date and disclosed on
     Schedule 6.15;

               (b) Investments consisting of Cash Equivalents;

               (c) Investments consisting of advances to officers, managers, directors and employees of Borrower and its Subsidiaries for travel, entertainment, relocation and analogous ordinary business purposes;

               (d) Investments in Subsidiaries of Borrower;

               (e) Investments consisting of or evidencing the extension of credit to customers or suppliers of Borrower and its Subsidiaries in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof;

               (f) Investments received in connection with the settlement of a bona fide dispute with another Person;

               (g) Investments representing all or a portion of the sales price of Property sold or services provided to another Person in the ordinary course of business;

               (h) Investments consisting of Guaranty Obligations permitted by
     Section 6.9, and to the extent that no Default or Event of Default has occurred and remains continuing, payments thereunder; and

               (i) Acquisitions permitted pursuant to Section 6.10(d).

          6.1  Subsidiary Indebtedness and Guaranty Obligations. Permit any
               ------------------------------------------------
Subsidiary of Borrower to create, incur, assume or suffer to exist any Indebtedness or Guaranty Obligation (even if Borrower would be permitted to incur the same under Section 6.9), except Indebtedness owed to Borrower or
                                   ------
another Subsidiary of Borrower;

          6.1  The Lease and Sublease. (a) Amend or modify the terms of the
               ----------------------
Lease or the Sublease in any manner (i) which increases the amount of rent payable by Borrower under the Lease or otherwise materially alters the terms of the Lease, (ii) which reduces the amount of rent payable to Borrower under the Sublease or otherwise materially alters the terms of the Sublease, or (iii) without prior written notice to the Administrative Agent, or (b) waive or fail to enforce any material provision of the Lease or the Sublease.

                                   Article 7
                    INFORMATION AND REPORTING REQUIREMENTS
                    --------------------------------------


          7.1 Financial and Business Information. So long as any Advance remains
              ----------------------------------
unpaid, or any Letter of Credit remains outstanding or any other Obligation remains unpaid, or any portion of the Commitment remains in force, Borrower shall, unless the Administrative Agent (with the written approval of the Requisite Lenders) otherwise consents, at Borrower's sole expense, deliver to the Administrative Agent for distribution by it to the Lenders, a sufficient number of copies for all of the Lenders of the following:

               (a) As soon as practicable, and in any event within 60 days after the end of each Fiscal Quarter (other than the fourth Fiscal Quarter in any
                                     ----- ----
     Fiscal Year), the consolidated and consolidating balance sheet of Borrower and its Subsidiaries as at the end of such Fiscal Quarter and the consolidated and consolidating statement of operations for such Fiscal Quarter, and its statement of cash flows for the portion of the Fiscal Year ended with such Fiscal Quarter, all in reasonable detail. Such financial statements shall be certified by a Senior Officer of the Licensee on behalf of Borrower as fairly presenting the financial condition, results of operations and cash flows of Borrower and its Subsidiaries in accordance with Generally Accepted Accounting Principles (other than footnote
                                                    ----- ----
     disclosures), consistently applied, as at such date and for such periods, subject only to normal year-end accruals and audit adjustments;

               (b) As soon as practicable, and in any event within 45 days after the end of each Fiscal Quarter, a Pricing Certificate setting forth a preliminary calculation of the Company Leverage Ratio as of the last day of such Fiscal Quarter, and providing reasonable detail as to the calculation thereof, which calculations shall be based on the preliminary unaudited financial statements of the Company for such Fiscal Quarter, and as soon as practicable thereafter, in the event of any material variance in the actual calculation of the Company Leverage Ratio from such preliminary calculation, a revised Pricing Certificate setting forth the actual calculation thereof;

               (c) As soon as practicable, and in any event within 105 days after the end of each Fiscal Year, (i) the consolidated and consolidating balance sheet of Borrower and its Subsidiaries as at the end of such Fiscal Year and the consolidated and consolidating statements of operations, shareholders' equity and cash flows, in each case of Borrower and its Subsidiaries for such Fiscal Year, in each case as at the end of and for the Fiscal Year, all in reasonable detail. Such financial statements shall be prepared in accordance with Generally Accepted Accounting Principles, consist ently applied, and such consolidated balance sheet and consolidated statements shall be accompanied by a report of one of the six largest public accounting firms in the United States of America or other independent public accountants of recognized standing selected by Borrower and reasonably satisfactory to the Requisite Lenders, which report shall be prepared in accordance with generally accepted auditing standards as at such date, and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any other qualification or exception determined by the Requisite Lenders in their good faith business judgment to be adverse to the interests of the Lenders. Such accountants' report shall be accompanied by a certificate stating that, in making the examination pursuant to generally accepted auditing standards necessary for the certification of such financial statements and such report, such accountants have obtained no knowledge of any Default or, if, in the opinion of such accountants, any such Default shall exist, stating the nature and status of such Default, and stating that such accountants have reviewed Borrower's financial calculations as at the end of such Fiscal Year (which shall accompany such certificate) under Sections 6.11 and 6.12, have read such Sections (including the definitions of all defined terms used therein) and that nothing has come to the attention of such accountants in the course of such examination that would cause them to believe that the same were not calculated by Borrower in the manner prescribed by this Agreement;

               (d) As soon as practicable, and in any event within 45 days after the commencement of each Fiscal Year, a budget and projection by Fiscal Quarter for that Fiscal Year and by Fiscal Year for the next two succeeding Fiscal Years, including for the first such Fiscal Year, projected
                   ---------
     consolidated balance sheets, statements of operations and statements of cash flow and, for the second and third such Fiscal Years, projected consolidated condensed balance sheets and statements of operations and cash flows, of Borrower and its Subsidiaries, all in reasonable detail;

               (e) Promptly after request by the Administrative Agent or any Lender, copies of any detailed audit reports or documents sent to the Company or the Licensee by Borrower or any of its Subsidiaries in connection with the accounts or books of Borrower or any of its Subsidiaries, or any audit of any of them;

               (f) Promptly after request by the Administrative Agent or any Lender, copies of any other report or other document that was filed by Borrower or any of its Subsidiaries with any Governmental Agency (other
                                                                       -----
     than any report regarding Borrower and its Subsidiaries and their
     ----
     confidential business or financial information);

               (g) As soon as practicable, and in any event within ten Business Days after a Senior Officer of the Licensee becomes aware of the occurrence, with respect to Borrower, of any (i) "reportable event" (as such term is defined in Section 4043 of ERISA) or (ii) "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) in connection with any Pension Plan or any trust created thereunder, telephonic notice specifying the nature thereof, and, no more than five Business Days after such telephonic notice, written notice again specifying the nature thereof and specifying what action Borrower or any of its Subsidiaries is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto;

               (h) As soon as practicable, and in any event within two (2) Business Days after a Senior Officer of the Licensee becomes aware of the existence of any condition or event which constitutes a Default or Event of Default, telephonic notice specifying the nature and period of existence thereof, and, no more than two (2) Business Days after such telephonic notice, written notice again specifying the nature and period of existence thereof and specifying what action Borrower or its Subsidiaries are taking or propose to take with respect thereto;

               (i) Promptly upon a Senior Officer of the Licensee becoming aware that (i) any Person has commenced a legal proceeding with respect to a claim against Borrower or any of its Subsidiaries that is $5,000,000 or more in excess of the amount thereof that is fully covered by insurance,
     (ii) any creditor or lessor under a written credit agreement or material lease has asserted a default thereunder on the part of Borrower or any of its Subsidiaries, (iii) any Person has commenced a legal proceeding with respect to a claim against Borrower or any of its Subsidiaries under a contract that is not a credit agreement or material lease in excess of $5,000,000 or which otherwise may reasonably be expected to result in a Material Adverse Effect, (iv) any labor union has notified Borrower of its intent to strike Borrower or any of its Subsidiaries on a date certain and such strike would involve more than 100 employees of Borrower or its Subsidiaries, or (v) any Gaming Board has indicated its intent to consider or act upon a License Revocation or a fine or penalty of $1,000,000 or more with respect to Borrower or any of its Subsidiaries, a written notice describing the pertinent facts relating thereto and what action Borrower or its Subsidiaries are taking or propose to take with respect thereto;

               (j) Not later than the twentieth day of each calendar month, a construction progress report with respect to the Temporary Project as of the last day of the preceding calendar month in a form reasonably acceptable to the Administrative Agent, which report shall compare the status of construction and amounts expended to the construction timetable and budget;

               (k) As soon as practicable, and in any event by the thirtieth day in the next following month, an operating revenue report for the preceding calendar month with respect to each operating casino property of Borrower and its Subsidiaries, segmented for each such casino property and otherwise in a form reasonably acceptable to the Administrative Agent, together with a written narrative statement discussing any significant trends reflected therein signed by a Senior Officer of the Licensee on behalf of Borrower;

               (l) Promptly following receipt thereof, copies of all material changes to the construction plans, budget, timetable and the related architectural, construction and engineering contracts for the Temporary Project, and with an advance draft copy of any proposed such change that involves more than $10,000,000;

               (m) Promptly following any Senior Officer of the Licensee becoming aware of any change in the credit ratings assigned by Moody's or S&P to the Company Loan Agreement (whether senior secured or senior unsecured) written notice of such change and, if the same will result in a revision to the Company Rating, a revised Pricing Certificate setting forth the revised Company Rating;

               (n) Promptly and in any event within two Business Days following the receipt of Borrower any notices under the Lease or the Sublease, and concurrently with the delivery by Borrower of any notices to the counterparties under the Lease or the Sublease, copies of such notices;

               (o) Concurrently with their delivery to the Administrative Agent and the Banks under the Company Loan Agreement, copies of all financial statements of the Company delivered in connection with the Company Loan Agreement;

               (p) As soon as practicable, and in any event not less than 10 days (or, if acceptable to the Administrative Agent, a shorter period) prior to the proposed effective date thereof, written notice of any proposed material amendment, material modification or material waiver of the material terms and provisions of any of the Material Documents or the Plans and Budget; and

               (q) Such other data and information as from time to time may be reasonably requested by the Administrative Agent, any Lender (through the Administrative Agent) or the Requisite Lenders.

          7.2 Compliance Certificates. So long as any Advance remains unpaid, or
              -----------------------
any Letter of Credit remains outstanding or any other Obligation remains unpaid or unperformed, or any portion of the Commitment remains outstanding, Borrower shall, at Borrower's sole expense, deliver to the Administrative Agent for distribution by it to the Lenders concurrently with the financial statements required pursuant to Sections 7.1(a) and 7.1(c), Compliance Certificates signed by a Senior Officer of the Licensee on behalf of Borrower.

                                   Article 8
                                  CONDITIONS
                                  ----------


          8.1 Initial Advances on the Closing Date. The obligation of each
              ------------------------------------
Lender to make the initial Advance to be made by it on the Closing Date, is subject to the following conditions precedent, each of which shall be satisfied prior to the making of the initial Advances (unless all of the Lenders, in their sole and absolute discretion, shall agree otherwise):

               (a) The Administrative Agent shall have received all of the fol-lowing, each of which shall be originals unless otherwise specified, each properly executed by a Responsible Official of each party thereto, each dated as of the Closing Date and each in form and substance satisfactory to the Administrative Agent and its legal counsel (unless otherwise specified or, in the case of the date of any of the following, unless the Administrative Agent otherwise agrees or directs):

               (1) at least one (1) executed counterpart of this Agreement, together with arrangements satisfactory to the Administrative Agent for additional executed counterparts, sufficient in number for distribution to the Lenders and Borrower;

               (2) Notes executed by Borrower in favor of each Lender, each in a principal amount equal to that Lender's Pro Rata Share of $230,000,000;

               (3) with respect to Borrower, the Licensee and the Company, such documentation as the Administrative Agent may require to establish the due organization, valid existence and good standing of Borrower, the Licensee and the Company, their qualification to engage in business in each material juris diction in which it is engaged in business or required to be so qualified, its authority to execute, deliver and perform any Loan Documents to which it is a Party, the identity, authority and capacity of each Responsible Official thereof authorized to act on its behalf, including (if
                                                                   ---------
     applicable) certified copies of articles of incorporation or organization and amendments thereto, bylaws or operating agreements and amendments thereto, certificates of good standing and/or qualification to engage in business, tax clearance certificates, certificates of corporate or other organizational resolutions, incumbency certificates, Certificates of Responsible Officials, and the like;

               (4) a Certificate of a Senior Officer of the Licensee on behalf of Borrower attaching true, correct and complete copies of each of the Material Documents.

               (5) the Mortgage executed by Borrower, together with appropriate commitments from First American Title Insurance Company for the issuance of an ALTA title insurance policy in the amount of the Commitment insuring the Mortgage as a first priority Lien on the Temporary Project, subject only to Permitted Encumbrances, Permitted Rights of Others and other matters acceptable to the Administrative Agent, and with such endorsements to coverage and reinsurance as the Administrative Agent may reasonably require;

               (6)  the Landlord Consent executed by the Landlord;

               (7)  the Security Agreement executed by Borrower;

               (8) such financing statements on Form UCC-1 executed by Borrower with respect to the Security Agreement as the Administrative Agent may request;

               (9)  the Guaranty executed by the Company;

               (10) a certificate of insurance issued by Borrower's insurance carrier or agent with respect to the insurance required to be maintained pursuant to the Mortgage, together with lenders' loss payable endorsements thereof on Form 438BFU or other form acceptable to the Administrative Agent;

               (11) the Opinions;

               (12) a Request for Loan in compliance with Article 2;

               (13) a completed Pricing Certificate;

               (14) the fee letter described in Sections 3.2, 3.3, 3.5 and 3.6;

               (15) such assurances as the Administrative Agent reasonably deems appropriate that the relevant Gaming Boards have approved the transactions contemplated by the Loan Documents to the extent that such approval is required by applicable Gaming Laws;

               (16) such assurances as the Administrative Agent reasonably deems appropriate that, except as set forth in Schedule 4.3, Licensee and Borrower have obtained all licenses, permits, and necessary approvals of all relevant Gaming Boards and Governmental Agencies necessary with respect to the Temporary Project, and that all of such licenses, permits and other approvals are in full force and effect;

               (17) a Certificate signed by a Senior Officer of the Licensee on behalf of Borrower certifying that the conditions specified in Sections 8.1(e), 8.1(f) and 8.1(g) have been satisfied;

               (18) a Certificate signed by a Senior Officer of the Licensee on behalf of Borrower attaching the Plans and Budget; and

               (19) such other assurances, certificates, documents, consents or opinions as the Administrative Agent reasonably may require.

               (b)  The upfront fees payable on the Closing Date pursuant to
     Section 3.3 shall have been paid.

               (c)  The agency fees payable on the Closing Date pursuant to
     Section 3.6 shall have been paid.

               (d) The reasonable costs and expenses of the Administrative Agent in connection with the preparation of the Loan Documents payable pursuant to Section 11.3, and invoiced to Borrower prior to the Closing Date, shall have been paid.

               (e)  The representations and warranties of Borrower contained in
     Article 4 shall be true and correct.

               (f) Borrower and any other Parties shall be in compliance with all the terms and provisions of the Loan Documents, and giving effect to the initial Advance, no Default or Event of Default shall have occurred and be continuing.

               (g) No Material Adverse Effect (as defined in the Company Loan Agreement) shall have occurred with respect to the Company, and no set of circum stances or events which is or could reasonably be expected to be material and adverse to the business, operations or prospects of Borrower shall have occurred with respect to the Borrower since December 31, 1998.

               (h) All legal matters relating to the Loan Documents shall be satisfactory to Sheppard, Mullin, Richter & Hampton, LLP, special counsel to the Administrative Agent.

          8.2 Any Advance. The obligation of each Lender to make any Advance,
              -----------
and the obligation of the Issuing Lender to issue a Letter of Credit, is subject to the following conditions precedent (unless the Requisite Lenders, in their sole and absolute discretion, shall agree otherwise):

               (a) except (i) for representations and warranties which expressly
                   ------
     speak as of a particular date or are no longer true and correct as a result of a change which is permitted by this Agreement or (ii) as disclosed by Borrower and approved in writing by the Requisite Lenders, the representations and warranties contained in Article 4 (other than Sections
                                                            ----------
     4.4, 4.6, 4.10, 4.17 and 4.18 (but only if Borrower and its Subsidiaries are diligently engaged in measures that will result in compliance with all Hazardous Materials Laws)) shall be true and correct on and as of the date of the Advance as though made on that date;

               (b) other than matters described in Schedule 4.10 or not required as of the Closing Date to be therein described, there shall not be then pending or threatened any action, suit, proceeding or investigation against or affecting Borrower or any of its Subsidiaries or any Property of any of them before any Governmental Agency that constitutes a Material Adverse Effect;

               (c) the Administrative Agent shall have timely received a Request for Loan in compliance with Article 2 (or telephonic or other request for Loan referred to in the second sentence of Section 2.1(b), if applicable) or the Issuing Lender shall have received a Request for Letter of Credit, as the case may be, in compliance with Article 2; and

               (d) the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, such other assurances, certificates, documents or consents related to the foregoing as the Administrative Agent or Requisite Lenders reasonably may require.

                                   Article 9
             EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT
             ----------------------------------------------------


          9.1 Events of Default. The existence or occurrence of any one or more
              -----------------
of the following events, whatever the reason therefor and under any circumstances whatsoever, shall constitute an Event of Default so long as such event is continuous and has not been waived in accordance with Section 11.2:

               (a) Borrower fails to pay any principal on any of the Notes, or any portion thereof, on the date when due; or

               (b) Borrower fails to pay any interest on any of the Notes, or any fees under Sections 3.4, 3.5 or 3.6, or any portion thereof, within five Business Days after the date when due; or fails to pay any other fee or amount payable to the Lenders under any Loan Document, or any portion thereof, within five Business Days after demand therefor; or

               (c) Borrower fails to comply with any of the covenants contained in Article 6, other than the covenants contained in Sections 6.6, 6.7, or
                   ----- ----
     6.10; or

               (d) Borrower fails to comply with Section 7.1(h) in any respect that is materially adverse to the interests of the Lenders; or

               (e) Borrower, any of its Subsidiaries or any other Party fails to perform or observe any other covenant or agreement (not specified in clause
     (a), (b), (c), or (d) above) contained in any Loan Document on its part to be performed or observed within (i) ten Business Days after the giving of notice by the Administrative Agent on behalf of the Requisite Lenders of such Default or (ii) if the nature of the covenant or agreement is such that the violation can be cured, thirty Business Days after the giving of such notice so long as Borrower diligently pursues in good faith the cure or correction of such violation continuously during such period; or

               (f) Any representation or warranty of Borrower or any of its Subsidiaries or any other Party made in any Loan Document, or in any certificate or other writing delivered by Borrower or such Subsidiary or Party pursuant to any Loan Document, proves to have been incorrect when made or reaffirmed in any respect that is materially adverse to the interests of the Lenders; or

               (g) The Licensee, Borrower or any of its Subsidiaries (i) fails to pay the principal, or any principal installment, of any present or future Indebtedness of

     $5,000,000 or more, or any guaranty of present or future Indebtedness of $5,000,000 or more, on its part to be paid, when due (or within any stated grace period), whether at the stated maturity, upon acceleration, by reason of required prepayment or otherwise or (ii) fails to perform or observe any other term, covenant or agreement on its part to be performed or observed, or suffers any event of default to occur, in connection with any present or future Indebtedness of $5,000,000 or more, or of any guaranty of present or future Indebtedness of $5,000,000 or more, if as a result of such failure or sufferance any holder or holders thereof (or an agent or trustee on its or their behalf) has the right to declare such Indebtedness due before the date on which it otherwise would become due or the right to require the Licensee, Borrower or any of its Subsidiaries to redeem or purchase, or offer to redeem or purchase, all or any portion of such Indebtedness; or

               (h) Any Default or Event of Default occurs under the Company Loan Agreement (as such terms are defined therein from time to time);

               (i) In the event that the Company Loan Agreement has been refinanced or otherwise terminated, the Company (with respect to any obligation or indebtedness other than the Loan Agreement) (i) fails to pay the principal, or any principal installment, of any present or future Indebtedness of $100,000,000 or more, or any guaranty of present or future Indebtedness of $100,000,000 or more, on its part to be paid, when due (or within any stated grace period), whether at the stated maturity, upon acceleration, by reason of required prepayment or otherwise or (ii) fails to perform or observe any other term, covenant or agreement on its part to be performed or observed, or suffers any event of default to occur, in connection with any present or future Indebtedness of $100,000,000 or more, or of any guaranty of present or future Indebtedness of $100,000,000 or more, if as a result of such failure or sufferance any holder or holders thereof (or an agent or trustee on its or their behalf) has the right to declare such Indebtedness due before the date on which it otherwise would become due or the right to require the Company or any of its Subsidiaries to redeem or purchase, or offer to redeem or purchase, all or any portion of such Indebtedness; or

               (j) Any event occurs which gives the holder or holders of any Subordinated Obligation (or an agent or trustee on its or their behalf) the right to declare such Subordinated Obligation due before the date on which it otherwise would become due, or the right to require the issuer thereof to redeem or purchase, or offer to redeem or purchase, all or any portion of any Subordinated Obligation; or

               (k) Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement or action (or omission
                                 ----- ----
     to act) of
     the Administrative Agent or any of the Lenders or satisfaction in full of all the Obligations ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect which, in any such event in the reasonable opinion of the Requisite Lenders, is materially adverse to the interests of the Lenders; or any Party thereto denies in writing that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind same; or

               (l) Borrower (i) fails to pay any present or future installment of rent under the Lease when due (or within any stated grace period), or
     (ii) fails to perform or observe any other term, covenant or agreement on its part to be performed or observed under the Lease, or suffers any event of default to occur under the Lease, if as a result of such failure or sufferance the Landlord has the right to terminate the Lease before its scheduled termination, or (iii) the Lease is otherwise terminated prior to the repayment of the Obligations and the termination of the Commitment (unless Borrower shall have exercised its option thereunder to purchase the fee interest underlying the Lease from the Landlord); or

               (m) Borrower receives any notice from the Licensee that it has failed to perform or observe any term, covenant or agreement on its part to be performed or observed under the Sublease and that as a result of such failure the Licensee has the right to terminate the Sublease before its scheduled termination, or the Sublease is otherwise terminated prior to the repayment of the Obligations and the termination of the Commitment; or

               (n) A final judgment against the Company, the Licensee, the Borrower or any of its Subsidiaries is entered for the payment of money in excess of $1,000,000 and, absent procurement of a stay of execution, such judgment remains unsatisfied for thirty calendar days after the date of entry of judgment, or in any event later than five days prior to the date of any proposed sale thereunder; or any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the Property of any such Person and is not released, vacated or fully bonded within thirty calendar days after its issue or levy; or

               (o) The Company, the Licensee, Borrower or any of its Subsidiaries institutes or consents to the institution of any proceeding under a Debtor Relief Law relating to it or to all or any material part of its Property, or is unable or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its Property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of that Person and the appointment continues undischarged or unstayed for sixty calendar days; or any proceeding under a Debtor Relief Law relating to any such Person or to all or any part of its Property is instituted without the consent of that Person and continues undismissed or unstayed for sixty calendar days; or

               (p) The occurrence of an Event of Default (as such term is or may hereafter be specifically defined in any other Loan Document) under any other Loan Document; or

               (q) A final unstayed judgment is entered by a court of competent jurisdiction that any Subordinated Obligation is not subordinated in accordance with its terms to the Obligations; or

               (r) Any Pension Plan maintained by Borrower or any of its Subsidiaries is determined to have a material "accumulated funding deficiency" as that term is defined in Section 302 of ERISA and the result is a Material Adverse Effect or Borrower or any its ERISA Affiliates incurs any withdrawal liability in respect of any Multiemployer Plan which is in an amount in excess of $5,000,000 which withdrawal liability is not paid or otherwise satisfied within thirty days; or

               (s) The occurrence of a License Revocation that continues for seven consecutive calendar days.

          9.2 Remedies Upon Event of Default. Without limiting any other rights
              ------------------------------
or remedies of the Creditors provided for elsewhere in this Agreement, or the other Loan Documents, or by applicable Law, or in equity, or otherwise:

          (a) Upon the occurrence, and during the continuance, of any Event of Default other than an Event of Default described in Section 9.1(o):
        ----- ----

              (1) the Commitment to make Advances, the obligation of the Issuing Lender to issue Letters of Credit and all other obligations of the Creditors and all rights of Borrower and any other Parties under the Loan Documents shall be suspended without notice to or demand upon Borrower, which are expressly waived by Borrower, except that all of
                                                            ------
          the Lenders or the Requisite Lenders (as the case may be, in accordance with Section 11.2) may waive an Event of Default or, without waiving, determine, upon terms and conditions satisfactory to the Lenders or Requisite Lenders, as the case may be, to reinstate the Commitment and such other obligations and rights and make further Advances, and cause the Issuing Lender to issue further Letters of

          Credit which waiver or determination shall apply equally to, and shall be binding upon, all the Lenders;

               (2) the Issuing Lender may, with the approval of the Administrative Agent on behalf of the Requisite Lenders, demand immediate payment by Borrower of an amount equal to the aggregate amount of all outstanding Letters of Credit to be held by the Issuing Lender in an interest-bearing cash collateral account as collateral hereunder; and

               (3) the Requisite Lenders may request the Administrative Agent to, and the Administrative Agent thereupon shall, terminate the Commitment and/or declare all or any part of the unpaid principal of all Notes, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower.

               (b) Upon the occurrence, and during the continuance, of any Event of Default described in Section 9.1(o):

               (1) the Commitment to make Advances, the obligation of the Issuing Lender to issue Letters of Credit and all other obligations of the Creditors and all rights of Borrower and any other Parties under the Loan Documents shall terminate without notice to or demand upon Borrower, which are expressly waived by Borrower, except that all of
                                                            ------
          the Lenders may waive the Event of Default or, without waiving, determine, upon terms and conditions satisfactory to all the Lenders, to reinstate the Commitment and such other obligations and rights and make further Advances and to cause the Issuing Lender to issue further Letters of Credit, which determination shall apply equally to, and shall be binding upon, all the Lenders;

               (2) an amount equal to the aggregate amount of all outstanding Letters of Credit shall be immediately due and payable to the Issuing Lender without notice to or demand upon Borrower, which are expressly waived by Borrower, to be held by the Issuing Lender in an interest-bearing cash collateral account as collateral hereunder; and

               (3) the unpaid principal of all Notes, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents shall be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower.

               (c) Upon the occurrence, and during the continuance, of any Event of Default, the Creditors, or any of them, without notice to (except as
                                                                   ------
     expressly provided for in any Loan Document) or demand upon Borrower, which are expressly waived by Borrower (except as to notices expressly provided
                                       ------
     for in any Loan Document), may proceed (but only with the consent of the Requisite Lenders) to protect, exercise and enforce their rights and remedies under the Loan Documents against Borrower and any other Party and such other rights and remedies as are provided by Law or equity.

               (d) In addition to any other rights and remedies, if an Event of Default occurs prior to the Opening Date for the Temporary Project, the Creditors shall have the right to take possession of the Temporary Project, whether in person or through a designee or receiver, and take such steps as the Creditors reasonably deem necessary or appropriate to complete construction of the Temporary Project, including making any changes to the
                                            ---------
     construction plans, budget or timetable and/or terminating or amending any of the architects contracts, engineering contracts, construction contracts or any other contract or arrangement related to the Temporary Project; provided, however, that the Administrative Agent shall be responsible for
     --------
     any breach of contract resulting from any such change, termination or amendment. Any such action shall not be construed as an assumption of responsibility by the Creditors to complete the Temporary Project, and such steps may be discontinued at any time. Any such action shall not be construed to make any of the Creditors a partner or joint venturer with Borrower or any of Borrower's Affiliates. All amounts expended by the Creditors for the completion of the Temporary Project shall be deemed additional Advances and shall be secured by the Collateral Documents.

               (e) The order and manner in which the Creditors' rights and remedies are to be exercised shall be determined by the Requisite Lenders in their sole discretion, and all payments received by the Creditors, or any of them, shall be applied first to the costs and expenses (including reasonable attorneys' fees and disbursements and the reasonably allocated costs of attorneys employed by any of the Creditors) of the Creditors, and thereafter paid pro rata to the Lenders in the same proportions that the aggregate Obligations owed to each Lender under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all the Lenders, without priority or preference among the Lenders. Regardless of how each Lender may treat payments for the purpose of its own accounting, for the purpose of computing the Obligations hereunder and under the Notes, payments shall be applied first, to the costs and expenses of the
                               -----
     Creditors, as set forth above, second, to the payment of
                                    ------
     accrued and unpaid interest due under any Loan Documents to and including the date of such application (ratably, and without duplication, according to the accrued and unpaid interest due under each of the Loan Documents), and third, to the payment of all other amounts (including principal and
         -----
     fees) then owing to the Creditors under the Loan Documents. Amounts due to a Lender under a Secured Swap Agreement shall be considered a principal amount for purposes of the preceding sentence. No applica tion of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of the Lenders hereunder or thereunder or at Law or in equity.

                                  Article 10
                           THE ADMINISTRATIVE AGENT
                           ------------------------


          10.1 Appointment and Authorization. Subject to Section 10.8, each
               -----------------------------
Lender hereby irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof or are reasonably incidental, as determined by the Administrative Agent, thereto. This appointment and authorization is intended solely for the purpose of facilitating the servicing of the Loans and does not constitute appointment of the Administrative Agent as trustee for any Lender or as representative of any Lender for any other purpose and, except as specifically set forth in the
                                      ------
Loan Documents to the contrary, the Administrative Agent shall take such action and exercise such powers only in an administrative and ministerial capacity.

          10.2 Administrative Agent and Affiliates. Bank of America (and each
               -----------------------------------
successor Administrative Agent) has the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" includes Bank of America in its individual capacity. Bank of America (and each successor Administrative Agent) and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with Borrower, any Subsidiary thereof, or any Affiliate of Borrower or any Subsidiary thereof, as if it were not the Administrative Agent and without any duty to account therefor to the Lenders. Bank of America (and each successor Administrative Agent) need not account to any other Lender for any monies received by it for reimbursement of its costs and expenses as Administrative Agent hereunder, or for any monies received by it in its capacity as a Lender hereunder. The Administrative Agent shall not be deemed to hold a fiduciary or other special relationship with any Lender and no implied covenants, functions, responsi bilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent.

          10.3 Proportionate Interest in any Collateral. The Administrative
               ----------------------------------------
Agent, on behalf of all the Lenders, shall hold in accordance with the Loan Documents all items of any collateral or interests therein received or held by the Administrative Agent. Subject to the Administrative Agent's and the Lenders' rights to reimbursement for their costs and expenses hereunder (including
                                                                ---------
reasonable attorneys' fees and disbursements and other professional services and the reasonably allocated costs of attorneys employed by the Administrative Agent or a Lender) and subject to the application of payments in accordance with
Section 9.2(e), each Lender shall have an interest in the Lenders' interest in the Collateral or interests therein in the same proportions that the aggregate Obligations owed such Lender under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all the

Lenders, without priority or preference among the Lenders, except that
                                                           ------
Obligations owed to any Lender under a Secured Swap Agreement shall be secured on a pari passu basis with all other Obligations up to an amount equal to the
     ---- -----
Administrative Agent's then customary credit risk factor for Swap Agreements times the notional amount of Indebtedness covered by such Secured Swap Agreement and shall be secured on a subordinate basis as to amounts in excess of such amount.

          10.4 Lenders' Credit Decisions. Each Lender agrees that it has,
               -------------------------
independently and without reliance upon the Administrative Agent, any other Creditor or the directors, officers, agents, employees or attorneys thereof, and instead in reliance upon information supplied to it by or on behalf of Borrower and its Subsidiaries and upon such other informa tion as it has deemed appropriate, made its own independent credit analysis and decision to enter into this Agreement. Each Lender also agrees that it shall, independently and without reliance upon the Administrative Agent, any other Creditor or the directors, officers, agents, employees or attorneys thereof, continue to make its own independent credit analyses and decisions in acting or not acting under the Loan Documents.

           10.5 Action by Administrative Agent.
                ------------------------------

               (a) Absent actual knowledge of the Administrative Agent of the existence of a Default, the Administrative Agent may assume that no Default has occurred and is continuing, unless the Administrative Agent has received notice from Borrower stating the nature of the Default or has received notice from a Lender stating the nature of the Default and that such Lender considers the Default to have occurred and to be continuing.

               (b) The Administrative Agent has only those obligations under the Loan Documents as are expressly set forth therein.

               (c) Except for any obligation expressly set forth in the Loan
                   ------
     Documents and as long as the Administrative Agent may assume that no Event of Default has occurred and is continuing, the Administrative Agent may, but shall not be required to, exercise its discretion to act or not act, except that the Administrative Agent shall be required to act or not act
     ------
     upon the instructions of the Requisite Lenders (or of all the Lenders, to the extent required by Section 11.2) and those instructions shall be binding upon the Administrative Agent and all the Lenders, provided that
                                                                --------
     the Administrative Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to applicable Law or could result, in the judgment of the Administrative Agent, in a material risk of liability to the Administrative Agent.

               (d) If the Administrative Agent has received a notice specified in clause (a), the Administrative Agent shall immediately give notice thereof to the Lenders and shall act or not act upon the instructions of the Requisite Lenders (or of all the Lenders, to the extent required by
     Section 11.2), provided that the Administrative Agent shall not be required
                    --------
     to act or not act if to do so would be contrary to any Loan Document or to applicable Law or could result, in the judgment of the Administrative Agent, in a material risk of liability to the Administrative Agent, and except that if the Requisite Lenders (or all the Lenders, if required under
     ------
     Section 11.2) fail, for five Business Days after the receipt of notice from the Administrative Agent, to instruct the Administrative Agent, then the Administrative Agent, in its sole discretion, may act or not act as it deems advisable for the protection of the interests of the Lenders.

               (e) The Administrative Agent shall have no liability to any Lender for acting, or not acting, as instructed by the Requisite Lenders (or all the Lenders, if required under Section 11.2), notwithstanding any other provision hereof.

          10.6 Liability of Administrative Agent. Neither the Administrative
               ---------------------------------
Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by them under or in connection with the Loan Documents, except for their own gross negligence or willful misconduct. Without
           ------
limitation on the foregoing, the Administrative Agent and its directors, officers, agents and employees:

               (a) May treat the payee of any Note as the holder thereof until the Administrative Agent receives notice of the assignment or transfer thereof, in form satisfactory to the Administrative Agent, signed by the payee, and may treat each Lender as the owner of that Lender's interest in the Obligations for all purposes of this Agreement until the Administrative Agent receives notice of the assignment or transfer thereof, in form satisfactory to the Administrative Agent, signed by that Lender;

               (b) May consult with legal counsel (including in-house legal
                                                   ---------
     counsel), accountants (including in-house accountants) and other
                            ---------
     professionals or experts selected by it, or with legal counsel, accountants or other professionals or experts for Borrower and/or its Subsidiaries or the Lenders, and shall not be liable for any action taken or not taken by it in good faith in accordance with any advice of such legal counsel, accountants or other professionals or experts;

               (c) Shall not be responsible to any Lender for any statement, warranty or representation made in any of the Loan Documents or in any notice, certificate, report, request or other statement (written or oral) given or made in connection with any of the Loan Documents;

               (d) Shall have no duty to ask or inquire as to the performance or observance by Borrower or its Subsidiaries of any of the terms, conditions or covenants of any of the Loan Documents or to inspect any Collateral or the Property, books or records of Borrower or its Subsidiaries;

               (e) Will not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, effectiveness, sufficiency or value of any Loan Document, any other instrument or writing furnished pursuant thereto or in connection therewith, or any Collateral;

               (f) Will not incur any liability by acting or not acting in reliance upon any Loan Document, notice, consent, certificate, statement, request or other instrument or writing believed in good faith by it to be genuine and signed or sent by the proper party or parties; and

               (g) Will not incur any liability for any arithmetical error in computing any amount paid or payable by the Borrower or any Subsidiary or Affiliate thereof or paid or payable to or received or receivable from any Lender under any Loan Document, including, principal, interest, commitment
                                     ---------
     fees, Advances and other amounts; provided that, promptly upon discovery of
                                       --------
     such an error in computation, the Administrative Agent, the Lenders and (to the extent applicable) Borrower and/or its Subsidiaries or Affiliates shall make such adjustments as are necessary to correct such error and to restore the parties to the position that they would have occupied had the error not occurred.

          10.7 Indemnification. Each Lender shall, ratably in accordance with
               ---------------
its Pro Rata Share (if the Commitment is then in effect) or in accordance with its proportion of the aggregate Indebtedness then evidenced by the Notes (if the Commitment has then been terminated), indemnify and hold the Administrative Agent and its directors, officers, agents, employees and attorneys harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, reasonable attorneys' fees and
                   ---------
disbursements and allocated costs of attorneys employed by the Administrative Agent) that may be imposed on, incurred by or asserted against it or them in such capacity in any way relating to or arising out of the Loan Documents (other than losses incurred by reason of the failure of Borrower to pay the Indebtedness represented by the Notes) or any action taken or not taken by it as Administrative Agent thereunder, except such as result from its own gross
                                 ------
negligence or willful misconduct. Without limitation on the foregoing, each Lender shall reimburse the Administrative Agent upon demand for that Lender's Pro Rata Share of any out-of-pocket cost or expense incurred by the Administrative Agent in connection with the negotiation, preparation, execution, delivery, amendment, waiver, restructuring, reorganization (including
                                                            ---------
a bankruptcy reorganization), enforcement or attempted enforcement of the Loan Documents, to the extent that Borrower or any other Party is required by Section
11.3 to pay that cost or expense but fails to do so upon demand. Nothing in this Section shall entitle the Administrative Agent to recover any amount from the Lenders if and to the extent that such amount has theretofore been recovered from Borrower or any other Party. To the extent that the Administrative Agent is later reimbursed such cost or expense by Borrower or any other Party, it shall return the amounts paid to it by the Lenders in respect of such cost or expense.

          10.8 Successor Administrative Agent.  The Administrative Agent may,
               ------------------------------
and at the request of the Requisite Lenders shall, resign as Administrative Agent upon thirty days' notice to the Lenders and Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement, the Requisite Lenders shall appoint from among the Lenders a successor Administrative Agent for the Lenders, which successor Administrative Agent shall be approved by Borrower (and such approval shall not be unreasonably withheld or delayed), provided that, to the extent required by applicable Gaming Laws, the
          --------
incumbent Administrative Agent shall remain the collateral agent for the Creditors with respect to any Collateral for which a lienholder must be qualified under such Gaming Laws until the new Administrative Agent can be so qualified (but the incumbent Administrative Agent shall be entitled to the indemnities and other protections provided to the Administrative Agent hereunder in such capacity). If no successor Administrative Agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor Administrative Agent from among the Lenders. Upon the acceptance of its appointment as successor Administrative Agent hereunder, such successor Administrative Agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor Administrative Agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article 10, and Sections 11.3,
11.11 and 11.22, shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If
(a) the Administrative Agent has not been paid its agency fees under Section 3.6 or has not been reimbursed for any expense reimbursable to it under Section 11.3, in either case for a period of at least one (1) year and (b) no successor Administrative Agent has accepted appointment as Administrative Agent by the date which is thirty days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Administrative Agent as provided for above.

          10.9  Foreclosure on Collateral.  In the event of foreclosure or
                -------------------------
enforcement of the Lien created by any of the Collateral Documents, title to the Collateral covered thereby shall be taken and held by the Administrative Agent (or an Affiliate or designee thereof) pro rata for the benefit of the Lenders in accordance with the Obligations outstanding to each of them and shall be administered in accordance with the standard form of collateral holding participation agreement used by the Administrative Agent in comparable syndicated credit facilities.

          10.10 Attornment Agreements.  Provided that no Default or Event of
                ---------------------
Default has then occurred, the Administrative Agent is hereby irrevocably authorized by the other Creditors to enter into attornment, non-disturbance and estoppel agreements acceptable to the Administrative Agent with lessees of interests in leases of real property from Borrower and its Subsidiaries permitted hereby, provided in each case that not less than 10 Business Days
                  --------
prior to entering into any such arrangement or agreement, the Administrative Agent shall circulate drafts thereof to the Lenders, and the Requisite Lenders shall not have objected to the form thereof.

          10.11 No Obligations of Borrower.  Nothing contained in this Article
                --------------------------
10 shall be deemed to impose upon Borrower any obligation in respect of the due and punctual performance by the Administrative Agent of its obligations to the Lenders under any provision of this Agreement, and Borrower shall have no liability to the Administrative Agent or any of the Lenders in respect of any failure by the Administrative Agent or any Lender to perform any of its obligations to the Creditors under this Agreement. Without limiting the generality of the foregoing, where any provision of this Agreement relating to the payment of any amounts due and owing under the Loan Documents provides that such payments shall be made by Borrower to the Administrative Agent for the account of the Lenders, Borrower's obligations to the Lenders in respect of such payments shall be deemed to be satisfied upon the making of such payments to the Administrative Agent in the manner provided by this Agreement.

                                  Article 11
                                 MISCELLANEOUS
                                 -------------


          11.1 Cumulative Remedies; No Waiver.  The rights, powers, privileges
               ------------------------------
and remedies of the Creditors provided herein or in any Note or other Loan Document are cumulative and not exclusive of any right, power, privilege or remedy provided by Law or equity. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power, privilege or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power, privilege or remedy preclude any other or further exercise of the same or any other right, power, privilege or remedy. The terms and conditions of Article 8 hereof are inserted for the sole benefit of the Creditors; the same may be waived in whole or in part, with or without terms or conditions, in respect of any Loan or Letter of Credit without prejudicing the Administrative Agent's or the Lenders' rights to assert them in whole or in part in respect of any other Loan.

          11.2 Amendments; Consents.  Each amendment, modification, supplement,
               --------------------
extension, termination, waiver, approval and consent under this Agreement and the other Loan Documents shall be subject to the terms of all applicable Laws, including Gaming Laws. No amendment, modification, supplement, extension, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by the Borrower or any other Party therefrom, may in any event be effective unless in writing signed by the Administrative Agent with the approval of Requisite Lenders (and, in the case of any amendment, modification or supplement of or to any Loan Document to which any of the Borrower or any of its Subsidiaries is a Party, signed by each such Party, and, in the case of any amendment, modification or supplement to Article 10, signed by the Administrative Agent), and then only in the specific instance and for the specific purpose given; and, without the approval in writing of all the Lenders, no amendment, modification, supplement, termination, waiver or consent may be effective:

               (a) To (i) amend or modify the principal of, or the amount of principal, principal prepayments on, any Note, or (ii) amend (except as provided in Section 2.7) the amount of the Commitment or the Pro Rata Share of any Lender or (iii) decrease the rate of interest payable to any Lender, the amount of any commitment fee payable to any Lender, or any other fee or amount payable to any Lender under the Loan Documents or (iv) waive an Event of Default consisting of the failure of Borrower to pay when due principal, interest or any commitment fee

               (b) To postpone any Reduction Date or any other date fixed for any payment of principal of, prepayment of principal of or any installment of interest on, any Note or any installment of any commitment fee, or to extend the term of the Commitment;

               (c) To permit the term of any Letter of Credit to exceed one year or extend beyond the Maturity Date;

               (d) To release the Guaranty or any material portion of the Collateral, provided that if no Default or Event of Default exists, the
                 --------
     Administrative Agent may without the consent of any Lender (and shall at the request of Borrower), (i) release its Lien in any personal property financed or leased by the Borrower or its Subsidiaries in accordance with
     Section 6.9(d), (ii) release its Lien in any other Collateral as otherwise may be expressly provided for in any Loan Document, (iii) release its Lien in the equity securities of any Subsidiary of Borrower which is the subject of a Disposition permitted hereunder or which has Property having a value of less than $50,000 as of the date of such release, (iv) subordinate its Lien with respect to any Property which is the subject of a Disposition permitted hereunder, and (v) release its Lien in any Property which is the subject of a Distribution permitted under Section 6.5(c).

               (e)  To amend the definitions of "Reduction Amount", "Reduction
                                                 ----------------    ---------
     Date", Requisite Lenders" or "Maturity Date";
     ----   -----------------      -------------

               (f)  To amend or waive Article 8, Section 6.4 or this Section; or

               (g) To amend any provision of this Agreement that expressly requires the consent or approval of all the Lenders.

Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section shall apply equally to, and shall be binding upon, all the Lenders and the Administrative Agent.

       11.3 Costs, Expenses and Taxes.  Borrower shall pay within five Business
            -------------------------
Days after demand, accompanied by an invoice therefor, the reasonable costs and expenses of the Administrative Agent and the Arranger in connection with the negotiation, preparation, syndication, execution and delivery of the Loan Documents, and the reasonable costs and expenses of the Administrative Agent in connection with any amendment thereto or waiver thereof. Borrower shall also pay on demand, accompanied by an invoice therefor, the reasonable costs and expenses of the Creditors and the Arranger in connection with the refinancing, restructuring, reorganization (including a bankruptcy reorganization) and
                               ---------
enforcement or attempted enforcement of the Loan Documents, and any matter related thereto. The foregoing costs and expenses shall include filing fees, recording fees, title insurance fees, appraisal fees, search fees, and other out-of-pocket expenses and the reasonable fees and out-of-pocket expenses of any legal counsel (including reasonably
                                                      ---------
allocated costs of legal counsel employed by the Administrative Agent or any Lender), independent public accountants and other outside experts retained by the Administrative Agent or any Lender, whether or not such costs and expenses are incurred or suffered by the Administrative Agent or any Lender in connection with or during the course of any bankruptcy or insolvency proceedings of Borrower or any Subsidiary thereof. Such costs and expenses shall also include, in the case of any amendment or waiver of any Loan Document requested by Borrower, the administrative costs of the Administrative Agent reasonably attributable thereto. Borrower shall pay any and all documentary and other taxes, excluding (i) taxes imposed on or measured in whole or in part by overall
       ---------
net income, gross income or gross receipts and franchise taxes imposed on any Lender by (A) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or Eurodollar Lending Office or (B) any jurisdiction (or political subdivision thereof) in which it is "doing business", (ii) any withholding taxes or other taxes based on gross income imposed by the United States of America that are not attributable to any change in any Law or the interpretation or administration of any Law by any Governmental Agency and (iii) any withholding tax or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide Borrower with the appropriate form or forms required by Section 11.21, to the extent such forms are then required by applicable Laws, and all costs, expenses, fees and charges payable or determined to be payable in connection with the filing or recording of this Agreement, any other Loan Document or any other instrument or writing to be delivered here under or thereunder, or in connection with any transaction pursuant hereto or thereto, and shall reimburse, hold harmless and indemnify on the terms set forth in Section 11.11 the Creditors from and against any and all loss, liability or legal or other expense with respect to or resulting from any delay in paying or failure to pay any such tax, cost, expense, fee or charge or that any of them may suffer or incur by reason of the failure of any Party to perform any of its Obligations. Any amount payable to the Administrative Agent or any Lender under this Section shall bear interest from the second Business Day following the date of demand for payment at the Default Rate.

          11.4 Nature of Lenders' Obligations.  The obligations of the Lenders
               ------------------------------
hereunder are several and not joint or joint and several. Nothing contained in this Agreement or any other Loan Document and no action taken by the Creditors or any of them pursuant hereto or thereto may, or may be deemed to, make the Lenders a partnership, an association, a joint venture or other entity, either among themselves or with the Borrower or any Affiliate of Borrower. Each Lender's obligation to make any Advance pursuant hereto is several and not joint or joint and several, and in the case of the initial Advance only is conditioned upon the performance by all other Lenders of their obligations to make initial Advances. A default by any Lender will not increase the Pro Rata Share of any other Lender. Any Lender not in default may, if it desires, assume in such proportion as the nondefaulting Lenders agree the obligations of any Lender in default, but is not obligated to do so. The Administrative Agent agrees that it will use its best efforts either to induce the other Lenders to assume the obligations of a Lender in default or to obtain another Lender, reasonably satisfactory to Borrower, to replace such a Lender in default.

          11.5 Survival of Representations and Warranties.  All representations
               ------------------------------------------
and warranties contained herein or in any other Loan Document, or in any certificate or other writing delivered by or on behalf of any one or more of the Parties to any Loan Document, will survive the making of the Loans hereunder and the execution and delivery of the Notes, and have been or will be relied upon by the Administrative Agent and each Lender, notwithstanding any investigation made by the Administrative Agent or any Lender or on their behalf.

          11.6 Notices.  Except as otherwise expressly provided in the Loan
               -------   ------
Documents, all notices, requests, demands, directions and other communications provided for hereunder or under any other Loan Document must be in writing and must be mailed, telegraphed, telecopied, dispatched by commercial courier or delivered to the appropriate party at the address set forth on the signature pages of this Agreement or other applicable Loan Document or, as to any party to any Loan Document, at any other address as may be designated by it in a written notice sent to all other parties to such Loan Document in accordance with this Section. Except as otherwise expressly provided in any Loan Document, if any
          ------
notice, request, demand, direction or other communication required or permitted by any Loan Document is given by mail it will be effective on the earlier of receipt or the fourth Business Day after deposit in the United States mail with first class or airmail postage prepaid; if given by telegraph or cable, when delivered to the telegraph company with charges prepaid; if given by telecopier, when sent; if dispatched by commercial courier, on the scheduled delivery date; or if given by personal delivery, when delivered.

          11.7 Execution of Loan Documents.  Unless the Administrative Agent
               ---------------------------
otherwise specifies with respect to any Loan Document, (a) this Agreement and any other Loan Document may be executed in any number of counterparts and any party hereto or thereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Agreement or any other Loan Document, as the case may be, when taken together will be deemed to be but one and the same instrument and (b) execution of any such counterpart may be evidenced by a telecopier transmission of the signature of such party followed by prompt transmission of an original signature. The execution of this Agreement or any other Loan Document by any party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto.

          11.8 Binding Effect; Assignment.
               --------------------------

                 (a) This Agreement and the other Loan Documents to which Borrower is a Party will be binding upon and inure to the benefit of Borrower, the Administrative Agent, the Issuing Lender, each of the Lenders, and their respective successors and assigns, except that Borrower
                                                           ------
     may not assign its respective rights hereunder or thereunder or any interest herein or therein without the prior written consent of all the Lenders. Each Lender represents that it is not acquiring its Note with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (subject to any requirement that disposition of such Note must be within the control of such Lender). Any Lender may at any time pledge its Note or any other instrument evidencing its rights as a Lender under this Agreement to a Federal Reserve Bank, but no such pledge shall release that Lender from its obligations hereunder or grant to such Federal Reserve Bank the rights of a Lender hereunder absent foreclosure of such pledge.

                 (b) From time to time, each Lender may assign to one or more Eligible Assignees all or any portion of its Pro Rata Share, provided that
                                                                  --------
     (i) such Eligible Assignee, if not then a Lender or an Affiliate of the assigning Lender, shall be approved by each of the Administrative Agent and (if no Event of Default then exists) Borrower (none of which approvals shall be unreasonably withheld or delayed), (ii) such assignment shall be evidenced by an Assignment Agreement, a copy of which shall be furnished to the Administrative Agent as hereinbelow provided, (iii) except in the case
                                                             ------
     of an assignment to an Affiliate of the assigning Lender, to another Lender or of the entire remaining Commitment of the assigning Lender, the assignment shall not assign a Pro Rata Share that is less than $10,000,000,
     (iv) the effective date of any such assignment shall be as specified in the Assignment Agreement, but not earlier than the date which is five Business Days after the date the Administrative Agent has received the Assignment Agreement, and (v) shall be of a constant and non-varying percentage of the Pro Rata Share of the assigning Lender. Upon the effective date of such Assignment Agreement, the Eligible Assignee named therein shall be a Lender for all purposes of this Agreement, with the Pro Rata Share set forth therein and, to the extent of such Pro Rata Share, the assigning Lender shall be released from its further obligations under this Agreement. Borrower agrees that Borrower shall execute and deliver (against delivery by the assigning Lender to Borrower of its Note) to such assignee Lender, a Note evidencing that assignee Lender's Pro Rata Share, and to the assigning Lender, a Note evidencing the remaining balance Pro Rata Share retained by the assigning Lender.

                 (c) By executing and delivering an Assignment Agreement, the Eligible Assignee thereunder acknowledges and agrees that: (i) other than the representation and warranty that it is the legal and beneficial owner of the Pro Rata Share being assigned thereby free and clear of any adverse claim, the assigning Lender has made no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness or sufficiency of this Agreement or any other Loan Document; (ii) the assigning Lender has made no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or its Subsidiaries or the performance by Borrower and its Subsidiaries of the Obligations; (iii) it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment Agreement;
     (iv) it will, independently and without reliance upon the Administrative Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) it appoints and authorizes the Administrative Agent to take such action and to exercise such powers under this Agreement as are delegated to the Administrative Agent by this Agreement; and (vi) it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

               (d) The Administrative Agent shall maintain at the Administrative Agent's Office a copy of each Assignment Agreement delivered to it and a register (the "Register") of the names and address of each of the Lenders and the Pro Rata Share held by each Lender, giving effect to each Assignment Agreement. The Register shall be available during normal business hours for inspection by Borrower or any Lender upon reasonable prior notice to the Administrative Agent. After receipt of a completed Assignment Agreement executed by any Lender and an Eligible Assignee, and receipt of an assignment fee of $3,500 from such Lender or Eligible Assignee, the Administrative Agent shall, promptly following the effective date thereof, provide to Borrower and the Lenders a revised Schedule 1.1 giving effect thereto. Borrower and the Creditors shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the Pro Rata Share listed therein for all purposes hereof, and no assignment or transfer of any such Pro Rata Share shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by the Administrative Agent and recorded in the Register as provided above. Prior to such recordation, all amounts owed with respect to the applicable Pro Rata Share shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a

     Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Pro Rata Share.

               (e) Each Lender may from time to time grant participations to one or more banks or other financial institutions (including another
                                                        ---------
     Lender) in a portion of its Pro Rata Share; provided, however, that (i)
                                                 --------  -------
     such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other financial institutions shall not be a Lender hereunder for any purpose except, if the participation agreement so provides, for the purposes of
     ------
     Sections 3.7, 3.8, 11.11 and 11.22 but only to the extent that the cost of such benefits to Borrower does not exceed the cost which Borrower would have incurred in respect of such Lender absent the participation, (iv) Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (v) the participation interest shall be expressed as a percentage of the granting Lender's Pro Rata Share as it then exists and shall not restrict an increase in the Commitment, or in the granting Lender's Pro Rata Share, so long as the amount of the participation interest is not affected thereby, and (vi) the consent of the holder of such participation interest shall not be required for amendments or waivers of provisions of the Loan Documents other than those which (A)
                                                    ----- ----
     extend any Reduction Date, the Maturity Date or any other date upon which any payment of money is due to the Lenders, (B) reduce the rate of interest on the Notes, any fee or any other monetary amount payable to the Lenders,
     (C) reduce the amount of any installment of principal due under the Notes,
     (D) release the Guaranty or collateral for the Obligations (except to the extent permitted under Section 11.2(d), or (E) change the definition of "Requisite Lenders."

               (f) Notwithstanding anything in this Section to the contrary, the rights of the Lenders to make assignments of, and grant participations in, their Pro Rata Shares of the Commitment shall be subject to the approval of any Gaming Board, to the extent required by applicable Gaming Laws, and to compliance with applicable securities laws, if any.

               (g) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC") of such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower the option to provide all or any part of any Loan or Advance that such Granting Lender would otherwise be obligated to make pursuant to Sections 2.1, 2.2 or 2.3, provided that (i) nothing herein shall constitute a commitment to make any Loan by any SPC, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the

     Granting Lender shall be obligated to make such Loan pursuant to the terms hereof, and (iii) the rights of any such SPC shall be derivative of the rights of the Granting Lender, and each SPC shall be subject to all of the restrictions upon the Granting Lender herein contained. Each SPC shall be conclusively presumed to have made arrangements with its Granting Lender for the exercise of voting and other rights hereunder in a manner which is acceptable to the SPC, and the Administrative Agent, the other Creditors, Borrower and each other Party shall be entitled to rely upon and deal solely with the Granting Lender with respect to Loans and Advances made by or through its SPC. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by the Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the related Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof, provided that the Granting Lender for each SPC hereby
                        -------- ----
     agrees to indemnify, save, and hold harmless each other party hereto for any loss, cost, damage and expense arising out of their inability to institute any such proceeding against its SPC. In addition, notwithstanding anything to the contrary contained in this Section 11.8, any SPC may (i) with notice to, but without the prior written consent of, the Borrower or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to its Granting Lender or to any financial institutions providing liquidity and/or credit facilities to or for the account of such SPC to fund the Loans made by such SPC or to support the securities (if any) issued by such SPC to fund such Loans (but nothing contained herein shall be construed in derogation of the obligation of the Granting Lender to make Loans hereunder), provided that
                                                                 -------- ----
     neither the consent of the SPC or of any such assignee shall be required for amendments or waivers of provisions of the Loan Documents except for those amendments or waivers for which the consent of participants is required under Section 11.8(e)(vi), and (ii) disclose on a confidential basis (in the same manner described in Section 11.14) any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit or liquidity enhancement to such SPC.

          11.9 Right of Setoff.  If an Event of Default has occurred and is
               ---------------
continuing, the Administrative Agent or any Lender (but in each case only with the consent of the Requisite Lenders) may exercise its rights under Article 9 of the Uniform Commercial Code and other applicable Laws and, to the extent permitted by applicable Laws, apply any funds in any deposit account maintained with it by Borrower and/or any of their Property in its possession against the Obligations.

          11.10  Sharing of Setoffs.    Each Lender severally agrees that if it,
                 ------------------
through the exercise of any right of setoff, banker's lien or counterclaim against Borrower or otherwise, receives payment of the Obligations held by it that is ratably more than any other Lender (except by means of removal of that Lender in accordance with Section 11.26), through any means, receives in payment of the Obligations held by that Lender, then, subject to applicable Laws: (a) the Lender exercising the right of setoff, banker's lien or counterclaim or otherwise receiving such payment shall purchase, and shall be deemed to have simultaneously purchased, from the other Lender a participation in the Obligations held by the other Lender and shall pay to the other Lender a purchase price in an amount so that the share of the Obligations held by each Lender after the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment shall be in the same proportion that existed prior to the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment; and (b) such other adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all of the Lenders share any payment obtained in respect of the Obligations ratably in accordance with each Lender's share of the Obligations immediately prior to, and without taking into account, the payment; provided that, if all or any portion of a
                                  --------
disproportionate payment obtained as a result of the exercise of the right of setoff, banker's lien, counterclaim or otherwise is thereafter recovered from the purchasing Lender by Borrower or any Person claiming through or succeeding to the rights of Borrower, the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to the extent of the recovery, but without interest. Each Lender that purchases a participation in the Obligations pursuant to this Section shall from and after the purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in an Obligation so purchased may exercise any and all rights of setoff, banker's lien or counterclaim with respect to the participation as fully as if the Lender were the original owner of the Obligation purchased.

          11.11  Indemnity by Borrower.    Borrower agrees to indemnify, save
                 ---------------------
and hold harmless the Administrative Agent and each Lender and their directors, officers, agents, attorneys and employees (collectively the "Indemnitees") from
                                                             -----------
and against: (a) any and all claims, demands, actions or causes of action (except a claim, demand, action, or cause of action for any amount excluded from
 ------
the definition of "Taxes" in Section 3.12(d)) if the claim, demand, action or cause of action arises out of or relates to any act or omission (or alleged act or omission) of Borrower, its Subsidiaries or any of their officers, directors or stockholders relating to the Commitment, the use or contemplated use of proceeds of any Loan, or the relationship of Borrower and the Lenders under this Agreement; (b) any administrative or investigative proceeding by any Governmental Agency arising out of or related to a claim, demand, action or cause of action described in clause (a) above; and (c) any and all liabilities, losses, costs or expenses
        -
(including reasonable attorneys' fees and the reasonably allocated costs of attorneys employed by any Indemnitee and disbursements of such attorneys and other professional services) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action or cause of action; provided that no Indemnitee shall be entitled to indemnification under this
--------
Section for any loss caused by its own gross negligence or willful misconduct or for any loss asserted against it by another Indemnitee. If any claim, demand, action or cause of action is asserted against any Indemnitee, such Indemnitee shall promptly notify Borrower, but the failure to so promptly notify Borrower shall not affect Borrower's obligations under this Section unless such failure materially prejudices Borrower's right to participate in the contest of such claim, demand, action or cause of action, as hereinafter provided. Such Indemnitee may (and shall, if requested by Borrower in writing (and at Borrower's sole expense)) contest the validity, applicability and amount of such claim, demand, action or cause of action and shall permit Borrower to participate in such contest. Any Indemnitee that proposes to settle or compromise any claim or proceeding for which Borrower may be liable for payment of indemnity hereunder shall give Borrower written notice of the terms of such proposed settlement or compromise reasonably in advance of settling or compromising such claim or proceeding and shall obtain Borrower's prior consent (which shall not be unreasonably withheld or delayed). In connection with any claim, demand, action or cause of action covered by this Section against more than one Indemnitee, all such Indemnitees shall be represented by the same legal counsel (which may be a law firm engaged by the Indemnitees or attorneys employed by an Indemnitee or a combination of the foregoing) selected by the Indemnitees and reasonably acceptable to Borrower; provided, that if such legal
                                                   --------
counsel determines in good faith that representing all such Indemnitees would or could result in a conflict of interest under Laws or ethical principles applicable to such legal counsel or that a defense or counterclaim is available to an Indemnitee that is not available to all such Indemnitees, then to the extent reasonably necessary to avoid such a conflict of interest or to permit unqualified assertion of such a defense or counterclaim, each Indemnitee shall be entitled to separate representation by legal counsel selected by that Indemnitee and reasonably acceptable to Borrower, with all such legal counsel using reasonable efforts to avoid unnecessary duplication of effort by counsel for all Indemnitees; and further provided that the Administrative Agent (as an
                         ------- --------
Indemnitee) shall at all times be entitled to representation by separate legal counsel (which may be a law firm or attorneys employed by the Administrative Agent or a combination of the foregoing). Any obligation or liability of Borrower to any Indemnitee under this Section shall survive the expiration or termination of this Agreement, the repayment of all Loans, the expiration or termination of all Letters of Credit and the payment and performance of all other Obligations owed to the Lenders.

          11.12  Nonliability of the Lenders.    Borrower acknowledges and
                 ---------------------------
agrees that:

                 (a) Any inspections of any Property of Borrower and its Subsidiaries made by or through the Creditors are for purposes of administration of the Loans and Letters of Credit only and Borrower and its Affiliates are not entitled to rely upon the same (whether or not such inspections are at the expense of Borrower or its Subsidiaries);

                 (b) By accepting or approving anything required to be observed, performed, fulfilled or given to the Creditors pursuant to the Loan Documents, neither the Administrative Agent nor the Lenders shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by the Creditors;

                 (c) The relationship between Borrower and the Creditors is, and shall at all times remain, solely that of borrowers and lenders; neither the Administrative Agent nor the Lenders shall under any circumstance be construed to be partners or joint venturers of Borrower or its Affiliates; neither the Administrative Agent nor the Lenders shall under any circumstance be deemed to be in a relationship of confidence or trust or a fiduciary or other "special" relationship with Borrower or its Affiliates, or to owe any fiduciary duty to Borrower or its Affiliates; neither the Administrative Agent nor the Lenders undertake or assume any responsibility or duty to Borrower or its Affiliates to select, review, inspect, supervise, pass judgment upon or inform Borrower or its Affiliates of any matter in connection with their Property or the operations of Borrower or its Affiliates; Borrower and its Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by the Creditors in connection with such matters is solely for the protection of the Creditors and neither Borrower nor any other Person is entitled to rely thereon; and

                 (d) The Creditors shall not be responsible or liable to any Person for any loss, damage, liability or claim of any kind relating to injury or death to Persons or damage to Property caused by the actions, inaction or negligence of Borrower and/or its Affiliates and Borrower hereby indemnifies and holds the Creditors harmless on the terms set forth in Section 11.11 from any such loss, damage, liability or claim.

          11.13  No Third Parties Benefited.    This Agreement is made for the
                 --------------------------
purpose of defining and setting forth certain obligations, rights and duties of Borrower and the Creditors in connection with the Loans, and is made for the sole benefit of Borrower, the Creditors, and the Creditors' successors and assigns. Except as provided in
                                                      ------
Sections 11.8 and 11.11, no other Person shall have any rights of any nature hereunder or by reason hereof.

          11.14  Confidentiality  .  Each Lender agrees to hold any confidential
                 ---------------
information that it may receive from Borrower pursuant to this Agreement in confidence, except for disclosure: (a) to other Lenders; (b) to legal counsel
            ------
and accountants for Borrower or any Lender; (c) to other professional advisors to Borrower or any Lender, provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this Section; (d) to regulatory officials having jurisdiction over that Lender; (e) to any Gaming Board having regulatory jurisdiction over Borrower or its Subsidiaries, provided that each Lender agrees to use its best efforts to notify Borrower of any such disclosure unless prohibited by applicable Laws; (f) as required by Law or legal process or in connection with any legal proceeding to which that Lender and Borrower or any of its Subsidiaries are adverse parties; and (g) to another financial institution in connection with a disposition or proposed disposition to that financial institution of all or part of that Lender's interests hereunder or a participation interest in its Note, provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this Section. For purposes of the foregoing, "confidential information" shall mean any information respecting Borrower or its Subsidiaries reasonably considered by Borrower to be confidential, other than
                                                                   ----------
(i) information previously filed with any Governmental Agency and available to the public, (ii) information previously published in any public medium from a source other than, directly or indirectly, that Lender, and (iii) information previously disclosed by Borrower or its Subsidiaries to any Person not associated with Borrower without a confidentiality agreement or obligation substantially similar to this Section. Nothing in this Section shall be construed to create or give rise to any fiduciary duty on the part of the Creditors to Borrower or any other Party.

          11.15  Further Assurances.    Borrower and its Subsidiaries shall, at
                 ------------------
their expense and without expense to the Lenders or the Administrative Agent, do, execute and deliver such further acts and documents as the Requisite Lenders or the Administrative Agent from time to time reasonably require for the assuring and confirming unto the Lenders or the Administrative Agent of the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document.

          11.16  Integration.    This Agreement, together with the other Loan
                 -----------
Documents and the letter agreements referred to in Sections 3.2, 3.3, 3.5 and 3.6, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; provided that the inclusion of supplemental
                                    --------
rights or
remedies in favor of the Creditors in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

          11.17  Governing Law.    Except to the extent otherwise provided
                 -------------     ------
therein, each Loan Document shall be governed by, and construed and enforced in accordance with, the local Laws of Nevada.

          11.18  Severability of Provisions.    Any provision in any Loan
                 --------------------------
Document that is held to be inoperative, unenforceable or invalid as to any party or in any jurisdiction shall, as to that party or jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions or the operation, enforceability or validity of that provision as to any other party or in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

          11.19  Headings.    Article and Section headings in this Agreement and
                 --------
the other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

          11.20  Time of the Essence.    Time is of the essence of the Loan
                 -------------------
Documents.

          11.21  Foreign Lenders and Participants.    Each Lender that is
                 --------------------------------
incorporated or otherwise organized under the Laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia shall deliver to Borrower (with a copy to the Administrative Agent), within twenty (20) days after the Closing Date (or after accepting an assignment or receiving a participation interest herein pursuant to Section 11.8, if applicable) two duly completed copies, signed by a Responsible Official, of either Form 1001 (relating to such Lender and entitling it to a complete exemption from withholding on all payments to be made to such Lender by Borrower pursuant to this Agreement) or Form 4224 (relating to all payments to be made to such Lender by Borrower pursuant to this Agreement) of the United States Internal Revenue Service or such other evidence (including, if reasonably
                                                 ---------
necessary, Form W-9) satisfactory to Borrower and the Administrative Agent that no withholding under the federal income tax laws is required with respect to such Lender. Thereafter and from time to time, each such Lender shall upon request by Borrower (a) promptly submit to Borrower (with a copy to the Administrative Agent), such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to Borrower and the Administrative Agent of any available exemption from, United States withholding taxes in respect of all payments to be made to such Lender by Borrower pursuant to this Agreement and (b) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Eurodollar Lending Office, if any) to avoid any requirement of applicable Laws that Borrower make any deduction or withholding for taxes from amounts payable to such Lender. In the event that Borrower or the Administrative Agent become aware that a participation has been granted pursuant to Section 11.8(e) to a financial institution that is incorporated or otherwise organized under the Laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia, then, upon request made by Borrower or the Administrative Agent to the Lender which granted such participation, such Lender shall cause such participant financial institution to deliver the same documents and information to Borrower and the Administrative Agent as would be required under this Section if such financial institution were a Lender.

          11.22  Hazardous Material Indemnity.    Borrower hereby agrees to
                 ----------------------------
indemnify, hold harmless and defend (by counsel reasonably satisfactory to the Administrative Agent) the Administrative Agent and each of the Lenders (and any successor to a Lender) and their respective directors, officers, employees and agents from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including reasonable
                                                         ---------
attorneys' fees and the reasonably allocated costs of attorneys employed by the Administrative Agent or any Lender, and expenses to the extent that the defense of any such action has not been assumed by Borrower), arising directly or indirectly out of (i) the presence on, in, under or about any Real Property of any Hazardous Materials, or any releases or discharges of any Hazardous Materials on, under or from any Real Property and (ii) any activity carried on or undertaken on or off any Real Property by Borrower, its Subsidiaries or any of their predecessors in title, whether prior to or during the term of this Agreement, and whether by Borrower, its Subsidiaries or any predecessor in title or any employees, agents, contractors or subcontractors of Borrower, its Subsidiaries or any predecessor in title, or any third persons at any time occupying or present on any Real Property (other than a Lender or a
                                           ----- ----
representative of a Lender), in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Materials at any time located or present on, in, under or about any Real Property. The foregoing indemnity shall further apply to any residual contamination on, in, under or about any Real Property, or affecting any natural resources, and to any contamination of any Property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Materials, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable Laws, but the foregoing indemnity shall not apply to Hazardous Materials on any Real Property, the presence of which is caused by the Creditors. Borrower hereby acknowledges and agrees that, notwithstanding any other provision of this Agreement or any of the other Loan Documents to the contrary, the obligations of Borrower under this

Section (and under Sections 4.18 and 5.10) shall be unlimited corporate obligations of Borrower and shall not be secured by any deed
                                  ---
of trust or mortgage on any Real Property. Any obligation or liability of Borrower to any Indemnitee under this Section shall survive the expiration or termination of this Agreement, the repayment of all Loans, the expiration or termination of all Letters of Credit and the payment and performance of all other Obligations owed to the Lenders.

          11.23  Gaming Boards.    The Administrative Agent and each of the
                 -------------
Lenders agree to cooperate with all Gaming Boards in connection with the administration of their regulatory jurisdiction over Borrower and its Subsidiaries, including the provision of such documents or other information as
              ---------
may be requested by any such Gaming Board relating to Borrower or any of its Subsidiaries or to the Loan Documents.

          11.24  Lien Releases.    The Administrative Agent shall release any
                 -------------
Lien granted to or held by the Administrative Agent on any Collateral (i) sold, transferred or otherwise disposed of in connection with any transaction not prohibited by the Loan Documents, (ii) constituting Property leased to Borrower or its Subsidiaries under a lease which has expired or been terminated in a transaction not prohibited by the Loan Documents or which will concurrently expire and which has not been, and is not intended by Borrower or the relevant Subsidiary of Borrower to be, renewed or extended, (iii) consisting of an instrument, if the Indebtedness evidenced by such instrument has been finally repaid in full, (iv) if approved or consented to by those of the Lenders required by Section 11.2, or (v) as otherwise expressly required by the Loan Documents. Upon the request of the Administrative Agent, each Lender shall promptly provide written confirmation of the authority of the Administrative Agent to release such Liens upon any one or more items of Collateral under this Section.

          11.25  Termination; Release of Liens.   Upon (a) the expiration or
                 -----------------------------
termination of the Commitment, (b) the full and final payment in Cash of the Loans, all interest and fees with respect thereto, (c) the reimbursement of all draws under Letters of Credit and the payment of all fees with respect thereto,
(d) the expiration of all Letters of Credit or the deposit of Cash collateral with the Issuing Lender in the effective face amount thereof, (e) the payment of all amounts then demanded by any Lender or indemnitee under Sections 3.7, 3.8,
11.11 and 11.22 and (f) the payment of all other amounts then due under the Loan Documents, the Administrative Agent is hereby authorized by the Lenders to, and the Administrative Agent shall, upon the request of Borrower, execute and deliver to Borrower discharges from further compliance with the covenants contained in Articles 5, 6, and 7 and releases of the Liens created by the Collateral Documents, and shall return any Property pledged to the Administrative Agent as Collateral for the Obligations, notwithstanding the survival of any provisions of this Agreement herein provided for.

          11.26  Removal of a Lender.    Borrower shall have the right to remove
                 --------------------
a Lender as a party to this Agreement in accordance with this Section (a) under the circumstances set forth in Sections 3.7, 3.8(g) and 3.12(d) and (b) if such Lender is the subject of a Disqualification. If Borrower is entitled to remove a Lender pursuant to this Section either:
                                  ------

          (x) Upon notice from Borrower, the Lender being removed shall execute and deliver an Assignment Agreement (but shall not be obligated to pay any assignment fee) covering that Lender's Pro Rata Share in favor of one or more Eligible Assignees designated by Borrower (and acceptable to the Administrative Agent, which acceptance shall not be unreasonably delayed or withheld), subject to (i) payment of a purchase price by such Eligible Assignee equal to all principal and accrued interest, fees and other amounts payable to such Lender under this Agreement through the date of assignment and (ii) the written release of the Issuing Lender of such Lender's obligations under
          Section 2.4(c) or delivery by such Eligible Assignee of such appropriate assurances and indemnities (which may include letters of credit) as such Lender may reasonably require with respect to its participation interest in any Letters of Credit then outstanding; or

          (y) Borrower may reduce the Commitment pursuant to Section 2.5 (and, for this purpose, the numerical requirements of such Section shall not apply) by an amount equal to that Lender's Pro Rata Share, pay and provide to such Lender the amounts, assurances and indemnities described in subclauses (i) and (ii) of clause (x) above and release such Lender from its Pro Rata Share. In the event that the Commitment is reduced pursuant to this clause (y), subsequent Reduction Amounts shall be reduced by a proportional amount.

          11.27  No Liability of Tracinda.    In the event that (i) there is a
                 ------------------------
default or alleged default by the Company or any of its Subsidiaries under any Loan Document, or (ii) any Lender has or may have any claim arising from or relating to the terms of any Loan Documents, no Lender shall commence any lawsuit or otherwise seek to impose any liability upon Tracinda Corporation or the shareholders thereof (collectively, "Tracinda"). Tracinda shall have no liability whatsoever with respect to the Loan Documents or matters arising therefrom. No Lender shall have any right to assert or permit any party claiming through it to assert a claim or impose any liability against Tracinda as to any matter or thing arising out of or relating to the Loan Documents or any alleged breach or default under the Loan Documents, In addition, Tracinda is not a party to this Agreement or any Loan Document and is not liable for any alleged breach or default thereof by any party thereto.

          11.28  WAIVER OF RIGHT TO TRIAL BY JURY.    EACH PARTY TO THIS
                 --------------------------------
AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF

ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTY HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          11.29  PURPORTED ORAL AMENDMENTS.    BORROWER EXPRESSLY ACKNOWLEDGES
                 -------------------------
THAT THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY ONLY BE AMENDED OR MODIFIED, OR THE PROVISIONS HEREOF OR THEREOF WAIVED OR SUPPLEMENTED, BY AN INSTRUMENT IN WRITING THAT COMPLIES WITH SECTION 11.2. BORROWER AGREES THAT BORROWER WILL NOT RELY ON ANY COURSE OF DEALING, COURSE OF PERFORMANCE, OR

ORAL OR WRITTEN STATEMENTS BY ANY REPRESENTATIVE OF THE ADMINISTRATIVE AGENT OR ANY LENDER THAT DOES NOT COMPLY WITH SECTION 11.2 TO EFFECT AN AMENDMENT, MODIFICATION, WAIVER OR SUPPLEMENT TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                      MGM GRAND DETROIT II, LLC, a Delaware limited liability company

                      By: MGM Grand Detroit, LLC, a Delaware limited liability company, managing member

                              By: Scott Langsner

                              Scott Langsner, Secretary
                                         [Name and title]

                      Address for Borrower:
                      65 Cadillac Square, Suite 3000
                      Detroit, Michigan 48226
                      Attn: Lyn Baxter
                      Telecopier: 313-393-0601
                      Telephone: 313-393-8887

                      With copies to:

                      Jim Murren, Chief Financial Officer
                      MGM Grand, Inc.
                      3799 Las Vegas Boulevard South
                      Las Vegas, Nevada 89109-4319
                      Telephone: 702/891-1111
                      Telecopier  702/891-1114 FAX

                      and to:

                      Gary N. Jacobs, Esq.
                      Christensen, Miller, et al
                      2121 Avenue of the Stars, 18th Floor
                      Los Angeles, California 90067
                      Telecopier: (310) 556-2920

                         Telephone: (310) 282-6268

                         BANK OF AMERICA NATIONAL TRUST AND
                         SAVINGS ASSOCIATION, as Administrative Agent

                         By:  Janice Hammond
                              Janice Hammond, Vice President

                         Address:

                         Bank of America National Trust and Savings Association Agency Management Services
                         555 South Flower Street, 11th Floor
                         Los Angeles, California 90017
                         Attn: Janice Hammond, Vice President

                         Telecopier: (213) 228-2299
                         Telephone: (213) 228-9861

                         BANK OF AMERICA NATIONAL TRUST AND
                         SAVINGS ASSOCIATION, as a Lender

                         By: William S. Newby
                             William S. Newby, Managing Director

                         By: Jon Varnell
                             Jon Varnell, Managing Director

                         Address:

                         Bank of America National Trust and Savings Association 555 South Flower Street, #3283
                         Los Angeles, California 90071
                         Attn: Jon Varnell, Managing Director
                         Telecopier: (213) 228-2641
                         Telephone: (213) 228-6181

                         With a copy to:
                         Bank of America National Trust and Savings Association 555 South Flower Street (LA-5777)
                         Los Angeles, California 90071
                         Attn: William S. Newby, Managing Director
                         Telecopier: (213) 228-3145
                         Telephone: (213) 228-2438

                         THE FIRST NATIONAL BANK OF CHICAGO



                         By: Betty Francis-Samilton

                         Title: Customer Service Officer

                         Address for notices:

                         The First National Bank of Chicago
                         One First National Plaza, 11th Floor
                         Chicago, Illinois 60670
                         Attn.:  Robert Simon
                         Facsimile:   (312) 732-4840
                         Telephone:  (312) 732-8543

                         COMERICA BANK



                         By:     Eoin P. Collins
                                 Eoin P. Collins
                                 Account Officer

                         Address for notices:

                         Comerica Bank
                         500 Woodward Avenue
                         Detroit, Michigan 48226
                         Attn.:  Marinda D. Little, Legal Officer
                                 Corporate Legal - 3391
                         Facsimile:   (313) 222-3977
                         Telephone:  (313) 222-3843

                         MICHIGAN NATIONAL BANK



                         By:  Jenette Andor

                         Title: Relationship Manager

                         Address for notices:

                         Michigan National Bank
                         27777 Inkster Road, 10-36
                         Farmington Hills, Michigan 48334
                         Attn.:  Annette Gordon, Relationship Manager
                         Facsimile:   (248) 473-4345
                         Telephone:  (248) 473-4337

                         OLD KENT BANK



                         By:  George B. Bailey

                         Title: Vice President & Manager

                         Address for domestic notices:

                         Old Kent Bank
                         111 Lyon Street, N.W.
                         Grand Rapids, Michigan 49503
                         Attn.:  George B. Bailey, Vice President & Manager
                         Facsimile:   (616) 771-1500
                         Telephone:  (616) 771-5476



                         Address for eurodollar notices:

                         Old Kent Bank
                         1830 East Paris
                         Grand Rapids, Michigan 49512
                         Attn.:  Lee Neas, International Assistant
                         Facsimile:   (616) 771-4647
                         Telephone:  (616) 771-1087

                         NATIONAL CITY BANK



                         By:  Kevin R. Erlich

                         Title: Vice President

                         Address for notices:

                         National City Bank
                         1900 East Ninth Street, LC 01-2077
                         Cleveland, Ohio 44114
                         Attn.:  Sue Ann Lewalshi
                         Facsimile:   216-488-7110
                         Telephone:  216-488-7080

                         BANK OF SCOTLAND



                         By:  Annie Chin Tat

                         Title: Senior Vice President

                         Address for notices:

                         Bank of Scotland
                         565 Fifth Avenue
                         New York, New York 10017
                         Attn.:  Karen Workman, Banking Associate
                         Facsimile:   (212) 687-4412
                         Telephone:  (212) 450-0877

                         THE BANK OF NOVA SCOTIA



                         By:  Allan Pendergast

                         Title: Relationship Manager

                         Address for notices:

                         The Bank of Nova Scotia
                         San Francisco Agency
                         580 California Street, Suite 2100
                         San Francisco, California 94104
                         Attn.:  Allan Pendergast, Relationship Manager
                         Facsimile:   (415) 397-0791
                         Telephone:  (415) 986-1100

                         DEUTSCHE BANK AG NEW YORK BRANCH AND/OR
                         CAYMAN ISLANDS BRANCH



                         By:  Alexander Karow

                         Title: Associate


                         By:  Stephan A. Wiedemann

                         Title: Director


                         Address for domestic notices:

                         Deutsche Bank AG New York Branch
                         31 West 52nd Street
                         New York, New York 10019
                         Attn.:  Carmen Melendez
                         Attn.:  _________________________
                         Facsimile:   (212) 469-4138
                         Telephone:  (212) 469-4008


                         Address for eurodollar notices:

                         Deutsche Bank AG Cayman Islands Branch
                         c/o Deutsche Bank AG New York Branch
                         31 West 52nd Street
                         New York, New York 10019
                         Attn.:  Carmen Melendez
                         Facsimile:   (212) 469-4138
                         Telephone:  (212) 469-4008

                         SOCIETE GENERALE



                         By: Donald L. Schubert

                         Title: Managing Director

                         Address for notices:

                         Societe Generale
                         2029 Century Park East, Suite 2900
                         Los Angeles, California 90067
                         Attn.:  Donald Schubert, Managing Director
                         Facsimile:   (310) 551-1537
                         Telephone:  (310) 788-7104

                         FIRST INDEPENDENCE NATIONAL BANK OF DETROIT



                         By:  Barbara W. Worden
                         Title: Senior Vice President
                         Address for notices:

                         First Independence National Bank of Detroit
                         44 Michigan Avenue
                         Detroit, Michigan 48226
                         Attn.:  Barbara W. Worden, Senior Vice President
                         Facsimile:   (313) 256-8444
                         Telephone:  (313) 256-8420

                         COMMERZBANK AG, LOS ANGELES BRANCH



                         By:  Christian Jagenberg

                         Title: Senior Vice President and Manager


                         By:  Werner Schmidbauer
                         Title: Vice President

                         Address for notices:

                         Commerzbank AG - Los Angeles Branch
                         633 West Fifth Street, Suite 6600
                         Los Angeles, California 90071
                         Attn.:  Werner Schmidbauer
                         Facsimile:   (213) 623-0039
                         Telephone:  (213) 623-8223

                         PNC BANK, NATIONAL ASSOCIATION



                         By:  Denise D. Killen
                         Title: Vice President

                         Address for notices:

                         PNC Bank, National Association
                         Two Tower Center Boulevard
                         East Brunswick, New Jersey 08816
                         Attn.:  Denise D. Killen, Vice President
                         Facsimile:   (732) 220-3270
                         Telephone:  (732) 220-3262

                         SHOREBANK, DETROIT



                         By:  Thomas W. Radcliffe
                         Title: Senior Vice President

                         Address for notices:

                         ShoreBank, Detroit
                         14533 Mack Avenue
                         Detroit, Michigan 48215
                         Attn.:  Andrea Hill, Senior Credit Analyst
                         Facsimile:   (313) 642-5209
                         Telephone:  (313) 642-5200

                         THE FIRST NATIONAL BANK OF CHICAGO



                         By:  _____________________________________________

                         Title: ___________________________________________

                         Address for notices:

                         The First National Bank of Chicago
                         One First National Plaza, 11th Floor
                         Chicago, Illinois 60670
                         Attn.:  Robert Simon
                         Facsimile:  (312) 732-4840
                         Telephone:  (312) 732-8543

                         [Exhibit A to Loan Agreement]

                             ASSIGNMENT AGREEMENT


          THIS ASSIGNMENT AGREEMENT ("Agreement") dated as of ________________ is made with reference to that certain Loan Agreement dated as of March 31, 1999 (as amended from time to time, the "Loan Agreement") by and among MGM Grand Detroit II, LLC, a Delaware limited liability company (the "Borrower"), the Lenders therein named, and Bank of America National Trust and Savings Association, as Administrative Agent and is entered into between the "Assignor" below, in its capacity as a Lender under the Loan Agreement, and the "Assignee" described below.

          Assignor and Assignee hereby represent, warrant and agree as follows:

          1.  Definitions. Capitalized terms defined in the Loan Agreement are
              -----------
used herein with the meanings set forth for such terms in the Loan Agreement. As used in this Agreement, the following capitalized terms shall have the meanings set forth below:

     "Assignee" means ___________________________________.
      --------

     "Assigned Pro Rata Share" means _________________% of the Commitment of the
      -----------------------
Lenders under the Loan Agreement which equals $__________.

     "Assignor" means _______________________.
      --------

     "Effective Date" means _____________, the effective date of this Agreement.
      --------------

          2.  Representations and Warranties of the Assignor. The Assignor
              ----------------------------------------------
represents and warrants to the Assignee as follows:

          a. As of the date hereof, the Pro Rata Share of the Assignor is ___________% of the Commitment (without giving effect to assignments thereof which have not yet become effective). The Assignor is the legal and beneficial owner of the Assigned Pro Rata Share and the Assigned Pro Rata Share is free and clear of any adverse claim.

          b. As of the date hereof, the outstanding principal balance of Advances made by the Assignor under the Assignor's Note is $___________________, and the amount of Assignor's participation in outstanding Letters of Credit is $____________.

          c. The Assignor has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and any and all other documents required or permitted to be executed or delivered by it in connection with this Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement, and no governmental authorizations or other authorizations are required in connection therewith; and

          d. This Agreement constitutes the legal, valid and binding obligation of the Assignor.

The Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance by Borrower of the Obligations, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, or sufficiency of the Loan Agreement or any Loan Document other than as expressly set forth above.

     3.   Representations and Warranties of the Assignee. The Assignee hereby
          ----------------------------------------------
represents and warrants to the Assignor as follows:

          (a) The Assignee has full power and authority, and has taken all action necessary, to execute and deliver this Agreement, and any and all other documents required or permitted to be executed or delivered by it in connection with this Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement, and no governmental authorizations or other authorizations are required in connection therewith;

          (b) This Agreement constitutes the legal, valid and binding obligation of the Assignee;

          (c) The Assignee has independently and without reliance upon the Administrative Agent or Assignor and based on such documents and information as the Assignee has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. The Assignee will, independently and without reliance upon the Administrative Agent or any Lender, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement;

          (d) The Assignee has received copies of such of the Loan Documents delivered pursuant to Section 8.1 of the Loan Agreement as it has requested, together with copies of the most recent financial statements delivered pursuant to Section 7.1 of the Loan Agreement;

          (e) The Assignee will perform in accordance with their respective terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender; and

          (f)  The Assignee is an Eligible Assignee.

          4.   Assignment. On the terms set forth herein, the Assignor, as of
               ----------
the Effective Date, hereby irrevocably sells, assigns and transfers to the Assignee all of the rights and obligations of the Assignor under the Loan Agreement, the other Loan Documents and the Assignor's Note to the extent of the Assigned Pro Rata Share, and the Assignee irrevocably accepts such assignment of rights and assumes such obligations from the Assignor on such terms and effective as of the Effective Date. As of the Effective Date, the Assignee shall have the rights and obligations of a "Lender" under the Loan Documents, except to the extent of any arrangements with respect to payments referred to in
Section 5 hereof. Assignee hereby appoints and authorizes the Administrative Agent to take such action and to exercise such powers under the Loan Agreement as are delegated to the Administrative Agent by the Loan Agreement.

          5.  Payment. On the Effective Date, the Assignee shall pay to the
              -------
Assignor, in immediately available funds, an amount equal to the purchase price of the Assigned Pro Rata Share, as agreed between the Assignor and the Assignee. Assignor and Assignee have separately agreed upon the amount of interest, fees, and other payments with respect to the Assigned Pro Rata Share which are to be retained by the Assignor.

          The Assignor and the Assignee hereby agree that if either receives any payment of interest, principal, fees or any other amount under the Loan Agreement, their respective Notes or any other Loan Documents which is for the account of the other, it shall hold the same in trust for such party to the extent of such party's interest therein and shall promptly pay the same to such party.

          6.  Principal, Interest, Fees, etc. Any principal that would be
              -------------------------------
payable and any interest, fees and other amounts that would accrue from and after the Effective Date to or for the account of the Assignor pursuant to the Loan Agreement and the Note shall be payable to or for the account of the Assignor and the Assignee, in accordance with their respective interests as adjusted pursuant to this Agreement.

          7.  Notes. The Assignor and the Assignee shall make appropriate
              -----
arrangements with the Borrower concurrently with the execution and delivery hereof so that a replacement Note is issued to the Assignor and a new Note is issued to the Assignee, in each case in principal amounts reflecting their Pro Rata Shares of the Commitment or their outstanding Advances (as adjusted pursuant to this Agreement).

          8.  Further Assurances. Concurrently with the execution of this
              ------------------
Agreement, the Assignor shall execute two counterpart original Requests for Registration, in the form of Exhibit A to this Agreement, to be forwarded to the Administrative Agent. The Assignor and the Assignee further agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Agreement, and the Assignor specifically agrees to cause the delivery of (i) two original counterparts of this Agreement and (ii) the Request for Registration, to the Administrative Agent for the purpose of registration of the Assignee as a "Lender" pursuant to Section 11.8 of the Loan Agreement.

          9.  Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACTUAL
              -------------
OBLIGATION UNDER, AND SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LOCAL LAWS OF THE STATE OF NEVADA. FOR ANY DISPUTE ARISING IN CONNECTION WITH THIS AGREEMENT, THE ASSIGNEE HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEVADA.

          10.  Notices. All communications among the parties or notices in
               -------
connection herewith shall be in writing, hand delivered or sent by registered airmail, postage prepaid, or by telex, addressed to the appropriate party at its address set forth on the signature pages hereof. All such communications and notices shall be effective upon receipt.

          11.  Binding Effect. This Agreement shall be binding upon and inure
               --------------
to the benefit of the parties and their respective successors and assigns; provided, however, that the Assignee shall not assign its rights or obligations under this

Agreement without the prior written consent of the Assignor and any purported assignment, absent such consent, shall be void. Nothing contained in this Section shall restrict the assignment by Assignee of its rights under the Loan Documents following the Effective Date, in accordance with the terms of the Loan Agreement.

          12.  Interpretation. The headings of the various sections hereof are
               --------------
for convenience of reference only and shall not affect the meaning or construction of any provision hereof.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officials, officers or agents thereunto duly authorized as of the date first above written.

                         "Assignor"

                         ______________________________________


                         By:___________________________________

                           Its:________________________________

                         Address:  ____________________________
                                   ____________________________
                                   ____________________________
                         Telephone:  __________________________
                         Telecopier: __________________________


                         "Assignee"

                         ______________________________________


                         By:___________________________________

                           Its:________________________________

                         Address: _____________________________
                                  _____________________________
                                  _____________________________
                         Telephone: ___________________________
                         Telecopier: __________________________

                       Exhibit A to Assignment Agreement
                       ---------------------------------

                           REQUEST FOR REGISTRATION
                           ------------------------



To: Bank of America National Trust and Savings Association, as Administrative Agent, and MGM Grand Detroit II, LLC


          THIS REQUEST FOR REGISTRATION OF ASSIGNEE is made as of the date of the enclosed Assignment Agreement with reference to that certain Loan Agreement, dated as of March 31, 1999 by and among MGM Grand Detroit II, LLC, a Delaware limited liability company ("Borrower"), the Lenders therein named (collectively, the "Lenders" and individually, a "Lender") and Bank of America National Trust and Savings Association, as Administrative Agent (as amended as of the date hereof, the "Loan Agreement").

          The Assignor and the Assignee described below hereby request that Administrative Agent register the Assignee as a Lender pursuant to Section 11.8 of the Loan Agreement effective as of the Effective Date described in the Assignment Agreement.

          Enclosed with this Request are two counterpart originals of the Assignment Agreement as well as the original Note of Borrower in favor of the Assignor in the principal amount of $______________. The Assignor and the Assignee hereby jointly request that Administrative Agent cause Borrower to issue a replacement Note, dated as of the Effective Date, pursuant to Section
11.8 of the Loan Agreement in favor of Assignor in the principal amount of the remainder of its Pro Rata Share of the Commitment and a new Note in favor of the Assignee in the amount of the Assigned Pro Rata Share.

          IN WITNESS WHEREOF, the Assignor and Assignee have executed this Request for Registration by their duly authorized officers as of this ___ day of __________, _____.

"Assignor"                                 "Assignee"

_________________________                  _________________________


By:______________________                  By:______________________

Its: ____________________                   Its: ____________________

                 CONSENT OF ADMINISTRATIVE AGENT AND BORROWER
                 --------------------------------------------

                  [When Required Pursuant to Loan Agreement]
                  ------------------------------------------


TO: The Assignor and the Assignee referred to in the above Request for Registration

     When countersigned by both Borrower and Administrative Agent below, this document shall certify that:

     [ ]  [WHEN REQUIRED PURSUANT TO SECTION 11.8(b)(i) OF THE Loan Agreement:]

     [1.] Borrower has consented, pursuant to the terms of the Loan Documents, to the assignment by the Assignor to the Assignee of the Assigned Pro Rata Share.

     [2.] Administrative Agent has registered the Assignee as a Lender under the Loan Agreement, effective as of the Effective Date described above, with a Pro Rata Share of the Commitment corresponding to the Assigned Pro Rata Share and has adjusted the registered Pro Rata Share of the Commitment of the Assignor to reflect the assignment of the Assigned Pro Rata Share.

Approved:

MGM Grand Detroit II, LLC, a            Bank of America National Trust and
Delaware limited liability company      Savings Association, as Administrative
                                        Agent

By:__________________________           By:___________________________

Its:_________________________           Its:__________________________

                         [Exhibit B to Loan Agreement]

                            COMPLIANCE CERTIFICATE


TO:  BANK OF AMERICA NATIONAL TRUST AND SAVINGS
     ASSOCIATION, as Administrative Agent

          This Compliance Certificate is delivered with reference to that certain Loan Agreement dated as of March 31, 1999, among MGM Grand Detroit II, LLC, a Delaware limited liability company ("Borrower"), the Lenders therein named, and Bank of America National Trust and Savings Association, as Administrative Agent (as amended, extended, renewed, supplemented or otherwise modified from time to time, the "Loan Agreement"). Terms defined in the Loan Agreement and not otherwise defined in this Compliance Certificate shall have the meanings defined for them in the Loan Agreement. Section references herein are to the Loan Agreement unless stated otherwise.

          This Certificate is delivered in accordance with Section 7.2 of the Loan Agreement by a Senior Officer of the Licensee on behalf of Borrower. This Certificate is delivered as of the last day of the Fiscal Quarter (the "Test Period") ended _________________, ____, (the "Test Date"). Computations indicating compliance with respect to the covenant contained in Section 6.11 of the Loan Agreement are set forth below.


I.   Section 6.11 - Fixed Charge Coverage Ratio.  The Fixed Charge Coverage
     ------------------------------------------
Ratio for the Test Period was _____:1.00.

          Minimum Required Ratio:                           _______: 1.00
          ----------------------

Fixed Charge Coverage Ratio is calculated as follows:
----------------------------------------------------

     (a)  Borrower EBITDAM (as calculated below)
          for the four Fiscal Quarter period ending
          on the Test Date (the "Annual Period")            $____________

divided by (b) Fixed Charges for the Annual Period:         $____________
----------

     Interest Charge Coverage Ratio = [(a)/(b)] =           ______:1.00

II. A review of the activities of Borrower during the Test Period covered by this Certificate has been made under the supervision of the undersigned with a view to determining whether during such Test Period Borrower performed and observed all of its respective Obligations. To the best knowledge of the undersigned, during the Test Period, all covenants and conditions have been so performed and observed and no Default or Event of Default has occurred and is continuing, with the exceptions set forth below in response to which Borrower has taken or proposes to take the following actions (if none, so state).

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________

III. Attached hereto are component calculations for the various financial covenants described above.


IV. The undersigned Senior Officer of Borrower certifies that the calculations made and the information contained herein are derived from the books and records of Borrower and that each and every matter contained herein correctly reflects those books and records.

V. To the best knowledge of the undersigned no event or circumstance has occurred that constitutes a Material Adverse Effect since the date the most recent Compliance Certificate was executed and delivered.

Dated:  _______________, _____



                                _________________________________

                                _________________________________
                                Printed Name and Title of Senior
                                Officer of MGM Grand Detroit, LLC, on behalf of MGM Grand Detroit II, LLC

Borrower EBITDAM - Component Calculations
-----------------------------------------

       In the above calculations, Borrower EBITDAM for the Annual Period is calculated as follows, in each case as determined in accordance with Generally Accepted Accounting Principles:

  (a)  EBITDA of Borrower and its Subsidiaries
       for the Annual Period (as calculated below)     $___________

  plus (b) Management Fee and Guarantee Fees
  ----
           paid during the Annual Period               $___________

  Borrower EBITDAM = [(a)+(b)] =  $__________



EBITDA - Component Calculations
-------------------------------

       In the above calculation, EBITDA of Borrower and its Subsidiaries for the Annual Period is calculated as follows, in each case as determined in accordance with Generally Accepted Accounting Principles:

  (a)  Net Income of Borrower and its
       Subsidiaries                                    $_________________

plus   (b)  any extraordinary loss
----
            reflected in such Net Income               $_________________

minus  (c)  any extraordinary gain
-----
            reflected in such Net Income               [$________________]

plus   (d)  Interest Charges of Borrower
----
            and its Subsidiaries                       $_________________

plus   (e)  the aggregate amount of federal,
----
            state and local taxes on or measured
            by income of Borrower and its
            Subsidiaries (whether or not
            payable during the Annual Period)
            (to the extent deducted in arriving
            at Net Income of Borrower and its
            Subsidiaries)                              $_________________
plus   (f)  depreciation, amortization and
----
            all other non-cash expenses                $_________________

plus   (g)  expenses classified as "pre-
----
            opening expenses" on the
            applicable financial statements
            of Borrower and its Subsidiaries           $_________________

equals EBITDA
------
   [(a)+(b)-(c)+(d)+(e)+(f)+(g)]                       $_________________

                         [Exhibit C to Loan Agreement]

                                     NOTE
                                     ----


$______________                                                  March 31, 1999
                                                               Las Vegas, Nevada


          FOR VALUE RECEIVED, the undersigned agrees to pay to the order of _________________ (the "Lender"), the principal amount of
____________________ AND NO/100 DOLLARS ($_______________) or such lesser aggregate amount of Advances as may be made by the Lender pursuant to the Loan Agreement referred to below, together with interest thereon payable as hereinafter set forth.

          Reference is made to the Loan Agreement dated as of March 31, 1999 (as amended from time to time, the "Loan Agreement") by and among the undersigned, the Lenders therein named, and Bank of America National Trust and Savings Association, as Administrative Agent for the benefit of the Lenders (the "Loan Agreement"). Terms defined in the Loan Agreement and not otherwise defined herein are used herein with the meanings defined for those terms in the Loan Agreement. This is one of the Notes referred to in the Loan Agreement, and any holder hereof is entitled to all of the rights, remedies, benefits and privileges provided for in the Loan Agreement as originally executed or as it may from time to time be supplemented, modified or amended. The Loan Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events upon the terms and conditions therein specified.

          The principal indebtedness evidenced by this Note shall be payable as provided in the Loan Agreement and in any event on the Maturity Date.

          Interest shall be payable on the outstanding daily unpaid principal amount of Advances from the date of each such Advance until payment in full and shall accrue and be payable at the rates and on the dates set forth in the Loan Agreement, both before and after default and before and after maturity and judgment, with interest on overdue principal and interest to bear interest at the rate set forth in Section 3.9 of the Loan Agreement, to the fullest extent permitted by applicable Law.

          Each payment hereunder shall be made without setoff, counterclaim or deduction of any kind to the Administrative Agent at the Administrative Agent's Office for the account of the Lender in immediately available funds not later than 11:00 a.m., California local time, on the day of payment (which must be a Business Day). All payments received after 11:00 a.m., California local time, on any particular Business Day shall be deemed received on the next succeeding Business Day. All payments shall be made in lawful money of the United States of America.

          The Lender shall use its best efforts to keep a record of Advances made by it as parts of Loans and payments received by it with respect to this Note, and such record shall be presumptive evidence of the amounts owing under this Note.

          The undersigned hereby agrees to pay all costs and expenses of any rightful holder hereof incurred in collecting the undersigned's obligations hereunder or in enforcing or attempting to enforce any of such holder's rights hereunder, including reasonable attorneys' fees and disbursements, whether or not an action is filed in connection therewith.

          The undersigned hereby waives presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest and any other notice or formality, to the fullest extent permitted by applicable Laws.

          This Note shall be delivered to and accepted by the Lender in the State of Nevada, and shall be governed by, and construed and enforced with, the local laws thereof.

                                          MGM GRAND DETROIT II, LLC, a Delaware
                                          limited liability company

                                          By   MGM GRAND DETROIT, LLC,
                                               Managing Member

                                               By  ____________________________

                                                   ____________________________
                                                     [Printed name and title]

                           SCHEDULE OF ADVANCES AND
                             PAYMENTS OF PRINCIPAL

Date             Amount      Interest     Amount of           Unpaid           Notation
                  of         Period        Principal         Principal         Made by
                 Advance                     Paid            Balance
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

                         [Exhibit D to Loan Agreement]


                              PRICING CERTIFICATE


TO:  BANK OF AMERICA NATIONAL TRUST AND SAVINGS
     ASSOCIATION, as Administrative Agent

          This Pricing Certificate is delivered with reference to that certain Loan Agreement dated as of March 31, 1999, among MGM Grand Detroit II, LLC, A Delaware limited liability company ("Borrower"), the Lenders therein named, and Bank of America National Trust and Savings Association, as Administrative Agent (as amended, extended, renewed, supplemented or otherwise modified from time to time, the "Loan Agreement"). Terms used in this Pricing Certificate have the meanings defined for them in the Loan Agreement unless otherwise indicated. Section references herein are to the Loan Agreement unless stated otherwise.

          This Certificate is delivered in accordance with Section 7.1(b) of the
                                                                   ------
Loan Agreement by a Senior Officer of the Licensee on behalf of Borrower. This Certificate is delivered as of the last day of the Fiscal Quarter (the "Test Period") ended _________________, _____ (the "Test Date").

          As of the Test Date, the Company Rating was _____________.

          The following is a preliminary calculation of the Company Leverage Ratio as of the Test Date.

          The Company Leverage Ratio (as calculated below) for the Test Period was ________:1:00 calculated as follows.

     (a)  Company Total Debt as of the Test
          Date                                  $______________________

          divided by
          ----------

     (b)  Company Annualized Cash Flow as of the
          Test Date                             $______________________
     equals Company Leverage Ratio [(a)/(b)]  ________:1.00
     ------

            Preliminary calculations of the components of the Company Leverage Ratio are attached to this certificate. The undersigned is not aware of any facts or circumstances which would make any of the calculations set forth above or attached hereto materially incorrect. On the basis of the foregoing, the undersigned Senior Officer certifies that the calculations made and the information contained herein are derived from the books and records of Borrower and that each and every matter contained herein correctly reflects those books and records.


                           _________________________________

                           _________________________________
                           Printed Name and Title of Senior
                           Officer of MGM Grand Detroit, LLC, Managing
                           Member of MGM Grand Detroit II, LLC

Company Total Debt Calculation: Company Total Debt as of the Test Date is the
------------------------------
sum without duplication of:
---

     (a)  Company Average Quarterly Funded Debt
          as of the Test Date (average of the
          three amounts set forth below):  $_________________

          Company Funded Debt as of the
          last day of the first month in the Test Period

               $_______________________

          Company Funded Debt as of the
          last day of the second month in the Test Period

               $_______________________

          Company Funded Debt as of the
          Test Date:

               $________________________

plus (b)  Quantified New York Exposure as
----
          Of the Test Date.                $_________________


Company Annualized Cash Flow calculation: Company Annualized Cash Flow for the
----------------------------------------
Test Period, and without duplication, is the sum of:
                                             --- --

     (a)  EBITDA (as defined in the Company
          Loan Agreement) of the Company
          and its Restricted Subsidiaries
          for the four Fiscal Quarters
          ended on the Test Date
          (exclusive of the Unrestricted
          Subsidiaries) (as calculated below)    $_________________

plus (b)  Pre-Opening Expenses (as defined
----
         in the Company Loan Agreement)
         for the four Fiscal Quarters ended
         on the Test Date (determined in accordance
         with Generally Accepted Accounting
         Principles)                                  $_________________

plus (c) EBITDA (as defined in the Company Loan
----
         Agreement) of the Australia Companies
         (to the extent that the same are then
         directly or indirectly owned by the Company)
         for the four Fiscal Quarters ended on the
         Test Date (as calculated below)              $_________________

plus (d) New York Available EBITDA (as
----
         defined in the Company Loan Agreement)
         for the four Fiscal Quarters ended on
         the Test Date (determined in accordance
         with Generally Accepted Accounting
         Principles)(as calculated below)             $_________________

     Company Annualized Cash Flow [(a)+(b)+(c)+(d)]   $_________________


EBITDA Component Calculation - Company and its Restricted Subsidiaries
----------------------------------------------------------------------

     In the above calculation, EBITDA (as defined in the Company Loan Agreement) of Company and its Restricted Subsidiaries (exclusive of the Unrestricted Subsidiaries) (the "Company Group@) for the four Fiscal Quarters ended on the Test Date is calculated as follows, in each case as determined in accordance with Generally Accepted Accounting Principles:

     (a) Net Income (as defined in the Company
         Loan Agreement) of the Company Group         $_________________

plus (b) any extraordinary loss  reflected in such
----
         Net Income (as defined in the Company
         Loan Agreement)                              $_________________
minus (c) any extraordinary gain reflected in such
-----
          Net Income (as defined in the Company
          Loan Agreement)                              [$________________]

plus  (d) Interest Charges (as defined in the
----
          Company Loan Agreement) of the
          Company Group                                $_________________

plus  (e) the aggregate amount of federal,
----
          state and local taxes on or measured
          by income of the Company Group
          (whether or not payable during such
          period)                                      $_________________

plus  (f) depreciation, amortization and all
----
          other non-cash expenses                      $_________________

plus  (g) expenses classified as "pre-opening
----
          expenses" on the applicable financial
          statements  of the Company Group             $_________________

equals EBITDA (as defined in the Company Loan
------
       Agreement) of the Company Group
       [(a)+(b)-(c)+(d)+(e)+(f)+(g)]        $_________________


EBITDA Component Calculation - Australia Companies
--------------------------------------------------

     In the above calculation, EBITDA (as defined in the Company Loan Agreement) of the Australia Companies (to the extent that the same are then directly or indirectly owned by the Company)(the "Australia Group") for the four Fiscal Quarters ended on the Test Date is calculated as follows, in each case as determined in accordance with Generally Accepted Accounting Principles:

    (a)   Net Income (as defined in the Company
          Loan Agreement) of the Australia Group
$_________________
plus   (b) any extraordinary loss  reflected in such
----
           Net Income (as defined in the Company
           Loan Agreement)                              $_________________

minus  (c) any extraordinary gain reflected in such
-----
           Net Income (as defined in the Company
           Loan Agreement)                              [$________________]

plus   (d) Interest Charges (as defined in the
----
           Company Loan Agreement) of the
           Australia Group                              $_________________

plus   (e) the aggregate amount of federal,
----
           state and local taxes on or measured
           by income of the Australia Group
           (whether or not payable during such
           period)                                      $_________________

plus   (f) depreciation, amortization and all
----
           other non-cash expenses                      $_________________

plus   (g) expenses classified as "pre-opening
----
           expenses" on the applicable financial
           statements of the Australia Group            $_________________

equals EBITDA (as defined in the Company
------
       Loan Agreement) of the Australia Group
       [(a)+(b)-(c)+(d)+(e)+(f)+(g)]                    $_________________


Component Calculation - New York Available EBITDA
-------------------------------------------------

     In the above calculation of New York Available EBITDA (as defined in the Company Loan Agreement) for the four Fiscal Quarters ended on the Test Date, a component of New York Available EBITDA (as defined in the Company Loan Agreement), New York EBITDA, is calculated as follows for the four fiscal quarters ended on the Test Date, in each case determined in accordance with Generally Accepted Accounting Principles, consistently applied:

      (a)  EBITDA (as defined in the Company
           Loan Agreement) of New York-New York
           Hotel & Casino LLC, a Nevada limited
           liability company ("New York") for that
           fiscal period (as calculated below)         $_________________

plus  (b)  expenses classified as "pre-opening
----
           expenses" on the applicable financial
           statements of New York for that fiscal
           period                                      $_________________

plus  (c)  any write-off of assets associated with
----
           their premature demolition to the extent
           necessary to accommodate expansion of
           New York's hotel/casino complex             $_________________

equals     New York Available EBITDA (as
------
           defined in the Company Loan Agreement)
           [(a)+(b)+(c)]                               $________________


EBITDA Component Calculation - New York
---------------------------------------

      In the above calculation, EBITDA (as defined in the Company Loan Agreement) of New York for the four Fiscal Quarters ended on the Test Date is calculated as follows, in each case as determined in accordance with Generally Accepted Accounting Principles:

      (a)  Net Income (as defined in the Company
           Loan Agreement) of New York                 $_________________

plus  (b)  any extraordinary loss  reflected in such
----
           Net Income (as defined in the Company
           Loan Agreement)                             $_________________

minus (c)  any extraordinary gain reflected in such
-----
           Net Income (as defined in the Company

           Loan Agreement)                             [$________________]

plus   (d) Interest Charges (as defined
----
           in the Company Loan Agreement)
           of New York                                 $_________________

plus   (e) the aggregate amount of federal,
----
           state and local taxes on or measured
           by income of New York (whether or
           not payable during such period)             $_________________

plus   (f) depreciation, amortization and all
----
           other non-cash expenses                     $_________________

plus   (g) expenses classified as "pre-opening
----
           expenses" on the applicable financial
           statements of New York                      $_________________

equals EBITDA (as defined in the Company
------
       Loan Agreement) of New York
        [(a)+(b)-(c)+(d)+(e)+(f)+(g)]                  $_________________

                         [Exhibit E to Loan Agreement]

                         REQUEST FOR LETTER OF CREDIT


          This REQUEST FOR LETTER OF CREDIT is executed and delivered by MGM Grand Detroit II, LLC, a Delaware limited liability company (the "Borrower") to Bank of America National Trust and Savings Association, as Administrative Agent, pursuant to the Loan Agreement (the ALoan Agreement@) dated as of March 31, 1999, entered into by and among the Borrower, the Lenders that are party thereto, and Administrative Agent. Any terms used herein and not defined herein shall have the meanings defined in the Loan Agreement.

          Borrower hereby requests that the Issuing Lender issue a Letter of Credit for the account of Borrower pursuant to the Loan Agreement, as follows:

          Face Amount of Letter of Credit: $___________________.

          Date of Issuance: ______________, _____.

          Beneficiary under Letter of Credit:

               Name:     ______________________
               Address:  ______________________
                         ______________________
                         ______________________

          Expiry Date: _______________, ____.

          In connection with the Letter of Credit requested herein, Borrower hereby represents, warrants and certifies to the Lenders that, as of the date of the Letter of Credit requested herein

               (i) except as disclosed by Borrower and approved in writing by the Requisite Lenders, the representations and warranties contained in
     Article 4 (other than Sections 4.6, 4.10, 4.17 and 4.18 (but only if
                ----- ----
     Borrower and its Subsidiaries are diligently engaged in measures that will result in compliance with all Hazardous Materials Laws)) are true and correct on and as of the date hereof; and

               (ii) other than matters described on Schedule 4.10 or not required as of the Closing Date to be therein described, there is no pending or threatened action, suit, proceeding or investigation against or affecting Borrower or any of its

     Subsidiaries or any Property of any of them before any Governmental Agency that constitutes a Material Adverse Effect; and

               (iii)  no Default or Event of Default exists.


          This Request for Letter of Credit is executed on ____________, _____ on behalf of the undersigned by its duly authorized officer. The undersigned, in such capacity, hereby certifies each and every matter contained herein to be true and correct.


                              MGM GRAND DETROIT II, LLC

                              By: __________________________

                              Its: __________________________

                         [Exhibit F to Loan Agreement]

                               REQUEST FOR LOAN


          1. This Request for Loan is executed and delivered by MGM Grand Detroit II, LLC, a Delaware limited liability company ("Borrower"), to Bank of America National Trust and Savings Association, as the Administrative Agent ("Administrative Agent") pursuant to that certain Loan Agreement (as amended, modified or extended, the "Agreement") dated as of March 31, 1999, among Borrower, the Lenders that are parties thereto, and Administrative Agent. Any terms used herein and not defined herein shall have the meanings defined in the Agreement.

          2. Borrower hereby requests that the Lenders make a Loan pursuant to the Agreement as follows:

     (a)  AMOUNT OF REQUESTED LOAN:
          $_________________________

     (b)  FUNDING DATE OF LOAN:

          __________________________

     (c)  INTEREST PERIOD OF LOAN ENDS

          __________________________

     (d) TYPE OF LOAN (Check one box only):

          [_]  BASE RATE

          [_]  EURODOLLAR RATE FOR AN INTEREST PERIOD OF ________ MONTHS

     3.   In connection with the requested Loan, the undersigned certifies that

          (a) if this Request for Loan is for a Loan which will increase the principal amount outstanding under the Notes, now and as of the date of the requested Loan, except (i) for representations and warranties which expressly speak as of a particular date or are no longer true and correct as a result of a change which is permitted by the Loan Agreement and (ii) as disclosed by Borrower and approved in writing by the Requisite Lenders, each representation and warranty contained in Article 4 of the Agreement (other than Sections 4.6, 4.10, 4.17 and 4.18 (but only if Borrower and its
      ----------
     Subsidiaries are diligently engaged in measures that will result in compliance with all

     Hazardous Materials Laws)) are true and correct, both immediately before and after giving effect to such Loan, as though such representations and warranties were made on and as of that date; and

          (b) other than matters described on Schedule 4.10 or not required as of the Closing Date to be therein described, there is no pending or threatened action, suit, proceeding or investigation against or affecting Borrower or any of its Subsidiaries or any Property of any of them before any Governmental Agency that constitutes a Material Adverse Effect.

          This Request is executed on _______________ on behalf of the undersigned by its duly authorized officer.



                              MGM GRAND DETROIT II, LLC


                              By:___________________________

                              Title:________________________

                         [Exhibit G to Loan Agreement]


                    TRADEMARK SECURITY INTEREST ASSIGNMENT
                    --------------------------------------


          This TRADEMARK SECURITY INTEREST ASSIGNMENT (the "Assignment") is made and entered into as of _______________, ______ by
_____________________________________, together with each other Person who may become a party hereto pursuant to Section 9 of this Assignment (each a "Grantor"
                                          -
and collectively, "Grantors"), jointly and severally, in favor of Bank of America National Trust and Savings Association, as the Administrative Agent under the Loan Agreement referred to below for the ratable benefit of each of the Lenders which are parties to the Loan Agreement from time to time, as Secured Party, with reference to the following facts:


                                   RECITALS
                                   --------

          A. Pursuant to the Loan Agreement (as such agreement may from time to time be amended, extended, renewed, supplemented or otherwise modified, the "Loan Agreement") dated as of March 31, 1999, among MGM Grand Detroit II, LLC, a Delaware limited liability company ("Borrower"), the Lenders which are party thereto, and Bank of America National Trust and Savings Association, as Administrative Agent, Lenders have agreed to provide a revolving credit facility to Borrower subject to the terms and conditions set forth therein.

          B. It is a condition to the continued availability of the credit facilities under the Loan Agreement that Grantors enter into this Assignment.


                                   AGREEMENT

          NOW, THEREFORE, in order to induce the Lenders to extend the aforementioned credit facilities to Borrower, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Grantors hereby jointly and severally represent, warrant, covenant and agree as follows:

          1.   Definitions.  This Assignment is the Trademark Security Interest
               -----------
Assignment referred to in the Loan Agreement. Terms defined in the Loan Agreement and not otherwise defined in this Assignment shall have the meanings defined for those terms in the Loan Agreement. As used in this Assignment, the following terms shall have the meanings respectively set forth after each:

          "Assignment" means this Trademark Security Interest Assignment, and
           ----------
any extensions, modifications, renewals, restatements, supplements or amendments hereof, including, without limitation, any documents or agreements by which
        ---------
additional Grantors become party hereto.

          "Collateral" means and includes all of the following:  (a) all of
           ----------
Grantors' now-existing, or hereafter acquired, right, title, and interest in and to all of Grantors' trademarks, trade names, trade styles, and service marks; all prints and labels on which said trademarks, trade names, trade styles, and service marks appear, have appeared, or will appear, and all designs and general intangibles of a like nature; all applications, registrations, and recordings relating to the foregoing in the United States Patent and Trademark Office ("USPTO") or in any similar office or agency of the United States, any State thereof, or any political subdivision thereof, or in any other countries, and all reissues, extensions, and renewals thereof, including those trademarks, terms, designs, and applications described in Schedule 1 hereto (the "Trademarks"); (b) the goodwill of the business symbolized by each of the Trademarks, including, without limitation, all customer lists and other records relating to the distribution of products or services bearing the Trademarks; and
(c) any and all proceeds of any of the foregoing, including any claims by Grantors against third parties for past, present and future infringement of the Trademarks or any licenses with respect thereto.

          "Grantors" means those entities that become parties hereto as provided
           --------
in Section 5.14 of the Loan Agreement or Section 9 hereof, and each of them, and
           ----                                  -
any one or more of them, jointly and severally.

          "Secured Obligations" means (a) in the case of Borrower (if Borrower
           -------------------
is a Grantor hereunder), any and all present and future Obligations of any type or nature of Borrower to the Administrative Agent, the Lenders, and any one or more of them, arising under or relating to the Loan Documents or any one or more of them, and (b) in the case of each other Grantor, the obligations of that Grantor under the guaranty which that Grantor has executed in favor of Secured Party with respect to the obligations of Borrower to Secured Party, in each case whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including Obligations of performance as well as
                                ---------
Obligations of payment, and including interest that accrues after the
                            ---------
commencement of any bankruptcy or insolvency proceeding by or against any Grantor.

          "Secured Party" means the Administrative Agent who shall receive and
           -------------
hold the assignments made hereunder for the ratable benefit of each of the Lenders which are parties to the Loan Agreement from time to time. Subject to the terms and conditions of the Loan Agreement, any right, remedy, privilege, or power of Secured Party shall be exercised by the Administrative Agent.

          2.   Assignment. For valuable consideration, Grantors and each of them
               ----------
hereby jointly and severally grant and assign to Secured Party a security interest, to secure the prompt and indefeasible payment and performance of the Secured Obligations, and each of them, in and to all of the presently existing and hereafter acquired Collateral. This Assignment is a continuing and irrevocable agreement and all the rights, powers, privileges and remedies hereunder shall apply to any and all Secured Obligations, including those arising under successive transactions which shall either continue the Secured Obligations, increase or decrease them and notwithstanding the bankruptcy of any Grantor or any other event or proceeding affecting any Grantor.

          3.   Representations, Warranties and Covenants.  Grantors, and each of
               -----------------------------------------
them, represent, warrant and agree that:

               (a) All of the existing Collateral is valid and subsisting in full force and effect, and Grantors own the sole, full, and clear title thereto, and the right and power to grant the security interests granted hereunder. Grantors will, at their expense, perform all acts and execute all documents necessary to maintain the existence of the Collateral as valid, subsisting, and registered trademarks, including, without limitation, the filing of any renewal affidavits and applications. The Collateral is not subject to any Liens, claims, mortgages, assignments or licenses of any nature whatsoever, whether recorded or unrecorded, except
                                                                        ------
     as permitted by the Loan Agreement.

               (b) As of the date hereof, none of Grantors or their Subsidiaries has any Trademarks registered, or subject to pending applications, in the USPTO, or any similar office or agency in the United States, or any other country that are material to the conduct of the business of Grantors and their Subsidiaries, taken as a whole, other than those described in Schedule 1.
                        ----------

               (c) No Grantor nor any Subsidiary of any Grantor shall file any application for the registration of a trademark with the USPTO or any similar office or agency in the United States, any State therein, or any other country, unless such Grantor or Subsidiary has informed Secured Party of such action in advance or informs Secured Party promptly thereafter. Upon request of Secured Party, Grantors shall execute and deliver to Secured Party any and all agreements, instruments, documents, and such other papers as may be requested by Secured Party to evidence the assignment of a security interest to Secured Party of such trademark. Each Grantor authorizes Secured Party to modify this Assignment by amending
     Schedule 1 to include any new trademark or service mark, and any trademark
     ----------
     or service mark renewal of any Grantor applied for and obtained hereafter.

               (d) No Grantor nor any Subsidiary of any Grantor has abandoned any of the Trademarks, and no Grantor nor any Subsidiary of any Grantor will do any act, or omit to do any act, whereby the Trademarks may become abandoned, canceled, invalidated, unenforceable, avoided, or avoidable, where such abandonment, cancellation, invalidation, unenforceability, avoidance or avoidability may constitute a Material Adverse Effect. Each Grantor shall notify Secured Party promptly if it knows, or has reason to know, of any reason why any application, registration, or recording may become abandoned, canceled, invalidated, or unenforceable.

               (e) Grantors will render any assistance, as Secured Party may reasonably determine is necessary, to Secured Party in any proceeding before the USPTO, any federal or state court, or any similar office or agency in the United States, or any State therein, or any other country, to protect Secured Party's security interest in the Trademarks.

               (f) Grantors assume all responsibility and liability arising from the use of the Trademarks, and each Grantor hereby indemnifies and holds the Administrative Agent and each of the Lenders harmless from and against any claim, suit, loss, damage, or expense (including reasonable attorneys' fees) arising out of any alleged defect in any product manufactured, promoted, or sold by any Grantor (or any Affiliate or Subsidiary thereof) in connection with any Trademark or out of the manufacture, promotion, labeling, sale, or advertisement of any such product by any Grantor or any Affiliate or Subsidiary thereof.

               (g) Grantors shall promptly notify Secured Party in writing of any adverse determination in any proceeding in the USPTO or any other foreign or domestic Governmental Agency, court or body, regarding any Grantor's ownership of any of the Trademarks. In the event of any material infringement of any of the Trademarks by a third party, Grantors shall promptly notify Secured Party of such infringement and sue for and diligently pursue damages for such infringement.

               (h) Each Grantor shall, at its sole expense, do, make, execute and deliver all such additional and further acts, things, assurances, and instruments, in each case in form and substance satisfactory to Secured Party, relating to the creation, validity, or perfection of the security interests provided for in this Assignment under 35 U.S.C. Section 261, 15 U.S.C. Section 1051 et seq., the Uniform Commercial Code or other Law of
                         -- ---
     the United States, the State of Nevada, or of any countries or other States as Secured Party may from time to time reasonably request, and shall take all such other action as the Secured Party may reasonably require to more completely vest in and assure to Secured Party its security interest in any of the Collateral, and each Grantor hereby irrevocably authorizes Secured Party or its designee, at such Grantor's expense, to execute such documents, and file such financing statements with respect thereto with or without such Grantor's signature, as Secured Party may reasonably deem appropriate. In the event that any recording or refiling (or the filing of any statement of continuation or assignment of any financing statement) or any other action, is required at any time to protect and preserve such security interest, Grantors shall, at their sole cost and expense, cause the same to be done or taken at such time and in such manner as may be necessary and as may be reasonably requested by Secured Party. Each Grantor further authorizes Secured Party to have this or any other similar security agreement recorded or filed with the Commissioner of Patents and Trademarks or other appropriate federal, state or government office.

               (i) Secured Party is hereby irrevocably appointed by each Grantor as its lawful attorney and agent, with full power of substitution to execute and deliver on behalf of and in the name of any or all Grantors, such financing statements and other documents and agreements, and to take such other action as Secured Party may deem necessary for the purpose of perfecting, protecting or effecting the security interests granted herein and effected hereby, and any mortgages or Liens necessary or desirable to implement or effectuate the same, under any applicable Law, and Secured Party is hereby authorized to file on behalf of and in the name of any or all Grantors, at Grantors' sole expense, such financing statements, documents and agreements in any appropriate governmental office.

               (j) Secured Party may, in its sole discretion, pay any amount, or do any act which Grantors fail to pay or do as required hereunder to preserve, defend, protect, maintain, record, amend, or enforce the Secured Obligations, the Collateral, or the security interest granted hereunder, including, but not limited to, all filing or recording fees, court costs, collection charges, and reasonable attorneys' fees. Grantors will be liable to Secured Party for any such payment, which payment shall be deemed an advance by the Lenders to Grantors, shall be payable on demand, together with interest at the rate(s) set forth in the Loan Agreement, and shall be part of the Secured Obligations.

          4.   Events of Default.  Any "Event of Default" as defined in the Loan
               -----------------
Agreement shall constitute an Event of Default hereunder.

          5.   Rights and Remedies.  Upon the occurrence and during the
               -------------------
continuance of any such Event of Default, in addition to all other rights and remedies of Secured Party, whether provided under Law, the Loan Agreement or otherwise, Secured Party may enforce its security interest hereunder which may be exercised without notice to, or consent by, any Grantor, except as such
                                                            ------
notice or consent is expressly provided for hereunder.  Upon such enforcement:

               (a) Secured Party may use any of the Trademarks for the sale of goods, completion of work in process, or rendering of services in connection with enforcing any security interest granted to Secured Party by Grantors or any Subsidiary of any Grantor.

               (b) Secured Party may grant such license or licenses relating to the Collateral for such term or terms, on such conditions and in such manner, as Secured Party shall, in its sole discretion, deem appropriate. Such license or licenses may be general, special, or otherwise, and may be granted on an exclusive or nonexclusive basis throughout all or part of the United States of America, its territories and possessions, and all foreign countries.

               (c) Secured Party may assign, sell, or otherwise dispose of the Collateral, or any part thereof, either with or without special conditions or stipulations, except that Secured Party agrees to provide Grantors with
                      ------
     five (5) days' prior written notice of any proposed disposition of the Collateral. The requirement of sending notice conclusively shall be met if such notice is mailed, first class mail, postage prepaid, to Borrower, on behalf of all Grantors. Each Grantor hereby irrevocably appoints Borrower as its agent for the purpose of receiving notice of sale hereunder, and agrees that such Grantor conclusively shall be deemed to have received notice of sale when notice of sale has been given to Borrower. Each Grantor expressly waives any right to receive notice of any public or private sale of any Collateral or other security for the Secured Obligations except as expressly provided in this Section 5(c). Secured
                 ------                                       ----
     Party shall have the power to buy the Collateral, or any part thereof, and Secured Party shall also have the power to execute assurances and perform all other acts which Secured Party may, in Secured Party's sole discretion, deem appropriate or proper to complete such assignment, sale, or disposition. In any such event, Grantors shall be liable for any deficiency.

               (d) In addition to the foregoing, in order to implement the assignment, sale or other disposition of any of the Collateral pursuant to
     Section 5(c) hereof, Secured Party may, at any time, execute and deliver,
             ----
     on behalf of Grantors, and each of them, pursuant to the authority granted in powers of attorney, one or more instruments of assignment of the Trademarks (or any application, registration, or recording relating thereto), in form suitable for filing, recording, or registration. Grantors agree to pay Secured Party, on demand, all costs incurred in any such transfer of the Collateral, including, but not limited to any taxes, fees, and reasonable attorneys' fees.

               (e) Secured Party may first apply the proceeds actually received from any such use, license, assignment, sale, or other disposition of Collateral first to the reasonable costs and expenses thereof, including, without limitation, reasonable attorneys' fees and all legal, travel, and other expenses which may be incurred by Secured Party. Thereafter, Secured Party may apply any remaining proceeds to such of the Secured Obligations as provided in the Loan Agreement. Grantors shall remain liable to Secured Party for any expenses or Secured Obligations remaining unpaid after the application of such proceeds, and Grantors will pay Secured Party, on demand, any such unpaid amount, together with interest at the rate(s) set forth in the Loan Agreement.

               (f) Upon request of Secured Party, Grantors shall supply to Secured Party, or Secured Party's designee, Grantors' knowledge and expertise relating to the manufacture and sale of the products and services bearing the Trademarks and Grantors' customer lists and other records relating to the Trademarks and the distribution thereof.

          Nothing contained herein shall be construed as requiring Secured Party to take any such action at any time. All of Secured Party's rights and remedies, whether provided under Law, the Loan Agreement, this Assignment, or otherwise shall be cumulative, and none is exclusive of any right or remedy otherwise provided herein or in any of the other Loan Documents, at law or in equity. Such rights and remedies may be enforced alternatively, successively, or concurrently.

          6.   Waivers.
               -------

               (a) Each Grantor hereby waives any and all rights that it may have to a judicial hearing, if any, in advance of the enforcement of any of Secured Party's rights hereunder, including, without limitation, its rights following any Event of Default and during the continuance thereof to take immediate possession of the Collateral and exercise its rights with respect thereto.

               (b) Secured Party shall not be required to marshal any present or future security for (including, but not limited to, this Assignment and the Collateral subject to a security interest hereunder), or guaranties of, the Secured Obligations or any of them, or to resort to such security or guaranties in any particular order. Each Grantor hereby agrees that it will not invoke any Law relating to the marshalling of collateral which might cause delay in or impede the enforcement of Secured Party's rights under this Assignment or any other instrument evidencing any of the Secured Obligations or by which any of such Secured Obligations is secured or guaranteed, and each Grantor hereby irrevocably waives the benefits of all such Laws.

               (c) Except for notices specifically provided for herein, each Grantor hereby expressly waives demand, notice, protest, notice of acceptance of this Assignment, notice of loans made, credit extended, collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect both to Secured Obligations and any collateral therefor, each Grantor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, of any Person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as Secured Party may deem advisable. Secured Party shall have no duty as to the protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto except as otherwise required by Law. Secured Party may exercise its rights with respect to the Collateral without resorting or regard to other collateral or sources of reimbursement for liability. Secured Party shall not be deemed to have waived any of its rights upon or under the Loan Agreement or the Collateral unless such waiver be in writing and signed by the Secured Party. The exercise of the rights under this Assignment are not intended by the parties to constitute an "action" within the meaning of Nevada Revised Statutes ' 40.430. No delay or omission on the part of the Secured Party in exercising any right shall operate as a waiver of any right on any future occasion. All rights and remedies of the Secured Party under the Loan Agreement or on the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly or concurrently.

          7.   Costs and Expenses.
               ------------------

               (a) Grantors will pay any and all charges, costs and taxes incurred in implementing or subsequently amending this Assignment, including, without limitation, recording and filing fees, appraisal fees, stamp taxes, and reasonable fees and disbursements of Secured Party's counsel incurred by Secured Party, and the allocated cost of in-house counsel to Secured Party, in connection with this Assignment, and in the enforcement of this Assignment and in the enforcement or foreclosure of any Liens, security interests or other rights of the Secured Party under this Assignment, or under any other documentation heretofore, now, or hereafter given to Secured Party in furtherance of the transactions contemplated hereby.

               (b) Grantors agree to reimburse Secured Party for and indemnify it against, any and all losses, expenses and liabilities (including liabilities for penalties) of whatever kind or nature sustained and reasonably incurred in connection with any claim, demand, suit or legal or arbitration proceeding relating to this Assignment, or the exercise of any rights or powers hereunder, including reasonable attorneys' fees and disbursements, and the allocated cost of in-house counsel to the Secured Party, except losses, expenses and liabilities arising out of Secured
            ------
     Party's own gross negligence or willful misconduct.

          8.   Continuing Effect. This Assignment shall remain in full force and
               -----------------
effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor's assets.

          9.   Joinder.  Any other Person may become a Grantor hereunder and
               -------
become bound by the terms and conditions of this Assignment by executing and delivering to Administrative Agent an Instrument of Joinder substantially in the form attached hereto as Exhibit A, accompanied by such documentation as
                        ---------
Administrative Agent may require to establish the due organization, valid existence and good standing of such Person, its qualification to engage in business in each material jurisdiction in which it is required to be so qualified, its authority to execute, deliver and perform this Assignment, and the identity, authority and capacity of each Responsible Official thereof authorized to act on its behalf.

          10.  Release of Grantors.  This Assignment and all Secured Obligations
               -------------------
of Grantors hereunder shall be released when all Secured Obligations have been paid in full in cash or otherwise performed in full and when no portion of the Commitment remains outstanding. Upon such release of Grantors' Secured Obligations hereunder, Secured Party shall return any Collateral to Grantors, or to the Person or Persons legally entitled thereto, and shall endorse, execute, deliver, record and file all instruments and documents, and do all other acts and things, reasonably required for the return of the Collateral to Grantors, or to the Person or Persons legally entitled thereto, and to evidence or document the release of Secured Party's interests arising under this Assignment, all as reasonably requested by, and at the sole expense of, Grantors.

          11.  Additional Powers and Authorization.  Secured Party shall be
               -----------------------------------
entitled to the benefits accruing to it as Administrative Agent under the Loan Agreement and the other Loan Documents. Notwithstanding anything contained herein to the contrary, Secured Party may employ agents, trustees, or attorneys-in-fact and may vest any of them with any Property (including, without limitation, any Collateral assigned hereunder), title, right or power deemed necessary for the purposes of such appointment.

          12.  WAIVER OF JURY TRIAL.  EACH GRANTOR AND SECURED PARTY EXPRESSLY
               --------------------
WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS ASSIGNMENT, THE LOAN AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR

OTHERWISE. EACH GRANTOR AND SECURED PARTY AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY ARE WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS ASSIGNMENT, THE LOAN AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS ASSIGNMENT, THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          13.  GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN
               -------------
ACCORDANCE WITH AND GOVERNED BY THE FEDERAL LAWS OF THE UNITED STATES OF AMERICA AND THE LOCAL LAWS OF THE STATE OF NEVADA.

          14.  Miscellaneous.
               -------------

               (a) Grantors and Secured Party may from time to time agree in writing to the release of certain of the Collateral from the security interest created hereby.

               (b) Any notice, request, demand or other communication required or permitted under this Assignment shall be in writing and shall be deemed to be properly given if done in accordance with Section 11.6 of the Loan
                                                             ----
     Agreement.

               (c) Except as otherwise set forth in the Loan Agreement, the provisions of this Assignment may not be modified, amended, restated or supplemented, whether or not the modification, amendment, restatement or supplement is supported by new consideration, except by a written
                                                   ------
     instrument duly executed and delivered by Secured Party and Grantors.

               (d) Except as otherwise set forth in the Loan Agreement or this Assignment, any waiver of the terms and conditions of this Assignment, or any Event of Default and its consequences hereunder or thereunder, and any consent or approval required or permitted by this Assignment to be given, may be made or given with, but only with, the written consent of Secured Party on such terms and conditions as specified in the written instrument granting such waiver, consent or approval.

               (e) Any failure or delay by Secured Party to require strict performance by Grantors of any of the provisions, warranties, terms, and conditions contained herein, or in any other agreement, document, or instrument, shall not affect Secured Party's right to demand strict compliance and performance therewith, and any waiver of any default shall not waive or affect any other default, whether prior or subsequent thereto, and whether of the same or of a different type. None of the warranties, conditions, provisions, and terms contained herein, or in any other agreement, document, or instrument, shall be deemed to have been waived by any act or knowledge of Secured Party, its agents, officers, or employees, but only by an instrument in writing, signed by an officer of Secured Party and directed to Grantors, specifying such waiver.

               (f) If any term or provision of this Assignment conflicts with any term or provision of the Loan Agreement, the term or provision of the Loan Agreement shall control.

               (g) If any provision hereof shall be deemed to be invalid by any court, such invalidity shall not affect the remainder of this Assignment.

               (h) This Assignment supersedes all prior oral and written assignments and agreements between the parties hereto on the subject matter hereof.

               (i) This Assignment shall be binding upon, and for the benefit of, the parties hereto and their respective legal representatives, successors, and assigns.

               (j) This Assignment may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same agreement.

               IN WITNESS WHEREOF, each Grantor has executed this Assignment by its duly authorized officer as of the date first written above.

                                        "Grantor"

                                        ______________________________,
                                        a ____________________


                                        By:  __________________________

                                        _______________________________
                                            [Printed name and title]


ACCEPTED AND AGREED
AS OF THE DATE FIRST
ABOVE WRITTEN:

"Secured Party"

BANK OF AMERICA NATIONAL
TRUST AND SAVINGS ASSOCIATION,
as Administrative Agent, and for
and on behalf of the Lenders


By:______________________________
   Janice Hammond, Vice President

                                  SCHEDULE 1
                                  ----------

                        Existing and Pending Trademarks
                        -------------------------------

                                Registration    Registration
Mark           Class               Number          Date
----           -----            ------------    ---------

See attachment for Trademarks and trade names for which protection is presently being applied for with the United States Patent and Trademark Office.

                                  Schedule 1

                                   EXHIBIT A
                                      TO
                    TRADEMARK SECURITY INTEREST ASSIGNMENT

                             INSTRUMENT OF JOINDER
                             ---------------------


          THIS INSTRUMENT OF JOINDER ("Joinder") is executed as of _________________, _____, by ______________________________, a
___________________________ ("Joining Party"), and delivered to Bank of America National Trust and Savings Association, as Administrative Agent, pursuant to the Trademark Security Interest Assignment dated as of ______________, _____ made by [the Grantors party thereto] in favor of the Administrative Agent and the Lenders (the "Assignment"). Terms used but not defined in this Joinder shall have the meanings defined for those terms in the Assignment.

                                   RECITALS
                                   --------

          (A) The Assignment was made by the Grantors in favor of the Administrative Agent for the benefit of the Lenders that are parties to that certain Loan Agreement dated as of March 31, 1999 by and among MGM Grand Detroit II, LLC, a Delaware limited liability company ("Borrower"), the Lenders which are parties thereto and Bank of America National Trust and Savings Association, as the Administrative Agent for the Lenders.

          (B) Joining Party has become a Subsidiary of Borrower, and as such is required pursuant to Section 5.14 of the Loan Agreement to become a Grantor.
                     ------------

          (C) Joining Party expects to realize direct and indirect benefits as a result of the availability to Borrower of the credit facilities under the Loan Agreement.

          NOW THEREFORE, Joining Party agrees as follows:


                                   AGREEMENT
                                   ---------

          (1) By this Joinder, Joining Party becomes a "Grantor" under and pursuant to Section 9 of the Assignment. Joining Party agrees that, upon its
            ---------
execution hereof, it will become a Grantor under the Assignment with respect to the Secured Obligations, and will be bound by all terms, conditions, and duties applicable to a Grantor under the Assignment.

          (2)  The effective date of this Joinder is _________, ______.

"Joining Party"

                                   Exhibit A
                                  Page 1 0f 2

___________________________________,
a _________________________________


By:________________________________

Title:_____________________________



     ACKNOWLEDGED:

     BANK OF AMERICA NATIONAL
     TRUST AND SAVINGS ASSOCIATION,
     as Administrative Agent


     By:___________________________

     Title:________________________

                                   Exhibit A

                                   GUARANTY
                                   --------


          This GUARANTY ("Guaranty"), dated as of March 31, 1999, is made by MGM Grand, Inc., a Delaware corporation ("Guarantor") in favor of Bank of America National Trust and Savings Association, as Administrative Agent for the benefit of the Lenders that are party to the Loan Agreement referred to below (collectively with the Lenders, "Beneficiary"), with reference to the following facts:

                                   RECITALS
                                   --------


          A. Pursuant to the Loan Agreement (as such agreement may from time to time be amended, extended, renewed, supplemented or otherwise modified, the "Loan Agreement") of even date herewith, among MGM Grand Detroit II, LLC, a Delaware limited liability company ("Borrower"), the Lenders which are party thereto, and Bank of America National Trust and Savings Association, as Administrative Agent, Lenders have agreed to provide a revolving credit facility to Borrower subject to the terms and conditions set forth therein.

          B. The Loan Agreement provides, as a condition to the availability of such credit facilities , that Guarantor enter into a continuing guaranty of the Obligations of Borrower, and that Guarantor guarantee the completion of the Temporary Facility as set forth herein.

          C. Guarantor, as the indirect owner of a majority in interest of Borrower, shall realize direct and indirect benefits as the result of the availability of the aforementioned credit facilities to Borrower.

                                   AGREEMENT
                                   ---------

          NOW, THEREFORE, in order to induce Beneficiary to extend the aforementioned credit facilities, and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, Guarantor hereby represents, warrants, covenants, agrees and guaranties as follows:

          1.  Definitions.  This Guaranty is the Guaranty referred to in the
              -----------
Loan Agreement and is one of the Loan Documents. Terms defined in the Loan Agreement and not otherwise defined in this Guaranty shall have the meanings given those terms in the Loan Agreement when used herein and such definitions are incorporated herein as though set forth in full. In addition, as used herein, the following terms shall have the meanings respectively set forth after each:

          "Beneficiary" means the Administrative Agent (acting as the
           -----------
          Administrative Agent and/or on behalf of the Lenders), and the Lenders, and each of them, and any one or more of them. Subject to the terms of the Loan Agreement, any right, remedy, privilege or power of Beneficiary may be exercised by the Administrative Agent, or by the Requisite Lenders, or by any Lender acting with the consent of the Requisite Lenders.

          "Contribution" means a contribution by Guarantor to Borrower
           ------------
          in cash for common equity of Borrower.

          "Guarantied Obligations" means all Obligations of Borrower
           ----------------------
          at any time and from time to time owed to Beneficiary under the Loan Agreement or any of the other Loan Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including obligations of performance as well as obligations of payment, and including interest that accrues after the commencement of any bankruptcy or insolvency proceeding by or against Guarantor, Borrower or any other Person.

          "Guarantor" means MGM Grand, Inc., a Delaware corporation.
           ---------

          "Guaranty" means this Guaranty, and any extensions,
           --------
          modifications, renewals, restatements, reaffirmations, supplements or amendments hereof.

          2.  Guaranty.
              --------

          (a) Guarantee of Payment and Performance.  Guarantor hereby
              ------------------------------------
     irrevocably, unconditionally guaranties and promises to pay and perform on demand the Guarantied Obligations and each and every one of them, including
                                                                       ---------
     all amendments, modifications, supplements, renewals or extensions of any of them, whether such amendments, modifications, supplements, renewals or extensions are evidenced by new or additional instruments, documents or agreements or change the rate of interest on any Guarantied Obligation or the security therefor, or otherwise.

          (b) Equity Contributions - Commitment Reductions.  Without
              --------------------------------------------
     limitation as to the foregoing provisions of this Section, in the event that Borrower fails for any reason to repay the Loans on any Reduction Date in the manner required by Section 3.1(d)(i) of the Loan Agreement, Guarantor shall immediately pay to the

     Administrative Agent, for the account of the Lenders, the amount of the required repayment. Guarantor agrees (and by executing this Guaranty in the space below, Borrower hereby consents) that each such payment to the Administrative Agent by Guarantor shall be deemed a Contribution.

          (c)   Completion Guarantee.  Without limitation as to the foregoing
                --------------------
     provisions of this Section 2, Guarantor agrees that it shall cause Borrower to Complete the Temporary Facility not later than March 31, 2000. As used in this clause (c), "Complete" means (i) the Temporary Facility has been
                          --------
     constructed in material conformity with the Plans and Budget (including any material amenities described in the Plans and Budget) and is open and ready to accommodate and gaming patrons, (ii) all necessary governmental approvals and certifications have been issued or obtained which are required for the operation of the Temporary Facility, and (iii) that the Temporary Facility is free and clear of all Liens (other than Permitted Encumbrances and those described in Schedule B to the Title Policy issued to the Administrative Agent on the Closing Date (the "Policy") and other Liens and encumbrances permitted under the Loan Agreement or which are approved in writing by the Requisite Lenders in their sole discretion).

          (d)   Endorsements to Title Policy. Within 90 days following the date
                ----------------------------
     upon which the Temporary Facility is Complete, Guarantor shall provide the Administrative Agent with an endorsement reasonably acceptable to the Administrative Agent to its ALTA policy of title insurance assuring the absence of all materialmens', contractors, and all other Liens other than those set forth on Schedule B to the Policy as of the date hereof and other Liens permitted under clause (c) of this Section.

          (e)   Indemnification.  Guarantor shall indemnify the Beneficiary
                ---------------
     from any loss, cost, damage or expense (including reasonable attorneys fees) which may be caused by its failure to perform its obligations under this Section 2 or the other provisions of this Guaranty.

          3.    Nature of Guaranty.  This Guaranty is irrevocable and continuing
                ------------------
in nature and relates to any Guarantied Obligations now existing or hereafter arising. This Guaranty is a guaranty of prompt and punctual payment and performance and is not merely a guaranty of collection.

          4.    Relationship to Other Agreements. Nothing herein shall in any
                --------------------------------
way modify or limit the effect of terms or conditions set forth in any other document, instrument or agreement executed by Guarantor or in connection with the Guarantied Obligations, but each and every term and condition hereof shall be in addition thereto. All provisions contained in the Loan Agreement or any other Loan Document that apply to Loan Documents generally are fully applicable to this Guaranty and are incorporated herein by this reference.

          5.  Subordination of Indebtedness of Borrower to Guarantor to the
              -------------------------------------------------------------
Guarantied Obligations. Guarantor agrees that:
----------------------


               (a) Subject to the next sentence, all obligations and indebtedness of Borrower now or hereafter owed to Guarantor (including, without limitation, the Management Fees and the Guarantee Fees) are hereby subordinated to the Guarantied Obligations.

               (b) If Beneficiary so requests, upon the occurrence and during the continuance of any Event of Default, all such obligations and indebtedness of Borrower owed to Guarantor shall be collected, enforced and received by Guarantor as trustee for Beneficiary and shall be paid over to Beneficiary in kind on account of the Guarantied Obligations, but without reducing or affecting in any manner the obligations of Guarantor under the other provisions of this Guaranty.

               (c) Should Guarantor fail to collect or enforce any such indebtedness of Borrower now or hereafter owed to Guarantor and pay the proceeds thereof to Beneficiary in accordance with Section 5(b) hereof, Beneficiary as Guarantor's attorney-in-fact may do such acts and sign such documents in Guarantor's name as Beneficiary considers necessary or desirable to effect such collection, enforcement and/or payment.

               (d) Notwithstanding this Section 5, when no Default or Event of Default has occurred and remains continuing, Borrower may make and Guarantor may take and receive (i) currently due payments of Management Fees and Guarantee Fees and (ii) Tax Distributions permitted by Section 6.5 of the Loan Agreement. Upon the occurrence of any Default or Event of Default, no such payments shall be made by Borrower or received by Guarantor, but such amounts shall continue to accrue at the same rates. In the event of any dissolution, liquidation or insolvency of Borrower or its Subsidiaries, all amounts payable to the Creditors under the Loan Agreement and the other Loan Documents shall be paid in full and in cash before any payment is made on account of any obligations or indebtedness of Borrower to Guarantor.

          6.   Statutes of Limitations and Other Laws.  Until the Guarantied
               --------------------------------------
Obligations shall have been paid and performed in full, all the rights, privileges, powers and remedies granted to Beneficiary hereunder shall continue to exist and may be exercised by Beneficiary at any time and from time to time irrespective of the fact that any of the Guarantied Obligations may have become barred by any statute of limitations. Guarantor expressly waives the benefit of any and all statutes of limitation, and any and all Laws providing for exemption of property from execution or for evaluation and appraisal upon foreclosure, to the maximum extent permitted by applicable Laws.

          7.  Waivers and Consents.  Guarantor acknowledges that the obligations
              --------------------
undertaken herein involve the guaranty of obligations of Persons other than Guarantor and, in full recognition of that fact, consents and agrees that Beneficiary may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof:
(a) supplement, modify, amend, extend, renew, accelerate or otherwise change the time for payment or the terms of the Guarantied Obligations or any part thereof, including any increase or decrease of the rate(s) of interest thereon; (b)
---------
supplement, modify, amend or waive, or enter into or give any agreement, approval or consent with respect to, the Guarantied Obligations or any part thereof, or any of the Loan Documents to which Guarantor is not a party or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (c) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the Guarantied Obligations or any part thereof; (d) accept partial payments on the Guarantied Obligations; (e) receive and hold additional security or guaranties for the Guarantied Obligations or any part thereof; (f) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer and/or enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as Beneficiary in its sole and absolute discretion may determine; (g) release any Person from any personal liability with respect to the Guarantied Obligations or any part thereof; (h) settle, release on terms satisfactory to Beneficiary or by operation of applicable Laws or otherwise liquidate or enforce any Guarantied Obligations and any security or guaranty therefor in any manner, consent to the transfer of any security and bid and purchase at any sale; and/or
(i) consent to the merger, change or any other restructuring or termination of the corporate existence of Borrower, Guarantor or any other Person, and correspondingly restructure the Guarantied Obligations, and any such merger, change, restructuring or termination shall not affect the liability of Guarantor or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Guarantied Obligations.

          Upon the occurrence and during the continuance of any Event of Default, Beneficiary may enforce this Guaranty independently as to Guarantor and independently of any other remedy or security Beneficiary at any time may have or hold in connection with the Guarantied Obligations. Guarantor expressly waives any right to require Beneficiary to marshal assets in favor of Guarantor, and agrees that Beneficiary may proceed against Borrower, or upon or against any security or remedy, before proceeding to enforce this Guaranty, in such order as it shall determine in its sole and absolute discretion. Beneficiary may file a separate action or actions against Borrower and/or Guarantor without respect to whether action is brought or prosecuted with respect to any security or against any other Person, or whether any other Person is joined in any such action or actions. Guarantor agrees that Beneficiary, Borrower and any Affiliates of Borrower may deal with each other in connection with the Guarantied Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the security of this Guaranty. Beneficiary's rights hereunder shall be reinstated and revived, and the enforceability of this Guaranty shall continue, with respect to any amount at any time paid on account of the Guarantied Obligations which thereafter shall be required to be restored or returned by Beneficiary upon the bankruptcy, insolvency or reorganization of Borrower or any other Person, or otherwise, all as though such amount had not been paid. The rights of Beneficiary created or granted herein and the enforceability of this Guaranty with respect to Guarantor at all times shall remain effective to guaranty the full amount of all the Guarantied Obligations even though the Guarantied Obligations, or any part thereof, or any security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against Borrower or any other guarantor or surety and whether or not Borrower shall have any personal liability with respect thereto. Guarantor expressly waives any and all defenses now or hereafter arising or asserted by reason of (a) any disability or other defense of Borrower with respect to the Guarantied Obligations, (b) the unenforceability or invalidity of any security or guaranty for the Guarantied Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Guarantied Obligations, (c) the cessation for any cause whatsoever of the liability of Borrower (other than by reason of the full payment and performance of all Guarantied Obligations), (d) any failure of Beneficiary to marshal assets in favor of Borrower or any other Person, (e) except as otherwise provided in this Guaranty, any failure of Beneficiary to give notice of sale or other disposition of Collateral to Guarantor or any other Person or any defect in any notice that may be given in connection with any sale or disposition of Collateral, (f) any failure of Beneficiary to comply with applicable Laws in connection with the sale or other disposition of any Collateral or other security for any Guarantied Obligation, including without limitation, any failure of Beneficiary to conduct a commercially reasonable sale or other disposition of any Collateral or other security for any Guarantied Obligation, (g) any act or omission of Beneficiary or others that directly or indirectly results in or aids the discharge or release of Borrower or the Guarantied Obligations or any security or guaranty therefor by operation of law or otherwise, (h) any Law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation, (i) any failure of Beneficiary to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person, (j) the election by Beneficiary, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code, (k) any extension of credit or the grant of any Lien under Section 364 of the United States Bankruptcy Code, (l) any use of cash collateral under Section 363 of the United States Bankruptcy Code, (m) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person, (n) the avoidance of any Lien in favor of Beneficiary for any reason, (o) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay
                                    ---------
against collecting, all or any of the Guarantied Obligations (or any interest thereon) in or as a result of any such proceeding, (p) to the extent permitted in paragraph 40.495(4) of the Nevada Revised Statutes ("NRS"), the benefits of the one-action rule under NRS Section 40.430, or (q) any action taken by Beneficiary that is authorized by this Section or any other provision of any
Loan Document.   Guarantor expressly waives all setoffs and
counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guarantied Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guarantied Obligations.

          8.   Condition of Borrower and Borrower=s Subsidiaries.  Guarantor
               -------------------------------------------------
represents and warrants to Beneficiary that Guarantor has established adequate means of obtaining from Borrower and Borrower=s Subsidiaries, on a continuing basis, financial and other information pertaining to the businesses, operations and condition (financial and otherwise) of Borrower and Borrower=s Subsidiaries and their Properties, and Guarantor now is and hereafter will be completely familiar with the businesses, operations and condition (financial and otherwise) of Borrower and Borrower=s Subsidiaries and their Properties. Guarantor hereby expressly waives and relinquishes any duty on the part of Beneficiary (should any such duty exist) to disclose to Guarantor any matter, fact or thing related to the businesses, operations or condition (financial or otherwise) of Borrower or Borrower=s Subsidiaries or their Properties, whether now known or hereafter known by Beneficiary during the life of this Guaranty. With respect to any of the Guarantied Obligations, Beneficiary need not inquire into the powers of Borrower or any Subsidiaries thereof or the officers or employees acting or purporting to act on their behalf, and all Guarantied Obligations made or created in good faith reliance upon the professed exercise of such powers shall be secured hereby.

          9.   Liens on Real Property.  In the event that all or any part of the
               ----------------------
Guarantied Obligations at any time are secured by any one or more deeds of trust or mortgages or other instruments creating or granting Liens on any interests in real Property, Guarantor authorizes Beneficiary, upon the occurrence of and during the continuance of any Event of Default, at its sole option, without notice or demand and without affecting any Guarantied Obligations of Guarantor, the enforceability of this Guaranty, or the validity or enforceability of any Liens of Beneficiary on any Collateral, to foreclose any or all of such deeds of trust or mortgages or other instruments by judicial or nonjudicial sale. Guarantor expressly waives all rights and defenses to the enforcement of this Guaranty or any rights of Beneficiary created or granted hereby or to the recovery by Beneficiary against Borrower, Guarantor or any other Person liable therefor of any deficiency after a judicial or nonjudicial foreclosure or sale because all or any part of the Guarantied Obligations is secured by real Property. This means, among other things: (1) Beneficiary may collect from Guarantor or any other guarantor of the Guarantied Obligations without first foreclosing on any real or personal Property collateral pledged by Borrower, and
(2) if the Beneficiary forecloses on any real Property collateral pledged by
Borrower: (A) the amount of the Guarantied Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) the Beneficiary may collect from Guarantor or any other guarantor of the Guarantied Obligations even if the Beneficiary, by foreclosing on the real Property collateral, has destroyed any right Guarantor or any such other guarantor may have to collect from Borrower. This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because all or any part of the Guarantied Obligations is secured by real Property. Guarantor expressly waives any defenses or benefits that may be derived from California Code of Civil Procedure '' 580a, 580b, 580d or 726, or comparable provisions of the Laws of any other jurisdiction, including, without limitation, NRS Section
40.430 and judicial decisions relating thereto, and NRS Sections 40.451, 40.455,
40.457 and 40.459, and all other suretyship defenses it otherwise might or would have under Nevada Law or other applicable Law. Guarantor expressly waives any right to receive notice of any judicial or nonjudicial foreclosure or sale of any real Property or interest therein subject to any such deeds of trust or mortgages or other instruments and Guarantor=s or any other Person=s failure to receive any such notice shall not impair or affect Guarantor=s Obligations or the enforceability of this Guaranty or any rights of Beneficiary created or granted herein.

          10.  Waiver of Rights of Subrogation.  Notwithstanding anything to the
               -------------------------------
contrary elsewhere contained herein or in any other Loan Document to which Guarantor is a Party, Guarantor hereby expressly waives with respect to Borrower and its successors and assigns (including any surety) and any other Person which
                                ---------
is directly or indirectly a creditor of Borrower or any surety for Borrower, any and all rights at Law or in equity to subrogation, to reimbursement, to exoneration, to contribution, to setoff or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, or to a holder or transferee against a maker, and which Guarantor may have or hereafter acquire against Borrower or any other such Person in connection with or as a result of Guarantor's execution, delivery and/or performance of this Guaranty or any other Loan Document to which Guarantor is a party. Guarantor agrees that it shall not have or assert any such rights against Borrower or its successors and assigns or any other Person (including any surety) which is directly or indirectly a
                  ---------
creditor of Borrower or any surety for Borrower, either directly or as an attempted setoff to any action commenced against Guarantor by Borrower (as borrower or in any other capacity), Beneficiary or any other such Person. Guarantor hereby acknowledges and agrees that this waiver is intended to benefit Borrower and Beneficiary and shall not limit or otherwise affect Guarantor's liability hereunder, under any other Loan Document to which Guarantor is a party, or the enforceability hereof or thereof.

          11.  Understandings With Respect to Waivers and Consents.  Guarantor
               ---------------------------------------------------
warrants and agrees that each of the waivers and consents set forth herein are made with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which Guarantor otherwise may have against Borrower, Beneficiary or others, or against any Collateral, and that, under the circumstances, the waivers and consents herein given are
reasonable and not contrary to public policy or Law.   Guarantor acknowledges
that it has either consulted with legal counsel regarding the effect of this Guaranty and the waivers and consents set forth herein, or has made an informed decision not to do so. If this Guaranty or any of the waivers or consents herein are determined to be unenforceable under or in violation of applicable Law, this Guaranty and such waivers and consents shall be effective to the maximum extent permitted by Law.

          12.  Representations and Warranties.  Guarantor  hereby makes each and
               ------------------------------
every representation and warranty applicable to Guarantor set forth in Article 4
                                                                       ---------
of the Loan Agreement as if set forth in full herein.

          13.  Costs and Expenses.  Guarantor agrees to pay to Beneficiary all
               ------------------
costs and expenses (including, without limitation, reasonable attorneys' fees
                    ---------
and disbursements) incurred by Beneficiary in the enforcement or attempted enforcement of this Guaranty, whether or not an action is filed in connection therewith, and in connection with any waiver or amendment of any term or provision hereof. All advances, charges, costs and expenses, including
                                                              ---------
reasonable attorneys' fees and disbursements (including the reasonably allocated cost of legal counsel employed by Beneficiary), incurred or paid by Beneficiary in exercising any right, privilege, power or remedy conferred by this Guaranty, or in the enforcement or attempted enforcement thereof, shall be subject hereto and shall become a part of the Guarantied Obligations and shall be paid to Beneficiary by Guarantor, immediately upon demand, together with interest thereon at the rate(s) provided for under the Loan Agreement.

          14.  Construction of this Guaranty.  This Guaranty is intended to give
               -----------------------------
rise to absolute and unconditional obligations on the part of Guarantor; hence,
        --------------------------
in any construction hereof, notwithstanding any provision of any Loan Document
                            --------------------------------------------------
to the contrary, this Guaranty shall be construed strictly in favor of
---------------
Beneficiary in order to accomplish its stated purpose.

          15.  Liability.  Notwithstanding anything to the contrary elsewhere
               ---------
contained herein or in any Loan Document to which Guarantor is a Party, the aggregate liability of Guarantor hereunder for payment and performance of the Guarantied Obligations shall not exceed an amount which, in the aggregate, is $1.00 less than that amount which if so paid or performed would constitute or result in a "fraudulent transfer", "fraudulent conveyance", or terms of similar import, under applicable state or federal Law, including without limitation,
Section 548 of the United States Bankruptcy Code. The liability of Guarantor hereunder is independent of any other guaranties at any time in effect with respect to all or any part of the Guarantied Obligations, and Guarantor's liability hereunder may be enforced regardless of the existence of any such guaranties. Any termination by or release of any guarantor in whole or in part shall not affect the continuing liability of Guarantor hereunder, and no notice of any such termination or release shall be required. The execution hereof by Guarantor is not founded upon an expectation or understanding that there will be any other guarantor of the Guarantied Obligations.

          16.  No Liability of Tracinda.  In the event that (i) there is a
               ------------------------
default or alleged default by the Guarantor or any of its Subsidiaries under this Guaranty or any other Loan Document, or (ii) any Beneficiary or any Lender has or may have any claim arising from or relating to the terms of any this Guaranty or any of the other Loan Documents, neither Beneficiary nor any Lender shall commence any lawsuit or otherwise seek to impose any liability upon Tracinda Corporation or the shareholders thereof (collectively, "Tracinda"). Tracinda shall have no liability whatsoever with respect to this Guaranty or the other Loan Documents or matters arising therefrom. Neither Beneficiary nor any Lender shall have any right to assert or permit any party claiming through it to assert a claim or impose any liability against Tracinda as to any matter or thing arising out of or relating to the Loan Documents or any alleged breach or default under the Loan Documents, In addition, Tracinda is not a party to this Guaranty nor any Loan Document and is not liable for any alleged breach or default thereof by any party thereto.

          17.  WAIVER OF JURY TRIAL.  GUARANTOR AND BENEFICIARY EXPRESSLY WAIVE
               --------------------
THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS GUARANTY, THE LOAN AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. GUARANTOR AND BENEFICIARY AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS GUARANTY, THE LOAN AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY, THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          18. THIS GUARANTY SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LOCAL LAWS

OF THE STATE OF NEVADA WITHOUT REFERENCE TO THE CONFLICT OF LOCAL LAWS OR CHOICE OF LAW PRINCIPLES THEREOF.

          IN WITNESS WHEREOF, Guarantor has executed this Guaranty by its duly authorized officer as of the date first written above.

                             "Guarantor"

                             MGM GRAND, INC.,
                             a Delaware corporation


                             By:__________________________
                                Scott Langsner, Secretary

                             Address:

                             3799 Las Vegas Boulevard South
                             Las Vegas, NV 89109-4319
                             Telecopier: (702) 891-1114
                             Telephone: (702) 891-3320

_________________________________________________________________
                       (Space above for Recorder's Use)


                                   MORTGAGE

THIS DOCUMENT CONSTITUTES A CONSTRUCTION MORTGAGE FOR PURPOSES OF ARTICLE 9 OF THE MICHIGAN UNIFORM COMMERCIAL CODE. THIS IS A FUTURE ADVANCE MORTGAGE.

          This Mortgage ("Mortgage"), dated as of March 31, 1999, is made by MGM GRAND DETROIT II, LLC, a Delaware limited liability company, as mortgagor ("Mortgagor"), in favor of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association, as "Administrative Agent" for the "Lenders" and the "Issuing Lender" (as each of those three terms is defined in the Loan Agreement, as defined below), as mortgagee and secured party ("Mortgagee").

                                   RECITALS

     A. Mortgagor is or will be justly indebted to Lenders in the aggregate principal amount of up to the Commitment (which is initially $230,000,000 and which may be increased pursuant to Section 2.7 of the Loan Agreement (as defined below) to $250,000,000), or so much thereof as is advanced under a Loan Agreement dated of even date herewith executed by the Mortgagee, the Mortgagor, certain Lenders referred to therein (such Loan

Agreement, together with all amendments thereto and extensions, substitutions, renewals and replacements thereof, is referred to in this Mortgage as the "Loan Agreement"), together with interest thereon in accordance with the Loan Agreement. Any capitalized terms used herein and not defined in this Mortgage shall have the respective meanings set forth in the Loan Agreement.

     B. The Loan Agreement obligates the Lenders to make Advances to Mortgagor in amounts not in excess of the principal sum referred to in the foregoing paragraph and permits Mortgagor to borrow, repay, and reborrow up to such principal sum, subject to the terms and conditions of such Loan Agreement. All Advances under the Loan Agreement are evidenced by, among other things, Notes from Mortgagor to each Lender. Prior to the maturity, whether by acceleration or otherwise, Mortgagor shall make payments of interest on the outstanding unpaid principal amount of Advances as provided in the Loan Agreement. All amounts outstanding under the Loan Agreement are payable not later than June 30, 2004.

     C. Mortgagor has requested Mortgagee to accept this Mortgage to secure Mortgagor's obligations under the Loan Documents.

     The Mortgagor therefore agrees as follows, which agreements shall, to the extent permitted by law, be deemed to run with the land:

     1.       Grant and Secured Obligations.
              -----------------------------

            1.1    Grant. For the purpose of securing payment and performance
                   -----
of the Secured Obligations defined and described in Section 1.2, Mortgagor hereby irrevocably and unconditionally mortgages, warrants, grants, bargains, conveys, sells, transfers and assigns to Mortgagee, with power of sale and right of entry and possession, all estate, right, title and interest which Mortgagor now has or may later acquire in and to the following property (all or any part of such property, or any interest in all or any part of it, as the context may require, the "Property"):

                   (a) The real property located in the County of Wayne (the "County"), State of Michigan, described as Parcel 2 on Exhibit A attached hereto, together with all existing and future easements and rights affording access to it (the "Fee Land"); together with

               (b) The real property located in the County, State of Michigan, described as Parcel 1 on Exhibit A attached hereto, together with all existing and future easements and rights affording access to it (the "Leasehold Land," the Fee Land and the Leasehold Land are hereinafter collectively referred to as the "Land");

               (c) All of Mortgagor's right, title and interest in, to and under that certain Land and Building Lease (the "Existing Ground Lease") dated as of May 1, 1998, by and between Lodge/Abbott Associates L.L.C., a Michigan limited liability company ("Landlord"), and MGM Grand Detroit, LLC, a Delaware limited liability company ("Original Tenant"), as tenant, a memorandum of which (entitled " Memorandum of Lease") was recorded on July 24, 1998, at Liber 29912 Page 937 of the Official Real Estate Records of Wayne County, Michigan ("Official Records"), including without limitation,
     (i) the leasehold estate in the portion of the Leasehold Land created under the Existing Ground Lease, (ii) all options to extend or renew the Existing Ground Lease (and the leasehold estate for the term of each extension or renewal); (iii) all options and rights of first refusal contained in the Existing Ground Lease to purchase all or a portion of the Property which is subject to the Existing Ground Lease, and (iv) all of Mortgagor's other rights, titles and interests under the Existing Ground Lease. All of Original Tenant's rights, titles and interests under the Existing Ground Lease were assigned by Original Tenant to Mortgagor by assignment dated March 31, 1999, a memorandum of which (entitled "Memorandum of Assignment") dated March 31, 1999, is duly recorded concurrently herewith in the Official Records.

               (d) All buildings, structures and improvements now located or later to be constructed on the Land, including all parking areas, roads, driveways, walks, fences, walls, docks, berms, landscaping, recreation facilities, drainage facilities, lighting facilities and other site improvements (the "Improvements"); together with

               (e) All existing and future appurtenances, privileges, easements, franchises, hereditaments and tenements of the Land, including all minerals, oil, gas, other hydrocarbons and associated substances, sulphur, nitrogen, carbon dioxide, helium and other commercially valuable substances which may be in, under or produced from any part of the Land, all development rights and credits, air rights, water, water courses, water rights (whether riparian, appropriative or otherwise, and whether or not appurtenant), water stock and water permits (together with the statutory right to file applications to change, and any and all applications to change), rights of way, rights of ingress and egress, drainage rights, gores or strips of land, any land lying in the streets, highways, ways, sidewalks, alleys, passages, roads or avenues, open or proposed, in front of or adjoining the Land and Improvements, any land in the bed of any body of water adjacent to the Land, any land adjoining the Land created by artificial means or by accretion, all air space and rights to use such air space, and all development and similar rights; together with

               (f) Subject to Article 2, below, all existing and future leases, subleases, subtenancies, licenses (except for gaming licenses, liquor licenses and any other licenses that are not transferrable), occupancy agreements, concessions and any other agreement devising any portion of the Property or relating to the use and enjoyment of all or any part of the Land and Improvements, and any and all guaranties and other agreements relating to or made in connection with any of the foregoing, whether written or oral and whether in existence at or upon the recordation of this Mortgage or entered into after the recordation of this Mortgage (some or all collectively, as the context may require, "Leases"), and all rents, security deposits, royalties, issues, profits, receipts, earnings, revenue, income, products and proceeds and other benefits of the Land and Improvements, whether now due, past due or to become due, including all prepaid rents, security deposits, fixed, additional and contingent rents, deficiency rents and liquidated damages, license fees, occupancy charges, hotel room charges, cabana charges, casino revenues, show ticket revenues, food and beverage revenues, room service revenues, merchandise sales revenues, parking, maintenance, common area, tax, insurance, utility and service charges and contributions, proceeds of sale of electricity, gas, heating, air conditioning, cable and other utilities and services, instruction fees, membership charges, restaurant, snack bar and shop revenues, liquidated damages, and all other rights to payments (some or all collectively, as the context may require, "Rents"); together with

               (g) All real property and improvements on it, and all appurtenances and other property and interests of any kind or character, whether described in Exhibit A or not, which may be reasonably necessary or desirable to promote the present and any reasonable future beneficial use and enjoyment of the Land and Improvements; together with

               (h) All goods, materials, supplies, chattels, furniture, fixtures, equipment, machinery and other property now or later to be attached to, placed in or on, or used in connection with the use, enjoyment, occupancy or operation of all or any part of the Land and Improvements, whether stored on the Land or elsewhere, including all pumping plants, engines, pipes, ditches and flumes, and also all gas, electric, cooking, heating, cooling, air conditioning, lighting, refrigeration and plumbing fixtures and equipment, all water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone, cable and other utility equipment and facilities, all plumbing, lighting, heating, ventilating, air conditioning, refrigerating, incinerating, compacting, fire protection and sprinkler, surveillance and security, vacuum cleaning, public address and communications equipment and systems, all kitchen and laundry appliances, screens, awnings, floor coverings, partitions, elevators, escalators, motors, machinery, pipes, fittings and other items of equipment and property of every kind and description, all of which shall be considered to the fullest extent of the law to be real property for purposes of this Mortgage; together with

               (i) All building materials, equipment, work in process or other personal property of any kind, whether stored on the Land or elsewhere, which have been or later will be acquired for the purpose of being delivered to, incorporated into or installed in or about the Land or Improvements; together with

               (j) All rights to the payment of money, accounts, accounts receivable, reserves, deferred payments, refunds, cost savings, payments and deposits, whether now or later to be received from third parties (including all earnest money sales deposits) or deposited by Mortgagor with third parties (including all utility deposits), contract rights, development and use rights, governmental permits and licenses (except for gaming licenses and liquor licenses that are not transferable), authorizations, certificates, variances, consents and approvals, applications, architectural and engineering plans, specifications and drawings, as-built drawings, guaranties, warranties, management agreements, operating and/or licensing agreements, supply and service contracts for water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone, cable, satellite, and other utilities, property and title insurance policies and proceeds thereof (including the right to assert, prosecute and settle claims under such policies), chattel paper, instru-ments, documents, notes, certificates of deposit, securities, other investments, drafts and letters of credit (other than letters of credit in favor of Mortgagee), which arise from or relate to construction on the Land or to any business now or later to be conducted on it, or to the Land and Improvements generally; together with

               (k) All proceeds, including all rights and claims to, dividends of and demands for them, of the voluntary or involuntary conversion of any of the Land, Improvements or the other property described above into cash or liquidated claims, including proceeds of all present and future fire, hazard or casualty insurance policies (whether or not any such insurance policy is required by this Mortgage or any other Loan Document) and all condemnation awards or payments now or later to be made by any public body or decree by any court of competent jurisdiction for any taking or in connection with any condemnation or eminent domain proceeding, and all causes of action and their proceeds for any damage or injury to the Land, Improvements or the other property described above or any part of them, or breach of warranty in connection with the construction of the Improvements, including causes of action arising in tort, contract, fraud or concealment of a material fact; together with

               (l) All books and records pertaining to any and all of the property described above, including computer readable memory and any computer hardware or software necessary to access and process such memory ("Books and Records"); together with

               (m) All proceeds of, additions and accretions to, substitutions and replacements for, changes in, and greater right, title and interest in, to and under or derived from, any of the property described above and all extensions, improvements, betterments, renewals, substitutions and replacements thereof and additions and appurtenances thereto, including all proceeds of any voluntary or involuntary disposition or claim, right and remedy respecting any such property (arising out of any judgment, condemnation or award, or otherwise arising) and all goods, documents, general intangibles, chattel paper and accounts, wherever located, acquired with cash proceeds of any of the foregoing or its proceeds.

               (n) All split rights relating to, and all rights to make divisions or subdivisions of, the Property under the Michigan Land Division Act or otherwise.

     Mortgagor shall and will warrant and forever defend the Property in the quiet and peaceable possession of the Mortgagee, its successors and assigns against all and every person or persons lawfully claiming or to claim the whole or any part thereof. Mortgagor agrees that any greater title to the Property hereafter acquired by Mortgagor during the term hereof shall be subject hereto.

          1.2    Secured Obligations.
                 -------------------

               1.2.1 Mortgagor makes the mortgage, grant, bargain, conveyance, sale, transfer and assignment set forth in Section 1.1 and grants the security interest set forth in Article 3 for the purpose of securing the following obligations (collectively, the "Secured Obligations") in any order of priority that Mortgagee may choose:

               (a) Except as specified in Section 1.2.2 below, the payment and performance of all Obligations of Mortgagor, including the payment and performance of all Obligations under the Loan Agreement, including, but not limited to the following: (i) payment of all amounts owing by Mortgagor under the Notes, including principal in the aggregate amount of up to the Commitment (which is initially $230,000,000 and which may be increased pursuant to Section 2.7 of the Loan Agreement to $250,000,000) and interest thereon; (ii) payment of all amounts owing by Mortgagor under Section 2.4(d) of the Loan Agreement for reimbursement of draws, and all amounts owing by Mortgagor under Section 9.2(a)(2) of the Loan Agreement for payment of cash collateral for the undrawn amounts, under the Letters of Credit in the Aggregate Effective Amount of up to $20,000,000, and interest thereon; (iii) payment of all amounts owing by Mortgagor under any and all Secured Swap Agreements; (iv) payment of all fees, charges, costs and other amounts owing by Mortgagor under the Loan Documents, including the agency fees described in Section 3.6 of the Loan Agreement; and (vi) payment and performance of all obligations of Mortgagor under this Mortgage; and

               (b) The payment and performance of all future advances and other obligations that Mortgagor or any other person may owe to Mortgagee and/or any Lenders (whether as principal, surety or guarantor), when a writing evidences Mortgagor's and Mortgagee's agreement that such advances or obligations be secured by this Mortgage; and

               (c) The payment and performance of all modifications, amendments, extensions and renewals, however evidenced, of any of the Secured Obligations described in clause (a) or
     (b), above.

          1.2.2 Notwithstanding any provision of this Mortgage or any other Loan Document, the obligations and liability of Mortgagor under Sections 4.18, 5.10, and/or 11.22 of the Loan Agreement (and/or under any separate agreement relating to Hazardous Materials which states that it is not secured by real property) are not and shall not be Secured Obligations under this Mortgage.

          1.2.3 All persons who may have or acquire an interest in all or any part of the Property will be considered to have notice of, and will be bound by, the terms of the Secured Obligations and each other agreement or instrument made or entered into in connection with each of the Secured Obligations. Such terms include any provisions in the Loan Agreement and the other Loan Documents which either permit borrowing, repayment and reborrowing, or which provide that the interest rate on one or more of the Secured Obligations may vary from time to time.

     1.3  Future Advances.  This Mortgage secures future advances, together with
          ---------------
any interest thereon, and is intended to be a future advance mortgage, as both of those phrases are defined in Act No. 348 of the Public Acts of Michigan of 1990, as amended.

     2.       Assignment of Rents and Leases.
              ------------------------------

          2.1       Assignment.   As additional security for the due and
                    ----------
punctual performance and observance of the Secured Obligations, the Mortgagor does hereby sell, assign, transfer and set over unto the Mortgagee, pursuant to Act 210 of the Public Acts of Michigan of 1953, as amended, and Act 228 of the Public Acts of Michigan of 1925, as amended, as applicable, all cash flows whatsoever from the Property, including, without limitation, all Rents under all Leases, however evidenced or denominated, upon or affecting the Property (including any extensions, amendments or renewals thereof), whether such Rents are due or are to become due, and including all Leases relating to the Property which are now in existence or come into existence during the term of this Mortgage. This assignment shall run with the land and be good and valid as against the Mortgagor and those claiming by, under or through the Mortgagor, from the date of this Mortgage, and shall be binding upon the tenants and occupiers of the Property upon service of a copy of this Mortgage together with a notice of default as required by statute. This assignment shall continue to be operative during the foreclosure or any other proceedings taken to enforce this Mortgage. In the event of a foreclosure sale which results in a deficiency, this assignment shall stand as security during the redemption period for the payment of such deficiency. This assignment is given as collateral security only and does not obligate the Mortgagee to perform any of the covenants or undertakings required to be performed by the Mortgagor in any leases or occupancy agreements or arrangements.

          2.2       Collection.  (A)  Immediately upon the occurrence of an
                    ----------
Event of Default under this Mortgage, all of the Mortgagor's rights to and interest in the Rents (including all Rents in the possession or control of the Mortgagor or any agent of the Mortgagor as of the date of the event of default) shall (to the fullest extent permitted by applicable law) automatically terminate (all such rights and interest automatically vesting in the Mortgagee), and the Mortgagee shall be thereafter entitled to, and Mortgagor hereby appoints Mortgagee its attorney-in-fact to:

          (a) Demand, receive and enforce payment of any and all Rents and any other right, title and interest of Mortgagor under the Leases; or

          (b) Give receipts, releases and satisfactions for any and all Rents and any other obligations and duties under the Leases; or

          (c) Sue either in the name of Mortgagor or in the name of Mortgagee for any and all Rents and to enforce any other obligations and duties under the Leases.

Mortgagee shall apply the net proceeds of such Rents in the manner provided for in Section 6.6.

          (B) The Mortgagee and its duly authorized agents shall be entitled to enter the Property for the purpose of delivering any and all such notices and other communications to the tenants and occupiers thereof as shall be necessary or desirable in the Mortgagee's discretion to exercise its rights hereunder, and the Mortgagee and its agents shall have absolutely no liability to the Mortgagor arising therefrom (except for Mortgagee's gross negligence or intentional misconduct). The Mortgagee shall not, however, be obligated to give any tenant or occupier of the Property any notice by personal delivery and the Mortgagee may, in its sole discretion, deliver all such notices and communications by ordinary first-class U. S. mail, postage prepaid, or otherwise.

          (C) In the event that the Mortgagor obstructs the Mortgagee in its efforts to collect the fees, issues, deposits, rents, profits and income from the Property, or after requested by the Mortgagee, unreasonably refuses, fails or neglects to assist the Mortgagee in collecting such fees, issues, deposits, rents, profits and income, the Mortgagee shall be entitled to the appointment of a receiver of the Property and of the fees, issues, deposits, rents, profits and income therefrom, with such powers as the court making such appointment may confer.

          2.3  Mortgagee Not Responsible.  Under no circumstances shall
               -------------------------
Mortgagee have any duty to produce Rents from the Property or maintain the Leases. Regardless of whether or not Mortgagee, in person or by agent, takes actual possession of the Land and Improvements, Mortgagee is not and shall not be deemed to be:

               (a) a "mortgagee in possession" for any purpose; or

               (b) responsible for performing any of the obligations under any Lease; or

               (c) responsible for any waste committed by lessees or any other parties, any dangerous or defective condition of the Property, or any negligence in the management, upkeep, repair or control of the Property; or

               (d) liable in any manner for the Property or the use, occupancy, enjoyment or operation of all or any part of it.

          2.4       Leasing. Without Mortgagee's prior written consent,
                    -------
Mortgagor shall not lease the Property or any part of it except strictly in accordance with the Loan Documents. Notwithstanding the foregoing, Mortgagor shall have the right to lease a portion of the Property to MGM Grand Detroit, LLC, a Delaware limited liability company ("Casino Operator"), pursuant to that certain lease ("Operating Sublease") dated March 31, 1999, between Mortgagor, as sublandlord, and Casino Operator, as subtenant, a memorandum of such sublease (entitled "Memorandum of Sublease"), dated March 31, 1999, is duly recorded concurrently herewith in the Official Records. Mortgagor shall not extend, renew, amend, modify, supplement, cancel or terminate the Operating Sublease, nor accept a surrender of the Operating Sublease, without the prior written consent of Mortgagee (which consent may be granted or withheld in the exercise of Mortgagee's sole and absolute discretion). Mortgagor shall not collect or accept any deposit or prepayment of Rents for any period exceeding one (1) month. Mortgagor shall not apply any Rents in any manner prohibited by the Loan Documents.

          2.5       Subordination Agreements With Respect to Certain Leases.
                    -------------------------------------------------------
With respect to any lease of space within the Improvements entered into by Mortgagor in the ordinary course of business, Mortgagee shall, within 30 days following Mortgagor's request from time to time, enter into a Tenant Estoppel, Subordination, Nondisturbance and Attornment Agreement with Mortgagor and such tenant, on Mortgagee's then current form (or for a retail tenant, on a form reasonably approved by Mortgagee), pursuant to which the applicable tenant subordinates its interest in the Property to this Mortgage and Mortgagee agrees that, so long as such tenant is not in default under such lease, a foreclosure of this Mortgage will not disturb such tenant's possession under such lease; it being specifically acknowledged by Mortgagor that, without limiting the generality of the foregoing, Mortgagee's form (or such other form) for any such agreement may provide that, in the event of a conflict between the Loan Documents and such lease with respect to insurance or condemnation proceeds, the Loan Documents shall prevail.

     3.       Grant of Security Interest.
              --------------------------

          3.1    Security Agreement.  The parties intend for this Mortgage to
                 ------------------
create a lien on and security interest in the Property, and an assignment of the Rents and the Leases, all in favor of Mortgagee. The parties acknowledge that some of the Property and some of the Rents and Leases may be determined under applicable law to be personal property or fixtures. To the extent such Property, Rents or Leases constitute personal property, Mortgagor, as debtor, hereby grants to Mortgagee, as secured party, a security interest in all such Property, Rents and Leases, to secure payment and performance of the Secured Obligations, and Mortgagor, as debtor, also has granted a security interest in such Property, Rents and Leases pursuant to that certain Security Agreement dated as of even date herewith, executed by Mortgagor, as debtor, in favor of Mortgagee, as secured party. This Mortgage constitutes a security agreement under the Michigan Uniform Commercial Code, as amended or recodified from time to time, covering all such Property, Rents and Leases. To the extent such Property, Rents or Leases are not real property encumbered by the lien created by Section 1.1, above, and are not absolutely assigned by the assignment set forth in Section 2.1, above, it is the intention of the parties that such Property, Rents and/or Leases shall constitute "proceeds, product, offspring, rents or profits" (as defined in and for the purposes of Section 552(b) of the United States Bankruptcy Code, as such Section may be modified or supplemented) of the Land and Improvements, and/or "fees, charges, accounts, or other payments for the use or occupancy of rooms and other public facilities in . . . lodging properties," as applicable (as such terms are defined in and for the purpose of Section 552(b) of the United States Bankruptcy Code, as such Section may be modified or supplemented).

          3.2    Financing Statements.  Mortgagor shall execute one or more
                 --------------------
financing statements and such other documents as Mortgagee may from time to time require to perfect or continue the perfection of Mortgagee's security interest in any Property, Rents or Leases. As provided in Section 5.10, Mortgagor shall pay all fees and costs that Mortgagee may incur in filing such documents in public offices and in obtaining such record searches as Mortgagee may reasonably require. If Mortgagor fails to execute any financing statements or other documents which Mortgagee reasonably deems necessary or desirable for the perfection or continuation of any security interest, Mortgagor hereby appoints Mortgagee as its true and lawful attorney-in-fact (which appointment is irrevocable and coupled with an interest) to execute any such documents on its behalf. If any financing statement or other document is filed in the records normally pertaining to personal property, that filing shall never be construed as in any way derogating from or impairing this Mortgage or the rights or obligations of the parties under it.

     4.       Fixture Filing; Construction Mortgage.
              -------------------------------------

          4.1    Fixture Filing.  This Mortgage constitutes a financing
                 --------------
statement filed as a fixture filing under (S) 9-402(6) of the Michigan Uniform Commercial Code (MCLA (S) 440.9402(6)), as amended or recodified from time to time, covering any Property which now is or later may become fixtures attached to the Land or Improvements. In connection therewith, the addresses of Mortgagor, as debtor, and Mortgagee, as secured party, are as set forth in
Section 8.11, below. The foregoing address of Mortgagee, as secured party, is also the address from which information concerning the security interest may be obtained by any interested party. The Mortgagor's federal tax identification number is 95-4733706. The property subject to this fixture filing is described in Section 1.1, above. Portions of the property subject to this fixture filing as identified in this Section are or are to become fixtures related to the real estate described in Exhibit B attached hereto.

          4.2    Construction Mortgage.  This Mortgage constitutes a
                 ---------------------
"construction mortgage" as that term is defined in MCLA (S) 440.9313(1)(c), as amended or recodified from time to time, and as used in the Michigan Uniform Commercial Code, as amended or recodified from time to time.

     5.       Rights and Duties of the Parties.
              --------------------------------

          5.1    Representations and Warranties.  Mortgagor represents and
                 ------------------------------
warrants that, except as previously disclosed to Mortgagee in a writing making reference to this Section 5.1:

               (a) Mortgagor lawfully possesses and holds (i) fee simple title to the Fee Land (and the Improvements located thereon), and (ii) a leasehold estate in the Leasehold Land (and Improvements located thereon);

               (b) Mortgagor has or will have good title to all other Property other than the Land and Improvements (other than personal property utilized by Mortgagor under such equipment leases and similar financing arrangements as were disclosed to Mortgagee in writing prior to the execution of this Mortgage or as are hereafter entered into by Mortgagor in accordance with the Loan Agreement);

               (c) Mortgagor has the full and unlimited power, right and authority to encumber the Property and assign the Rents and the Leases;

               (d) This Mortgage creates a first and prior lien on and security interest in the Property, subject only to the Permitted Encumbrances and Permitted Right of Others;

               (e) The Property includes all property and rights which may be reasonably necessary or desirable to promote the present and any reasonable future beneficial use and enjoyment of the Land and Improvements;

               (f) Mortgagor owns any Property which is personal property free and clear of any security agreements, reservations of title or conditional sales contracts, and there is no financing statement affecting such personal property on file in any public office (other than personal property utilized by Mortgagor under such equipment leases and similar financing arrangements as were disclosed to Mortgagee in writing prior to the execution of this Mortgage or as are hereafter entered into by Mortgagor in accordance with the Loan Agreement);

               (g) Mortgagor's place of business, or its chief executive office if it has more than one place of business, is located at the address specified below; and

               (h) None of the Property is located in an area having or identified as having special flood hazards or any similar designation under the National Flood Insurance Act of 1968, as amended or recodified from time to time, or the Flood Disaster Protection Act of 1973, as amended or recodified from time to time.

          5.2    Taxes and Assessments.  Mortgagor shall pay prior to
                 ---------------------
delinquency all taxes, levies, charges and assessments, including assessments on appurtenant water stock, imposed by any public or quasi-public authority or utility company which are (or if not paid, may become) a lien on or security interest in all or part of the Property or any interest in it, or which may cause any decrease in the value of the Property or any part of it. If any such taxes, levies, charges or assessments become delinquent, Mortgagee may require Mortgagor to present evidence that they have been paid in full, on ten (10) days' written notice by Mortgagee to Mortgagor. This Section 5.2 is subject to the right granted in Section 5.1 of the Loan Agreement to contest in good faith certain taxes, assessments, charges and levies.

          5.3    Performance of Secured Obligations.  Mortgagor shall promptly
                 ----------------------------------
pay and perform each Secured Obligation in accordance with its terms.

          5.4    Liens, Charges and Encumbrances.  Mortgagor shall immediately
                 -------------------------------
discharge any lien on or security interest in the Property to which Mortgagee has not consented in writing, except any Permitted Encumbrances and Permitted
                              ------
Right of Others. Subject to any applicable rights to contest set forth in the Loan Agreement, Mortgagor shall pay when due each obligation secured by or reducible to a lien, security interest, charge or encumbrance which now does or later may encumber or appear to encumber all or part of the Property or any interest in it, whether the lien, security interest, charge or encumbrance is or would be senior or subordinate to this Mortgage.

          5.5    Damages and Insurance and Condemnation Proceeds.
                 -----------------------------------------------

               5.5.1 Mortgagor hereby absolutely and irrevocably assigns to Mortgagee, and authorizes the payor to pay to Mortgagee, the following claims, causes of action, awards, payments and rights to payment:

               (a) All awards of damages and all other compensation payable directly or indirectly because of a condemnation, proposed condemnation or taking for public or private use which affects all or part of the Property or any interest in it; and

               (b) All other awards, claims and causes of action, arising out of any warranty affecting all or any part of the Property, or for damage or injury to or decrease in value of all or part of the Property or any interest in it if award (or any series of related awards) exceeds $5,000,000; and

               (c) All proceeds of any insurance policies payable because of loss sustained to all or part of the Property in excess of $5,000,000, regardless or whether or not any such insurance policy is required by this Mortgage or any other Loan Document; and

               (d)    All interest which may accrue on any of the foregoing.

               5.5.2 Mortgagor shall immediately notify Mortgagee in writing if:

               (a) Any damage occurs or any injury or loss is sustained in the amount of $5,000,000 or more to all or part of the Property, or any action or proceeding relating to any such damage, injury or loss is commenced; or

               (b) Any offer is made, or any action or proceeding is commenced, which relates to any actual or proposed condemnation or taking of all or part of the Property.

               5.5.3 If Mortgagee chooses to do so, Mortgagee may in its own name appear in or prosecute any action or proceeding to enforce any cause of action based on warranty, or for damage, injury or loss to all or part of the Property, and Mortgagee may make any compromise or settlement of the action or proceeding. Mortgagee, if it so chooses, may participate in any action or proceeding relating to condemnation or taking of all or part of the Property, and may join Mortgagor in adjusting any loss covered by insurance. Mortgagor hereby irrevocably appoints Mortgagee its true and lawful attorney-in-fact for all such purposes. The power of attorney granted hereunder is coupled with an interest and is irrevocable. Mortgagor shall not settle, adjust or compromise any such action or proceeding without the prior written approval of Mortgagee (which approval shall not be unreasonably withheld).

               5.5.4 All proceeds of these assigned claims, other property and rights which Mortgagor may receive or be entitled to (collectively, "Proceeds") shall be paid to Mortgagee. In each instance, Mortgagee shall apply such Proceeds first toward reimbursement of all of Mortgagee's costs and expenses of recovering the Proceeds, including attorneys' fees. If, in any instance, each and all of the following conditions ("Restoration Condition") are satisfied in Mortgagee's reasonable judgment, Mortgagee shall permit Mortgagor to use the balance of such Proceeds ("Net Claims Proceeds") to pay costs of repairing or reconstructing the Property in the manner described below:

               (a) The plans and specifications, cost breakdown, construction contract, construction schedule, contractor and payment and performance bond for the work of repair or reconstruction must all be reasonably acceptable to Mortgagee; and

               (b) Mortgagee must receive evidence reasonably satisfactory to it that, after repair or reconstruction, the Property will be at least as valuable as it was immediately before the damage or condemnation occurred; and

               (c) The Net Claims Proceeds must be sufficient in Mortgagee's reasonable determination to pay for the total cost of repair or reconstruction, including all associated development costs and interest projected to be payable on the Secured Obligations until the repair or reconstruction is complete; or Mortgagor must provide its own funds in an amount equal to the difference between the Net Claims Proceeds and a reasonable estimate, made by Mortgagor and found reasonably acceptable by Mortgagee, of the total cost of repair or reconstruction; and

               (d) Mortgagee must receive evidence reasonably satisfactory to it that all material Leases which Mortgagee may find acceptable will continue after the repair or reconstruction is complete; and

               (e)   No Event of Default shall have occurred and be continuing.

If Mortgagee finds that such conditions have been met, Mortgagee shall hold the Net Claims Proceeds and any funds which Mortgagor is required to provide in an interest-bearing account and shall disburse them to Mortgagor on a monthly basis to pay costs of repair or reconstruction in accordance with Mortgagee's customary construction lending procedures. However, if Mortgagee finds that one or more of such conditions have not been satisfied, Mortgagee may apply the Net Claims Proceeds to pay or prepay (without premium) some or all of the Secured Obligations in such order and proportions as Mortgagee in its absolute discretion may choose (subject to the provisions for priority of application of payments set forth in the Loan Agreement). Any and all Proceeds (including any Net Claims Proceeds) held by Mortgagee from time to time shall be collateral for the Secured Obligations, and Mortgagor hereby grants to Mortgagee a security interest in and lien on such Proceeds and all rights and remedies available under applicable laws with respect to such Proceeds, including all rights and remedies under the Michigan Uniform Commercial Code. Mortgagor shall execute and deliver to Mortgagee and the Lenders any and all documents reasonably requested by Mortgagee in order to confirm, create and perfect such security interest in and lien on such Proceeds. In the event that any Proceeds are applied to pay any Secured Obligations, then Mortgagee shall have no obligation to disburse or release such applied Proceeds to Mortgagor under this Section
5.5. Any amounts remaining undisbursed following completion of such repair or reconstruction shall be disbursed to Mortgagor.

               5.5.5 Mortgagor hereby specifically, unconditionally and irrevocably waives all rights of a property owner granted under applicable law which provide for allocation of condemnation proceeds between a property owner and a lienholder, and any other law or successor statute of similar import. Mortgagor hereby specifically, unconditionally and irrevocably waives all right to recover against Mortgagee or any Lender (or any officer, employee, agent or representative of Mortgagee or any Lender) for any loss incurred by Mortgagor from any cause insured against or required by any Loan Document to be insured against; provided, however, that this waiver of subrogation shall not be effective with respect to any insurance policy if the coverage thereunder would be materially reduced or impaired as a result.

          5.6    Maintenance and Preservation of Property.
                 ----------------------------------------

               5.6.1    Except for Capital Expenditures permitted under Section
6.12 of the Loan Agreement and except for such alterations to the Property as may be required to convert the Improvements to a temporary casino site as shown in plans and specifications approved by Mortgagee in its reasonable discretion, Mortgagor shall not remove or demolish the Property or any part of it, or alter, restore or add to the Property, or initiate or allow any change in any zoning or other land use classification which affects the Property or any part of it.

               5.6.2 If all or part of the Property becomes damaged or destroyed, Mortgagor shall promptly and completely repair and/or restore the Property in a good and workmanlike manner in accordance with sound building practices, regardless of whether or not Mortgagee agrees to disburse insurance proceeds or other sums to pay costs of the work of repair or reconstruction under Section 5.5; provided, however, that notwithstanding the foregoing, Mortgagor shall not be obligated to restore the Property in the event that (a) the applicable casualty was fully insured (with the sole exception of any deductible amount which was approved by Mortgagee and which does not exceed 10% of the value of the Property), (b) Mortgagor is prevented from fulfilling the Restoration Conditions within one hundred twenty (120) days following the occurrence of the damage for reasons, not including financial difficulties of Mortgagor, beyond Mortgagor's reasonable control, and (c) Mortgagee applies the applicable insurance proceeds against the Secured Obligations as provided above.

                                      -20

               5.6.3 Mortgagor shall not commit or allow any act upon or use of the Property which would violate: (i) any applicable law or order of any Governmental Agency, whether now existing or later to be enacted and whether foreseen or unforeseen (except to the extent that noncompliance would not cause a Material Adverse Effect or a License Revocation); or (ii) any public or private covenant, condition, restriction, equitable servitude, Contractual Obligation or Right of Others affecting the Property. Mortgagor shall not bring or keep any article on the Property or cause or allow any condition to exist on it, that could invalidate or would be prohibited by any insurance coverage required to be maintained by Mortgagor on the Property or any part of it under this Mortgage.

               5.6.4 Mortgagor shall not commit or allow waste of the Property. Without limiting the generality of the forgoing, Mortgagor shall protect and preserve all easements, rights-of-way and other appurtenances to the Land and/or Improvements. Mortgagor shall not cause or allow any such easement, right-of-way and other appurtenance to be canceled, rejected or otherwise terminated, or materially modified.

               5.6.5 Mortgagor shall perform all other acts which from the character or use of the Property may be reasonably necessary to maintain and preserve its value.

          5.7    Insurance.
                 ---------

               5.7.1 Mortgagor shall maintain the following insurance with respect to the Property:

               (a) Mortgagor shall provide, maintain and keep in force at all times during any period of construction with respect to the portion of the Property affected by such construction a policy or policies of builder's "all risk" insurance in nonreporting form in an amount not less than the full insurable completed value of such portion of the Property on a replacement cost basis. The policy or policies shall insure against loss or damage by hazards customarily included within such "all risk" policies and any other risks or hazards which Mortgagee may reasonably specify (and shall include boiler and machinery insurance), and each shall contain a Lender's Loss Payable Endorsement (Form 438 BFU or equivalent) in favor of Mortgagee.

               (b) Mortgagor shall provide, maintain and keep in force at all times for all portions of the Property not covered by a policy or policies described in Section 5.7.1(a), above, a policy or policies of fire and hazards "all risk" insurance providing extended coverage, in an amount not less than the full insurable value of such portions of the Property on a replacement cost basis. The policy or policies shall insure against loss or damage by hazards customarily included within "all risk" and "extended coverage" policies and any other risks or hazards which Mortgagee may reasonably specify (and shall include boiler and machinery insurance), and each shall contain a Lender's Loss Payable Endorsement (Form 438 BFU or equivalent) in favor of Mortgagee.

               (c) From and after the earlier of the opening of the Improvements, in whole or in part, for business, or the substantial completion of the alteration of the Improvements for use as a casino site, Mortgagor shall provide, maintain and keep in force at all times for all portions of the Property any policy or policies of business interruption insurance that Mortgagee reasonably requires (including insurance against income loss during a period of at least one (1) year), and each such policy shall contain a Lender's Loss Payable Endorsement (Form 438 BFU or equivalent) in favor of Mortgagee.

               (d) Mortgagor shall provide, maintain and keep in force at all times a policy or policies of comprehensive liability insurance naming Mortgagee and the Lenders as additional insureds, on an "occurrence" basis, against claims for "personal injury" liability, including bodily injury, death or property damage liability, with a limit of not less than One Hundred Million Dollars ($100,000,000). Such insurance shall be primary and noncontributory with any other insurance carried by Mortgagee and/or any Lender(s).

               (e) Mortgagor shall provide, maintain and keep in force at all times such policies of worker's compensation insurance as may be required by applicable laws (including employer's liability insurance, if required by Mortgagee), covering all employees of Mortgagor and each contractor and subcontractor.

               (f) Mortgagor shall provide, maintain and keep in force at all times any and all additional insurance that Mortgagee in its reasonable judgment may from time to time require, so long as such insurance is available in the commercial market at reasonable rates.

               5.7.2 All such policies of insurance shall be issued by companies approved by Mortgagee having a minimum A.M. Best's rating of A-:X. The limits, coverage, forms, deductibles, inception and expiration dates and cancellation provisions of all such policies shall be acceptable to Mortgagee. Each property insurance policy maintained in connection with any of the Property shall contain a Lender's Loss Payable Endorsement (Form 438 BFU or equivalent) in favor of Mortgagee, and shall provide that all proceeds be payable to Mortgagee to the extent of its interest. Each liability insurance policy maintained in connection with any of the Property shall name Mortgagee and the Lenders as additional insureds. An approval by Mortgagee is not, and shall not be deemed to be, a representation of the solvency of any insurer or the sufficiency of any amount of insurance. Each policy of insurance required hereunder shall provide that it may not be modified or canceled without at least thirty (30) days' prior written notice to Mortgagee, and shall permit a waiver of subrogation by Mortgagor in favor of Mortgagee and the Lenders.

               5.7.3 Mortgagor shall supply Mortgagee with certificates of each policy required hereunder and any other policy of insurance maintained in connection with any of the Property, together with an original or underlyer of each such policy and all endorsements thereto, and a certificate of an insurance broker ("Broker's Certificate") certifying that such insurance policies satisfy the requirements of this Section 5.7 and that the issuers of such policies have received written notice of Mortgagee's security interest therein. When any insurance policy required hereunder expires, Mortgagor shall furnish Mortgagee with proof acceptable to Mortgagee that the policy has been reinstated or a new policy issued, continuing in force the insurance covered by the policy which expired, together with a Broker's Certificate for each such reinstated or new policy. If Mortgagor fails to pay any such premium, Mortgagee shall have the right, but not the obligation, to obtain current coverage and advance funds to pay the premiums for it. Mortgagor shall repay Mortgagee immediately on demand for any advance for such premiums, which shall be considered to be an additional loan to Mortgagor bearing interest at the Default Rate, and secured by this Mortgage and any other collateral held by Mortgagee in connection with the Secured Obligations.

          5.8    Releases, Extensions, Modifications and Additional Security.
                 -----------------------------------------------------------

               5.8.1 From time to time, Mortgagee may perform any of the following acts without incurring any liability or giving notice to any person, and without affecting the personal liability of any person for the payment of the Secured Obligations (except as provided below), and without affecting the security hereof for the full amount of the Secured Obligations on all Property remaining subject hereto, and without the necessity that any sum representing the value of any portion of the Property affected by Mortgagee's action(s) be credited on the Secured Obligations:

               (a) Release any person liable for payment or performance of any Secured Obligation;

               (b) Extend the time for payment, or otherwise alter the terms of payment, of any Secured Obligation;

               (c) Accept additional real or personal property of any kind as security for any Secured Obligation, whether evidenced by deeds of trust, mortgages, security agreements or any other instruments of security; or

               (d) Alter, substitute or release any property securing the Secured Obligations;

               (e) Consent to the making of any plat or map of the Property or any part of it;

               (f) Join in granting any easement or creating any restriction affecting the Property;

               (g) Join in any subordination or other agreement affecting this Mortgage or the lien or security interest of it; or

               (h) Release the Property or any part of it without any warranty.

          5.9    Release.  Upon the satisfaction of all of the conditions to the
                 -------
release hereof set forth in Section 11.25 of the Loan Agreement, Mortgagee shall release the Property from the lien of this Mortgage.

          5.10   Compensation, Exculpation, Indemnification.
                 ------------------------------------------

               5.1.1 Mortgagor agrees to pay fees in the maximum amounts legally permitted, or reasonable fees as may be charged by Mortgagee when the law provides no maximum limit, for any services that Mortgagee may render in connection with this Mortgage, including Mortgagee's providing a statement of the Secured Obligations or a release. Mortgagor shall also pay or reimburse all of Mortgagee's costs and expenses which may be incurred in rendering any such services. Mortgagor further agrees to pay or reimburse Mortgagee for all costs, expenses and other advances which may be incurred or made by Mortgagee in any efforts to enforce any terms of this Mortgage, including any rights or remedies afforded to Mortgagee under Section 6.3, whether any lawsuit is filed or not, or in defending any action or proceeding arising under or relating to this Mortgage, including attorneys' fees and other legal costs, costs of any Foreclosure Sale (as defined in Section 6.3.8) and any cost of evidence of title. If Mortgagee chooses to dispose of the Property through more than one Foreclosure Sale, Mortgagor shall pay all costs, expenses or other advances that may be incurred or made by Mortgagee in each of such Foreclosure Sales.

               5.10.2 Mortgagee shall not be directly or indirectly liable to Mortgagor or any other person as a consequence of any of the following:

               (a) Mortgagee's exercise of, or failure to exercise, any rights, remedies or powers granted to Mortgagee in this Mortgage;

               (b) Mortgagee's failure or refusal to perform or discharge any obligation or liability of Mortgagor under any agreement related to the Property or under this Mortgage; or

               (c) Any loss sustained by Mortgagor or any third party resulting from Mortgagee's failure to lease or operate the Property, or from any other act or omission of Mortgagee in managing the Property, after an Event of Default, unless the loss is caused by the willful misconduct and bad faith of Mortgagee.

Mortgagor hereby expressly waives and releases all liability of the types described above, and agrees that no such liability shall be asserted against or imposed upon Mortgagee.

               5.10.3 Mortgagor agrees to indemnify Mortgagee and the Lenders (collectively, the "Indemnitees") against and hold them harmless from all losses, damages, liabilities, claims, causes of action, judgments, court costs, attorneys' fees and other legal expenses, cost of evidence of title, cost of evidence of value, and other costs and expenses which any of them may suffer or incur:

               (a) In performing any act required or permitted by this Mortgage or any of the other Loan Documents or by law;

               (b) Because of any failure of Mortgagor to perform any of Mortgagor's obligations; or

               (c) Because of any alleged obligation of or undertaking by Mortgagee to perform or discharge any of the representations, warranties, conditions, covenants or other obligations in any document relating to the Property other than the Loan Documents.

Notwithstanding the foregoing, no Indemnitee shall be entitled to indemnification for any loss caused by its own gross negligence or willful misconduct. Each obligation or liability of Mortgagor to any Indemnitee under this Section 5.10.3 shall survive the release and cancellation of any or all of the Secured Obligations and the full or partial release of this Mortgage.

          5.10.4 Mortgagor shall pay all obligations to pay money arising under this Section 5.10 immediately upon demand by Mortgagee. Each such obligation shall be added to, and considered to be part of, the Secured Obligations, and shall bear interest from the date the obligation arises at the Default Rate.

          5.11    Defense and Notice of Claims and Actions.  At Mortgagor's sole
                  ----------------------------------------
expense, Mortgagor shall protect, preserve and defend the Property and title to and right of possession of the Property, and the security of this Mortgage and the rights and powers of Mortgagee created under it, against all adverse claims. Mortgagor shall give Mortgagee prompt notice in writing if any claim is asserted which does or could affect any of such matters, or if any action or proceeding is commenced which alleges or relates to any such claim.

          5.12   Subrogation.  Mortgagee shall be subrogated to the liens and
                 -----------
security interests of all encumbrances, whether released of record or not, which are discharged in whole or in part by Mortgagee in accordance with this Mortgage or with the proceeds of any Advance or other extension of credit secured by this Mortgage.

          5.13   Site Visits, Observation and Testing.  Mortgagee and its agents
                 ------------------------------------
and representatives shall have the right at any reasonable time to enter and visit the Property for the purpose of performing appraisals. In addition, each person indemnified by Mortgagor hereunder or under Section 11.22 of the Loan Agreement (collectively, "Indemnified Parties") and their agents and representatives shall have the right at any reasonable time to enter and visit the Property for the purposes of observing the Property, taking and removing soil or groundwater samples, and conducting tests on any part of the Property. The Indemnified

Parties agree to conduct such appraisals and tests in such a manner as to minimize interference with business operations on the Property, and no tests will be conducted which unreasonably interfere with such business operations. The Indemnified Parties have no duty, however, to visit or observe the Property or to conduct tests, and no site visit, observation or testing by any Indemnified Party shall impose any liability on any Indemnified Party. In no event shall any site visit, observation or testing by any Indemnified Party be a representation that Hazardous Materials are or are not present in, on, or under the Property, or that there has been or shall be compliance with any Hazardous Materials Law, or any other applicable governmental law. Neither Mortgagor nor any other party is entitled to rely on any site visit, observation or testing by any Indemnified Party. The Indemnified Parties owe no duty of care to protect Mortgagor or any other party against, or to inform Mortgagor or any other party of, any Hazardous Material or any other adverse condition affecting the Property. Any Indemnified Party shall give Mortgagor reasonable notice before entering the Property. In addition to the other requirements of this Section 5.13, the Indemnified Party shall make reasonable efforts to avoid interfering with Mortgagor's use of the Property in exercising any rights provided in this Section.

          5.14    Notice of Change. Mortgagor shall give Mortgagee prior
                  ----------------
written notice of (a) any change in the location of Mortgagor's place of business or its chief executive office if it has more than one place of business, (b) any change in the location of any of the Property, including the Books and Records, and (c) any change to Mortgagor's name or business structure. Unless otherwise approved by Mortgagee in writing, all Property that consists of personal property (other than the Books and Records) will be located on the Land and all Books and Records will be located at such Mortgagor's place of business or chief executive office if such Mortgagor has more than one place of business.

          5.15    Title Insurance.  At any time and from time to time at the
                  ---------------
reasonable request of Mortgagee, Mortgagor, at its sole cost and expense, shall deliver to Mortgagee such additional or increased title insurance coverage and title insurance indorsements and reinsurance issued by title insurance companies, all in form and substance satisfactory to Mortgagee, with respect to this

Mortgage, including endorsements insuring that each advance is secured by this Mortgage (without any exception not set forth in the policy of title insurance insuring this Mortgage other than (i) liens for real estate taxes and assessments not yet due and payable and (ii) Permitted Encumbrances insured to be subordinate to this Mortgage), and endorsements insuring the priority of the Mortgage over any mechanic's lien.

     6.       Accelerating Transfers, Defaults and Remedies.
              ---------------------------------------------

          6.1    Accelerating Transfers.
                 ----------------------

               6.1.1 "Accelerating Transfer" means any sale, contract to sell, conveyance, encumbrance, lease, alienation or further encumbrance not expressly permitted under the Loan Agreement, or other transfer of all or any material part of the Property or any interest in it, whether voluntary, involuntary, by operation of law or otherwise, unless Mortgagee has given its prior written consent to such "Accelerating Transfer," which consent may be given or not given in the absolute discretion of Mortgagee. If Mortgagor is a corporation or limited liability company, "Accelerating Transfer" also means a dissolution or reorganization of the corporation or limited liability company under applicable law, or any direct or indirect transfer or transfers of any share possessing voting power or any other ownership interest in the corporation or limited liability company. If Mortgagor becomes a partnership or limited liability company, "Accelerating Transfer" also means withdrawal or removal of any general partner or manager, as the case may be, dissolution or reorganization of the partnership or limited liability company under applicable law, or any direct or indirect transfer or transfers of any partnership interest or ownership interest in the limited liability company.

               6.1.2 Mortgagor acknowledges that Mortgagee and the Lenders are making one or more advances under the Loan Agreement in reliance on the expertise, skill and experience of Mortgagor; thus, the Secured Obligations include material elements similar in nature to a personal service contract. In consideration of Mortgagee's reliance, Mortgagor agrees that Mortgagor shall not make any Accelerating Transfer, unless the transfer is preceded by Mortgagee's written consent to the particular transaction and transferee. Mortgagee may withhold such consent in its absolute discretion. If any Accelerating Transfer occurs, Mortgagee may, in its absolute discretion (provided that it has received any consents or approvals of any other Lenders required under the Loan Agreement), declare all of the Secured Obligations to be immediately due and payable, and Mortgagee may invoke any rights and remedies provided by Section 6.3 of this Mortgage.

          6.2    Events of Default.  Mortgagor will be in default under this
                 -----------------
Mortgage upon the occurrence of any one or more of the following events ("Events of Default"):

               (a) Mortgagor fails to perform any obligation to pay money which arises under this Mortgage within five (5) Banking Days after demand therefor; or

               (b) Mortgagor fails to perform any other obligation arising under this Mortgage within ten (10) Banking Days after the giving of written notice by Mortgagee of such failure or, if the nature of the covenant or agreement is such that the violation can be cured, thirty (30) Banking Days after giving of such notice so long as Mortgagor diligently pursues in good faith the cure or correction of such violation continuously during such period; or

               (c) Any Event of Default (as defined in the Loan Agreement or any other Loan Document) occurs; or any other default occurs under any of the Secured Obligations and continues uncured beyond any applicable cure period (if any).

          6.3    Remedies.  At any time after the occurrence and during the
                 --------
continuance of an Event of Default and provided that Mortgagee has received any consents or approvals of any other Lenders required under the Loan Agreement, Mortgagee will be entitled to invoke any or all of the following rights and remedies (subject to any restrictions on those rights and remedies imposed by applicable Gaming Laws), all of which will be cumulative, and the exercise of any one or more of which shall not constitute an election of remedies:

               6.3.1  Acceleration.  Mortgagee may declare any or all of the
                      ------------
Secured Obligations to be due and payable immediately.

               6.3.2  Receiver.  Mortgagee may apply to any court of competent
                      --------
jurisdiction for, and obtain appointment of, a receiver for the Property; and Mortgagee may request, in connection with any foreclosure proceeding hereunder, that the Michigan Gaming Control Board appoint a conservator to conduct the normal gaming activities on the Property following such foreclosure proceeding. The Mortgagor's failure to pay taxes and/or assessments assessed against the Property, or any installment thereof, or any insurance premium upon policies covering the Property or any part thereof, shall constitute waste (although the meaning of the term "waste" shall not necessarily be limited to such nonpayment), as provided by Act No. 236 of the Public Acts of Michigan of 1961, as amended, and shall entitle the Mortgagee to all remedies provided for therein. The Mortgagor further agrees to and does hereby consent to the appointment of a receiver under such statute, should the Mortgagee elect to seek such relief thereunder.

               6.3.3  Entry.  Mortgagee, in person, by agent or by court-
                      -----
appointed receiver, may enter, take possession of, manage and operate all or any part of the Property, and may also do any and all other things in connection with those actions that Mortgagee may in its absolute discretion consider necessary and appropriate to protect the security of this Mortgage. Such other things may include: taking and possessing all of Mortgagor's or the then owner's Books and Records (to the extent permitted by applicable law); entering into, enforcing, modifying, or canceling Leases on such terms and conditions as Mortgagee may consider proper; obtaining and evicting tenants; fixing or modifying Rents or Leases; collecting and receiving any payment of money owing to Mortgagor; completing construction; and/or contracting for and making repairs and alterations. If Mortgagee so requests, Mortgagor shall assemble all of the Property that has been removed from the Land and make all of it available to Mortgagee at the site of the Land. Mortgagor hereby irrevocably constitutes and appoints Mortgagee as Mortgagor's attorney-in-fact (which appointment is coupled with an interest and irrevocable) to perform such acts and execute such documents as Mortgagee in its absolute discretion may consider to be appropriate in connection with taking these measures, including endorsement of Mortgagor's name on any instruments. Regardless of any provision of this Mortgage or the Loan Agreement, Mortgagee shall not be considered to have accepted any property other than cash or immediately available funds in satisfaction of any obligation of Mortgagor to Mortgagee unless Mortgagee has given express written notice of Mortgagee's election of that remedy in accordance with (S) 9-505 of the Michigan Uniform Commercial Code (MCLA (S) 440.9505), as it may be amended or recodified from time to time.

               6.3.4  Cure; Protection of Security. Mortgagee may cure any
                      ----------------------------
breach or default of Mortgagor and, if it chooses to do so in connection with any such cure, Mortgagee may also enter the Property and/or do any and all other things which Mortgagee may, in its absolute discretion, consider necessary and appropriate to protect the security of this Mortgage. Such other things may include: appearing in and/or defending any action or proceeding which purports to affect the security of, or the rights or powers of Mortgagee under, this Mortgage; paying, purchasing, contesting or compromising any encumbrance, charge, lien, security interest or claim of lien or security interest which (in Mortgagee's sole judgment) is or may be senior in priority to this Mortgage, such judgment of Mortgagee to be conclusive as among the parties to this Mortgage; obtaining insurance and/or paying any premiums or charges for insurance required to be carried under this Mortgage and the other Loan Documents; otherwise caring for and protecting any and all of the Property; and/or employing counsel, accountants, contractors and other appropriate persons to assist Mortgagee . Mortgagee may take any of the actions permitted under this
Section 6.3.4 either with or without giving notice to any person.

               6.3.5  Uniform Commercial Code Remedies. Mortgagee may exercise
                      --------------------------------
any or all of the remedies granted to a secured party under the Michigan Uniform Commercial Code, as amended or recodified from time to time.

               6.3.6  Judicial Action. Mortgagee may bring an action in any
                      ---------------
court of competent jurisdiction to foreclose this Mortgage or to obtain specific enforcement of any of the covenants or other terms of this Mortgage.

               6.3.7  Power of Sale.  Under the power of sale hereby granted,
                      -------------
Mortgagee shall have the discretionary right to cause some or all of the Property, including any Property which constitutes personal property, to be sold or otherwise disposed of in any combination and in any manner permitted by applicable law.

               (a)    Sales of Personal Property.
                      --------------------------

                      (1) For purposes of this power of sale, Mortgagee may elect to treat as personal property any Property which is intangible or which can be severed from the Land or Improvements without causing structural damage. If it chooses to do so, Mortgagee may dispose of any personal property separately from the sale of real property, in any manner permitted by Article 9 of the Michigan Uniform Commercial Code, as amended or recodified from time to time, including any public or private sale, or in any manner permitted by any other applicable law. Any proceeds of any such disposition shall not cure any Event of Default or reinstate any Secured Obligation.

                      (2) In connection with any sale or other disposition of such Property, Mortgagor agrees that the following procedures constitute a commercially reasonable sale: Mortgagee shall mail written notice of the sale to Mortgagor not later than five (5) days prior to such sale. Once per week during the three weeks immediately preceding such sale, Mortgagee will publish notice of the sale in a local daily newspaper of general circulation. Upon receipt of any written request, Mortgagee will make the Property available to any bona fide prospective purchaser for inspection during reasonable business hours. Notwithstanding any provision to the contrary, Mortgagee shall be under no obligation to consummate a sale if, in its judgment, none of the offers received by it equals the fair value of the Property offered for sale. The foregoing procedures do not constitute the only procedures that may be commercially reasonable.

               (b)    Sales of Real Property or Mixed Collateral.
                      ------------------------------------------

                      (1) Mortgagee may choose to dispose of some or all of the Property which consists solely of real property in any manner then permitted by applicable law. In its discretion, Mortgagee may also or alternatively choose to dispose of some or all of the Property, in any combination consisting of both real and personal property, together in one sale to be held in accordance with the law and procedures applicable to real property, as permitted by Article 9 of the Michigan Uniform Commercial Code, as amended or recodified from time to time. Mortgagor agrees that such a sale of personal property together with real property constitutes a commercially reasonable sale of the personal property.

                      (2) The commencement by the Mortgagee of foreclosure proceedings by advertisement or in equity shall be deemed an exercise by the Mortgagee of its option set forth in paragraph 6.3.1 to accelerate the due date of all sums secured hereby. The Mortgagor hereby grants the power to the Mortgagee, in the event of the occurrence of an Event of Default hereunder, to grant, bargain, sell, release and convey the Property at public auction or venue, and upon such sale to execute and deliver to the purchaser(s) instruments of conveyance pursuant to the terms hereof and to the applicable laws. The Mortgagor acknowledges that the foregoing sentence confers a power of sale upon the Mortgagee, and that upon the occurrence of an Event of Default this Mortgage may be foreclosed by advertisement as described below and in the applicable Michigan statutes. The Mortgagor understands that upon an Event of Default, the Mortgagee is hereby authorized and empowered to sell the Property, or cause the same to be sold and to convey the same to the purchaser in any lawful manner, including but not limited to that provided by Chapter 32 of the Revised Judicature Act of Michigan, entitled "Foreclosure of Mortgage by Advertisement", which permits the Mortgagee to sell the Property without affording the Mortgagor a hearing, or giving him actual personal notice. The only notice required under such Chapter 32 is to publish notice in a local newspaper and to post a copy of the notice on the Property.

     WAIVER:  By conferring this power of sale upon the Mortgagee, the
     ------
     Mortgagor, for itself, its successors and assigns, after an opportunity for consultation with its legal counsel, hereby voluntarily, knowingly and intelligently waives all rights under the Constitution and Laws of the United States and under the Constitution and Laws of the State of Michigan, both to a hearing on the right to exercise and the exercise of the power of sale, and to notice except as required by the Michigan statute which provides for Foreclosure of Mortgages by Advertisement. Notwithstanding the foregoing, if such right is available by law, the Mortgagor shall have the right to timely contest the exercise of the power of sale by instituting suit against the Mortgagee in the circuit court of the county in which the Property is located or any other court of competent jurisdiction.

               6.3.8  Single or Multiple Foreclosure Sales. If the Property
                      ------------------------------------
consists of more than one lot, parcel or item of property, Mortgagee may:

               (a) Designate the order in which the lots, parcels and/or items shall be sold or disposed of or offered for sale or disposition; and

               (b) Elect to dispose of the lots, parcels and/or items through a single consolidated sale or disposition to be held or made under the power of sale granted in Sections 1.1 and 6.3.7, or in connection with judicial proceedings, or by virtue of a judgment and decree of foreclosure and sale; or through two or more such sales or dispositions; or in any other manner Mortgagee may deem to be in its best interests (any such sale or disposition being referred to herein as a "Foreclosure Sale").

If Mortgagee chooses to have more than one Foreclosure Sale, Mortgagee at its option may cause the Foreclosure Sales to be held simultaneously or successively, on the same day, or on such different days and at such different times and in such order as Mortgagee may deem to be in its best interests. No Foreclosure Sale shall terminate or affect the liens or security interests of this Mortgage on any part of the Property which has not been sold until all of the Secured Obligations have been paid in full and the Commitment has been fully and finally terminated.

               6.3.9  Other Permitted Remedies. Mortgagee and the Lenders may
                      ------------------------
refuse to make any advance to, or issue any Letter of Credit for the account of, Mortgagor, or any other Party. Mortgagee and the Lenders may exercise any and all other rights and remedies available under the Loan Documents and applicable law, including the right to file applications to change, and to exercise all other rights and remedies available under applicable law with respect to, all water permits and rights relating to the Property, provided however that, notwithstanding the foregoing or any other provision contained in this Mortgage, the remedies provided by this Mortgage shall not include the right to take any action that violates applicable Gaming Laws.

          6.4  Credit Bids.  At any Foreclosure Sale, any person, including
               -----------
Mortgagor or Mortgagee may bid for and acquire the Property or any part thereof to the extent permitted by then applicable law. Instead of paying cash for such property, Mortgagee may settle for the purchase price by crediting the sales price of the property against the following obligations:

               (a) First, the portion of the Secured Obligations attributable to the expenses of sale, costs of any action and any other sums for which Mortgagor is obligated to pay or reimburse Mortgagee or the Lenders under
     Section 5.11; and

               (b) Second, all other Secured Obligations in any order and proportions as Mortgagee in its absolute discretion may choose (subject to any applicable provisions for priority of application of payments set forth in the Loan Agreement).

          6.5  Application of Foreclosure Sale Proceeds. Mortgagee shall apply
               ----------------------------------------
the proceeds of any Foreclosure Sale in the manner required by applicable law, provided that all proceeds that are to be applied against the Secured Obligations shall, except as otherwise required by applicable law, be applied against the Secured Obligations in any order and proportions as Mortgagee in its absolute discretion may choose (subject to any applicable provisions for priority of application of proceeds set forth in the Loan Agreement).

          6.6  Application of Rents and Other Sums.  Mortgagee shall apply any
               -----------------------------------
and all Rents collected by it, and any and all sums other than proceeds of a Foreclosure Sale which Mortgagee may receive or collect under Section 6.3, in the following manner:

               (a) First, to pay the portion of the Secured Obligations attributable to the costs and expenses of operation and collection that may be incurred by Mortgagee or any receiver;

               (b) Second, to pay all other Secured Obligations in any order and proportions as Mortgagee in its absolute discretion may choose (subject to the provisions for priority of application of payments set forth in the Loan Agreement); and

               (c) Third, to remit the remainder, if any, to the person or persons legally entitled to it. Mortgagee shall have no liability for any funds which it does not actually receive.

     7.   Leasehold Mortgage Provisions.  The provisions of this Article 7
          -----------------------------                                  -
shall apply in the event that, and so long as, any portion of the Property consists of Mortgagor's interests as tenant under any lease or leases (collectively, including the Existing Ground Lease, the "Ground Leases").
Unless otherwise expressly provided, the lien of this Mortgage shall encumber all of Mortgagor's rights and interests under and in connection with all Ground Leases, including without limitation renewal and extension rights, options to expand, and purchase options (all of which rights shall be collectively referred to herein as a "Ground Leasehold"). Mortgagor hereby agrees, with respect to each Ground Lease, as follows:

          7.1 Mortgagor shall timely perform its obligations in connection with each Ground Lease. Without limiting the generality of Section 6.3.4,
                                                                    -----
above, Mortgagor specifically acknowledges Mortgagee's right, while any default by Mortgagor under any Ground Lease remains uncured, to perform the defaulted obligations and take all other actions which Mortgagee deems necessary to protect its interests with respect thereto, and Mortgagor hereby irrevocably appoints Mortgagee its true and lawful attorney-in-fact (which appointment is irrevocable and coupled with an interest) in its name or otherwise to execute all documents, and perform all other acts, which Mortgagee reasonably deems necessary to preserve its or Mortgagor's rights with respect to any Ground Lease.

          7.2 Mortgagor shall not, without Mortgagee's prior written consent, modify, or cause or permit the termination of, any Ground Lease, or waive or in any way release the landlord under any Ground Lease of or from any obligation or condition.

          7.3 Mortgagor shall notify Mortgagee promptly in writing of (i) the occurrence of any default by the landlord under any Ground Lease and (ii) the receipt by Mortgagor of any notice claiming the occurrence of any default by Mortgagor under any Ground Lease or the occurrence of any event which, with the passage of time or the giving of notice or both, would constitute a default by Mortgagor under any Ground Lease (and Mortgagor shall also promptly deliver a copy of any such notice to Mortgagee).

          7.4 Unless Mortgagee otherwise consents in writing, so long as any Secured Obligation remains outstanding, neither the fee title to, nor any other estate or interest in, the real property subject to any Ground Lease shall merge with any Ground Leasehold, notwithstanding the union of such estates in the landlord or the tenant or in a third party. Any acquisition of the landlord's interest in any Ground Lease by Mortgagor or any affiliate of Mortgagor shall be accomplished in such a manner as to avoid a merger of the interests of landlord and tenant unless Mortgagee consents to such merger in writing.

          7.5 If Mortgagor acquires fee title to any portion of the real property subject to any Ground Lease, this Mortgage shall automatically be a lien on such fee title.

          7.6 Mortgagor shall not subordinate any Ground Lease or Ground Leasehold to any mortgage, deed of trust or other encumbrance of, or lien on, any interest in the real property subject to such Ground Leasehold without the prior written consent of Mortgagee. Any such subordination without such consent shall, at Mortgagee's option, be void.

          7.7 All subleases entered into by Mortgagor with respect to all or any portion of the Property (and all existing subleases modified by Mortgagor) shall provide that such subleases are subordinate to the lien of this Mortgage and any modifications of this Mortgage and the obligations secured hereby; provided, however, that (a) Mortgagee hereby agrees that if Mortgagee forecloses under this Mortgage or enters into a new lease with any landlord under any Ground Lease, the Operating Sublease shall not be cut-off, terminated or extinguished as a result of any such foreclosure or new lease and the Casino Operator shall attorn to Mortgagee or its assignee and the Operating Sublease shall remain in full force and effect in accordance with its terms notwithstanding the termination of the applicable Ground Lease; if Mortgagee forecloses under this Mortgage or enters into a new lease with any landlord under any Ground Lease pursuant to the provisions for a new lease, if any, contained in the applicable Ground Lease or in any other document or agreement, the subtenant shall attorn to Mortgagee or its assignee and the sublease shall remain in full force and effect in accordance with its terms notwithstanding the termination of the applicable Ground Lease. Mortgagee shall, if requested by Mortgagor, enter into a subordination, non-disturbance and attornment agreement with Casino Operator or any other sublessee under a sublease of a portion of the Property (so long as such sublease is approved by Mortgagee or otherwise permitted under this Mortgage).

          7.8 Mortgagor shall exercise any option or right to renew or extend the term of any Ground Lease at least six months prior to the date of termination of any such option or right, shall give immediate written notice thereof to Mortgagee, and shall execute, deliver and record any documents requested by Mortgagee to evidence the lien of this Mortgage on such extended or renewed lease term. If Mortgagor fails to exercise any such option or right as required herein, Mortgagee may exercise the option or right as Mortgagor's agent and attorney-in-fact pursuant to this Mortgage, or in Mortgagee's own name or in the name of and on behalf of a nominee of Mortgagee, as Mortgagee chooses in its absolute discretion.

          7.9 As security for the Secured Obligations, Mortgagor hereby assigns to Mortgagee a security interest in all prepaid rents and security deposits and all other security which the landlords under the Ground Leases hold for the performance of Mortgagor's obligations thereunder.

          7.10 Promptly upon demand by Mortgagee, Mortgagor shall use reasonable efforts to obtain from the landlord under any Ground Lease and furnish to Mortgagee an estoppel certificate of such landlord stating the date through which rent has been paid, whether or not there are any defaults, and the specific nature of any claimed defaults.

          7.11 Mortgagor shall notify Mortgagee promptly in writing of any request by either party to any Ground Lease for arbitration, appraisal or other proceedings relating to any Ground Lease and of the institution of any such proceeding, and shall promptly deliver to Mortgagee a copy of all determinations in any such proceeding. Mortgagee shall have the right, following written notice to Mortgagor, to participate in any such proceeding in association with Mortgagor or on its own behalf as an interested party. Mortgagor shall notify Mortgagee promptly in writing of the institution of any legal proceeding involving obligations under any Ground Lease, and Mortgagee may intervene in any such legal proceeding and be made a party. Mortgagor shall promptly provide Mortgagee with a copy of any decision rendered in connection with any such proceeding.

          7.12 To the extent permitted by law, the price payable by Mortgagor or any other party in the exercise of the right of redemption, if any, from any sale under, or decree of foreclosure of, this Mortgage shall include all rents and other amounts paid and other sums advanced by Mortgagee on behalf of Mortgagor as the tenant under the Ground Leases.

          7.13 In addition to all other Events of Default described in this Mortgage, the occurrence of any of the following shall be an Event of Default hereunder:

              (a) A breach or default by Mortgagor under any Ground Lease, subject to any applicable cure period; or

              (b) The occurrence of any event or circumstance which gives the landlord under any Ground Lease a right to terminate such Ground Lease.

          7.14 As used in this Mortgage, the "Bankruptcy Code" shall mean 11 U.S.C. (S)(S) 101 et seq., as modified and/or recodified from time to time.
                  -- ---
Notwithstanding anything to the contrary contained herein with respect to any Ground Lease:

              (a) The lien of this Mortgage attaches to all of Mortgagor's rights under Subsection 365(h) of the Bankruptcy Code, including without limitation any and all elections to be made thereunder, any and all rights under any Ground Lease which Mortgagor is entitled to retain pursuant to 11 U.S.C. (S) 365(h)(1)(A)(ii) in the event of a rejection under the Bankruptcy Code of such Ground Lease by the landlord thereunder (or any trustee thereof), and any and all rights of offset under or as described in 11 U.S.C. (S) 365(h)(1)(B).

              (b) Mortgagor acknowledges and agrees that, as the Mortgagee under this Mortgage and by operation of 11 U.S.C. (S)365(h)(1)(D), Mortgagee has, and until this Mortgage has been fully released or reconveyed continuously shall have, whether before or after any default under any of the Secured Obligations or the taking of any action to enforce any of Mortgagee's rights and remedies under this Mortgage or any foreclosure sale hereunder, the complete, unfettered and exclusive right, in its sole and absolute discretion, to elect (the "365(h) Election") whether (i) any Ground Lease that has been rejected under the Bankruptcy Code by the landlord thereunder (or any trustee therefor) shall be treated as terminated under 11 U.S.C. (S)365(h)(1)(A)(i), or (ii) the rights under such Ground Lease that are in or appurtenant to the real property, as described in 11 U.S.C.

     (S)365(h)(1)(A)(ii), should be retained pursuant to that subsection. To the extent that, notwithstanding the preceding sentence and 11 U.S.C.
     (S)365(h)(1)(D), Mortgagor now or at any time in the future has any right to make, or to participate in or otherwise in any manner affect the making of, the 365(h) Election with respect to any Ground Lease, Mortgagor hereby absolutely assigns and conveys to Mortgagee any and all such rights, and all of Mortgagor's right, title, and interest therein, which may be used and exercised by Mortgagee completely, exclusively, and without any restriction whatsoever, in Mortgagee's sole and absolute discretion, whether before or after any default upon any of the Secured Obligations, the taking of any action to enforce any of Mortgagee's rights and remedies under this Mortgage, or any foreclosure sale hereunder. Mortgagor hereby unconditionally and irrevocably appoints Mortgagee as its attorney-in-fact (which appointment is coupled with an interest) to exercise Mortgagor's right, if any, to make, or participate in or otherwise in any matter affect the making of, the 365(h) Election with respect to any Ground Lease. Mortgagor shall not in any manner impede or interfere with any action taken by Mortgagee and, at the request of Mortgagee, Mortgagor shall take or join in the taking of any action to make, or participate in or otherwise in any manner affect the making of, the 365(h) Election with respect to any Ground Lease, in such manner as Mortgagee determines in its sole and absolute discretion. Unless and until instructed to do so by Mortgagee (as determined by Mortgagee in its sole and absolute discretion), Mortgagor shall not take any action to make, or participate in or otherwise in any manner affect the making of, the 365(h) Election with respect to any Ground Lease, including in particular, but without limitation, any election to treat any Ground Lease as terminated. Mortgagee shall have no obligation whatsoever to Mortgagor or any other person or entity in connection with the making of the 365(h) Election with respect to any Ground Lease or any instruction by Mortgagee to Mortgagor given, withheld or delayed in respect thereof, nor shall Mortgagee have any liability to Mortgagor or any other person or entity arising from any of the same.

               (c) As security for the Secured Obligations, Mortgagor hereby irrevocably assigns to Mortgagee all of Mortgagor's rights to damages arising from any rejection by any landlord (or any trustee thereof) of any Ground Lease under the Bankruptcy Code. Mortgagee and Mortgagor shall proceed jointly or in the name of Mortgagor in respect of any claim or proceeding relating to the rejection of any Ground Lease, including without limitation the right to file and prosecute any proofs of claim, complaints, motions and other documents in any case in respect of such landlord under the Bankruptcy Code. This assignment shall continue in effect until all of the Secured Obligations have been satisfied in full. Any amounts received by Mortgagee or Mortgagor as damages arising from the rejection of any Ground Lease as aforesaid shall be applied first to all costs reasonably incurred by Mortgagee (including attorneys' fees) in connection with this subsection (c) and then in accordance with other applicable provisions of this Mortgage.

               (d) If, pursuant to the Bankruptcy Code, Mortgagor seeks to offset against the rent reserved in any Ground Lease the amount of any damages caused by the nonperformance of the landlord's obligations after the rejection by the landlord (or any trustee thereof) of such Ground Lease, Mortgagor shall, prior to effecting such offset, notify Mortgagee in writing of its intent to do so, setting forth the amounts proposed to be offset and, in the event that Mortgagee objects, Mortgagor shall not effect any offset of the amounts to which Mortgagee objects. If Mortgagee fails to object within 10 days following receipt of such notice, Mortgagor may offset the amounts set forth in Mortgagor's notice.

               (e) If any legal proceeding is commenced with respect to any Ground Lease in connection with any case under the Bankruptcy Code, Mortgagee and Mortgagor shall cooperatively conduct any such proceeding with counsel reasonably agreed upon between Mortgagor and Mortgagee. Mortgagor shall, upon demand, pay to Mortgagee all costs (including attorneys' fees) reasonably incurred by Mortgagee in connection with any such proceeding.

              (f) Mortgagor shall immediately notify Mortgagee orally upon learning of any filing by or against any landlord of a petition under the Bankruptcy Code. Mortgagor shall thereafter promptly give written notice of such filing to Mortgagee, setting forth any information available to Mortgagor with respect to the date of such filing, the court in which such petition was filed, and the relief sought therein. Mortgagor shall promptly deliver to Mortgagee all notices, pleadings and other documents received by Mortgagor in connection with any such proceeding.

          7.15 The generality of the provisions of this Mortgage shall not be limited by any provision of this Article 7 that sets forth particular
                                         -
obligations of Mortgagor as the tenant under the Ground Leases.

          7.16 Mortgagor hereby represents and warrants to Mortgagee as follows:

              (a)   The Existing Ground Lease is in full force and effect;

              (b) Mortgagor owns the entire tenant's interest under the Existing Ground Lease and has the right under the Existing Ground Lease to execute this Mortgage; and

              (c) No material default on the part of the tenant under the Existing Ground Lease remains uncured, nor has any event occurred which, with the passage of time or service of notice or both, would constitute such a material default.

     8.     Miscellaneous Provisions.
            ------------------------

          8.1    Additional Provisions.  The Loan Documents fully state all of
                 ---------------------
the terms and conditions of the parties' agreement regarding the matters mentioned in or incidental to this Mortgage. The Loan Documents also grant further rights to Mortgagee and contain further agreements and affirmative and negative covenants by Mortgagor which apply to this Mortgage and to the Property.

          8.2    No Waiver or Cure.
                 -----------------

               8.2.1 Each waiver by Mortgagee must be in writing, and no waiver shall be construed as a continuing waiver. No waiver shall be implied from any delay or failure by Mortgagee to take action on account of any default of Mortgagor. Consent by Mortgagee to any act or omission by Mortgagor shall not be construed as a consent to any other or subsequent act or omission or to waive the requirement for Mortgagee's consent to be obtained in any future or other instance.

               8.2.2 If any of the events described below occurs, that event alone shall not: cure or waive any breach, Event of Default or notice of default under this Mortgage or invalidate any act performed pursuant to any such default or notice; or nullify the effect of any notice of default or sale (unless all Secured Obligations then due have been paid and performed and all other defaults under the Loan Documents have been cured); or impair the security of this Mortgage; or prejudice Mortgagee or any receiver in the exercise of any right or remedy afforded any of them under this Mortgage; or be construed as an affirmation by Mortgagee of any tenancy, lease or option, or a subordination of the lien or security interest of this Mortgage.

               (a) Mortgagee, its agent or a receiver takes possession of all or any part of the Property in the manner provided in Section 6.3.3.

               (b) Mortgagee collects and applies Rents as permitted under Sections 2.3 and 6.6 or exercises Mortgagor's right, title and interest under the Leases, either with or without taking possession of all or any part of the Property.

               (c) Mortgagee receives and applies to any Secured Obligation proceeds of any Property, including any proceeds of insurance policies, condemnation awards, or other claims, property or rights assigned to Mortgagee under Section 5.5.

               (d) Mortgagee makes a site visit, observes the Property and/or conducts tests as permitted under Section 5.13.

               (e) Mortgagee receives any sums under this Mortgage or any proceeds of any collateral held for any of the Secured Obligations, and applies them to one or more Secured Obligations.

               (f) Mortgagee or any receiver invokes any right or remedy provided under this Mortgage.

          8.3    Powers of Mortgagee.
                 -------------------

               8.3.1 If Mortgagee performs any act which it is empowered or authorized to perform under this Mortgage, including any act permitted by
Section 5.8 or Section 6.3.4, that act alone shall not release or change the personal liability of any person for the payment and performance of the Secured Obligations then outstanding, or the lien or security interest of this Mortgage on all or the remainder of the Property for full payment and performance of all outstanding Secured Obligations. The liability of the original Mortgagor shall not be released or changed if Mortgagee grants any successor in interest to Mortgagor, or any other Party, any extension of time for payment, or modification of the terms of payment, of any Secured Obligation. Mortgagee shall not be required to comply with any demand by any original Mortgagor that Mortgagee refuse to grant such an extension or modification to, or commence proceedings against, any such successor in interest.

               8.3.2 Mortgagee may take any of the actions permitted under Sections 6.3.2 and/or 6.3.3 regardless of the adequacy of the security for the Secured Obligations, or whether any or all of the Secured Obligations have been declared to be immediately due and payable, or whether notice of default has been given under this Mortgage.

               8.3.3 From time to time, Mortgagee may apply to any court of competent jurisdiction for aid and direction in enforcing the rights and remedies created under this Mortgage. Mortgagee may from time to time obtain orders or decrees directing, confirming or approving acts in and enforcing these rights and remedies.

          8.4    Merger.  No merger shall occur as a result of Mortgagee's
                 ------
acquiring any other estate in or any other lien on or security interest in the Property unless Mortgagee consents to a merger in writing.

          8.5    Applicable Law.  This Mortgage shall be governed by and
                 --------------
construed in accordance with the laws of the State of Michigan.

          8.6    Successors in Interest.  The terms, covenants and conditions of
                 ----------------------
this Mortgage shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties. However, this Section 8.6 does not waive the provisions of Section 6.1.

          8.7    Interpretation.
                 --------------

               8.7.1 Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions of the sections of this Mortgage are for convenience only and do not define or limit any terms or provisions. The word "include(s)" means "include(s), without limitation," and the word "including" means "including, but not limited to."

               8.7.2 The word "obligations" is used in its broadest and most comprehensive sense, and includes all primary, secondary, direct, indirect, fixed and contingent obligations. It further includes all principal, interest, reimbursement and indemnity obligations, prepayment charges, late charges, loan fees and any other fees and charges accruing or assessed at any time, as well as all obligations to perform acts or satisfy conditions.

               8.7.3 No listing of specific instances, items or matters in any way limits the scope or generality of any language of this Mortgage. All Exhibits and/or Schedules attached to this Mortgage are hereby incorporated in this Mortgage.

               8.7.4 Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

          8.8    In-House Counsel Fees.  Whenever Mortgagor is obligated to pay
                 ---------------------
or reimburse Mortgagee for any attorneys' fees, those fees shall include the reasonably allocated costs for services of in-house counsel.

          8.9    Waiver of Marshaling.  To the extent permitted by applicable
                 --------------------
law, Mortgagor waives all rights, legal and equitable, it may now or hereafter have to require marshalling of assets or to require foreclosure sales of assets in a particular order. Each successor and assign of Mortgagor, including any holder of a lien or security interest subordinate to this Mortgage, by acceptance of its interest or lien or security interest, agrees that it shall be bound by the above waiver, as if it had given the waiver itself.

          8.10   Severability.  Any provision in this Mortgage that is held to
                 ------------
be inoperative, unenforceable or invalid as to any party or in any jurisdiction shall, as to that party or jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions or the operation, enforceability or validity of that provision as to any other party or in any other jurisdiction, and to this end the provisions of this Mortgage are declared to be severable.

          8.11   Notices.  The address for Mortgagor set forth below is the
                 -------
mailing address of Mortgagor as debtor under the Michigan Uniform Commercial Code, as amended or recodified from time to time. Mortgagee's address given below is the address for Mortgagee as secured party under the Michigan Uniform Commercial Code, as amended or recodified from time to time.

     Addresses Where
     Notices to Mortgagor
     Are to Be Sent:

                    MGM GRAND DETROIT II, LLC
                    3799 Las Vegas Boulevard South
                    Las Vegas, Nevada  89109
                    Attn:  General Counsel

     Addresses Where
     Notices to Mortgagee
     Are to Be Sent:

                    Bank of America NT&SA
                    Agency Management Services
                    #5596
                    555 South Flower Street
                    11th Floor
                    Los Angeles, California  90017
                    Attn:  Janice Hammond

          8.1    Jury Trial Wavier.  MORTGAGOR AND MORTGAGEE EACH HEREBY
                 -----------------
KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS MORTGAGE, ANY LOAN DOCUMENT OR ANY OF THE OTHER DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE MORTGAGOR'S EXECUTION AND DELIVERY OF THIS MORTGAGE AND FOR THE MORTGAGEE'S ACCEPTANCE OF THIS MORTGAGE AND THE EXTENSION OF CREDIT TO MORTGAGOR.

                [Remainder of this page is intentionally blank]

          IN WITNESS WHEREOF, this Mortgage has been executed as of the date first written above.


Signed in the presence of:            "Mortgagor":

____________________________          MGM GRAND DETROIT II, LLC,
Printed Name: ______________          a Delaware limited liability
                                      company

____________________________
Printed Name: ______________          By:  MGM GRAND DETROIT, LLC,
                                           a Delaware limited
                                           liability company,
                                           Managing Member

                                           By:    __________________
                                           Name:  __________________
                                           Title: __________________

                                ACKNOWLEDGMENTS
                                ---------------

STATE OF NEVADA     )
                    ) ss:
COUNTY OF CLARK     )

          The foregoing instrument was acknowledged before me on March 30, 1999, by _________________, who is ________________ of MGM GRAND DETROIT, LLC, a
Delaware limited liability company, Managing Member of MGM GRAND DETROIT II, LLC, a Delaware limited liability company, on behalf of the company.


                                          ______________________________________
                                          Notary Public, _____ County, _________
                                          My Commission Expires: _______________

DRAFTED BY,
RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:
Sheppard, Mullin, Richter
  & Hampton LLP
333 South Hope Street, 48th Floor
Los Angeles, California  90071
Attn:  Mark L. Nelson, Esq.

                                   EXHIBIT A
                                   ---------
                          (Legal Description of Land)

          EXHIBIT A to MORTGAGE executed as of March 31, 1999, by MGM GRAND DETROIT II, LLC, a Delaware limited liability company, as "Mortgagor", in favor of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association, as Administrative Agent for the Lenders and the Issuing Lender, as "Mortgagee."


                            DESCRIPTION OF PROPERTY
                            -----------------------

          That certain real property located in the County of Wayne, State of Michigan, described below, and all improvements and fixtures thereon, and all appurtenances thereto:

Parcel 1: Part of Lot 4, Detroit Urban Renewal Plat No. 1, according to the recorded Plat thereof, as recorded in Liber 90 of Plats, Pages 85 and 86, Wayne County Records, and being more particularly described as follows: Commencing at the Southeast corner of Lot 4, of said subdivision, said point also being the intersection of the west line of Third Avenue (142 feet wide) with the north line of Abbott Street (60 feet wide); thence South 60 degrees 00 minutes 45 seconds West along said north line; 212.00 feet to the point of beginning; thence North 30 degrees 02 minutes 15 seconds West 382.00 feet; thence South 60 degrees 00 minutes 45 seconds West 349.28 feet to said easterly line of John C. Lodge Freeway; thence South 39 degrees 09 minutes 45 seconds East along the easterly line 42.52 feet; thence South 42 degrees 09 minutes 45 seconds East, along said line, 61.38 feet; thence South 41 degrees 21 minutes 27 seconds East, along said line, 166.12 feet; thence South 44 degrees 47 minutes 30 seconds East, along said line, 121.19 feet to the north line of Abbott Street; thence North 60 degrees 00 minutes 45 seconds East, along said line, 266.17 feet to the point of beginning.

Parcel 2: Part of Lot 4, Detroit Urban Renewal Plat No. 1, according to the recorded Plat thereof, as recorded in Liber 90 of Plats, Pages 85 and 86, Wayne County Records, and being more particularly described as follows: Commencing at the Northwest

                                   Exhibit A
                                   ---------
corner of said Lot 4, said corner being at the intersection of the Southerly right-of-way line of Michigan Avenue (100 feet wide) and the Easterly right-of-way line of John C. Lodge Freeway, as now established; thence along said Southerly right-of-way line of Michigan Avenue, North 89 degrees 57 minutes 55 seconds East, 668.78 feet to the Westerly right-of-way line of Third Avenue (142 feet wide); thence along said Westerly right-of-way line, South 30 degrees 02 minutes 15 seconds East, 46.70 feet to the point of beginning; thence continuing along said Westerly right-of-way, South 30 degrees 02 minutes 15 seconds East,
630.00 feet to the Northerly right-of-way of Abbott Street (60 feet wide); thence along said northerly right-of-way line, South 60 degrees 00 minutes 45 seconds West, 212.00 feet; thence North 30 degrees 02 minutes 15 seconds West,
530.00 feet; thence North 60 degrees 00 minutes 45 seconds East, 212.00 feet to the point of beginning.


Tax Parcel No. 000240 Ward 4 (as to Parcel 1)
Tax Parcel No. 000304-9 Ward 4 (as to Parcel 2)


Address (Parcel 1): 1300 John C. Lodge, City of Detroit, County of Wayne, State of Michigan

                                   Exhibit A
                                   ---------
                                  Page 2 of 2